Exhibit 10.9

EXECUTION COPY

AGREEMENT OF LEASE

between

MAPLE WEST 25TH OWNER, LLC,

Landlord

and

PELOTON INTERACTIVE, INC.,

Tenant

Dated as of November 11, 2015

The Entire Tenth Floor, Entire Eleventh Floor and Entire Penthouse

125 West 25th Street

New York, New York 10001

(aka 119-125 West 25th Street)

**********************************************************************

MAPLE WEST 25TH OWNER, LLC

c/o Normandy Real Estate Partners

53 Maple Avenue

Morristown, New Jersey 07960

i

TABLE OF CONTENTS

CONTINUED

ii

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE, made as of the 11th day of November, 2015 (this “Lease”), made by and between MAPLE WEST 25TH OWNER, LLC, a Delaware limited liability company, having its principal place of business at c/o Normandy Real Estate Partners, 53 Maple Avenue, Morristown, New Jersey 07960 (“Landlord”), and PELOTON INTERACTIVE, INC., a Delaware corporation, having an office at 158 West 27th Street, 4th Floor, New York, New York 10001 (“Tenant”).

REFERENCE PAGE

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)	Premises:	The entire rentable area of the tenth (10th) floor (“the “Tenth Floor Premises”) of the Building, as approximately shown on the floor plan annexed hereto as Schedule A, which Landlord and Tenant conclusively agree, without representation or warranty on the part of Landlord, contains 11,854 rentable square feet (“RSF”); the entire rentable area of the eleventh (11th) floor of the Building (the “Eleventh Floor Premises”), as approximately shown on the floor plan annexed hereto as Schedule B, which Landlord and Tenant conclusively agree, without representation or warranty on the part of Landlord, contains 11,672 RSF; and the entire rentable area of the penthouse level (the “Penthouse Space”) of the Building, as approximately shown hatched on the floor plan annexed hereto as Schedule C, which Landlord and Tenant conclusively agree, without representation or warranty on the part of Landlord, contains 5,368 RSF.

(2)	Commencement Date:	The earlier to occur of (i) the Substantial Completion Date with respect to the Tenth Floor Premises, the Eleventh Floor Premises and the Penthouse Space and (ii) the first date on which Tenant or any Person claiming under or through Tenant first occupies the Tenth Floor Premises, the Eleventh Floor Premises or the Penthouse Space for the conduct of its business.

(3)	Fixed Expiration Date:	The last day of the month in which occurs the date which is ten (10) years and eight (8) months after the Commencement Date.

(4)	Term:	Approximately ten (10) years and eight (8) months, subject to extension pursuant to the terms of Article 42.

(5)	Fixed Rent:	Fixed Rent with respect to the Tenth Floor Premises, the Eleventh Floor Premises and the Penthouse Space shall be payable at the rates set forth on the Fixed Rent Schedule annexed hereto as Schedule D with respect to such space.

(6)	Tenant’s Tax Share:	20.9345%

		For the purposes of determining Tenant’s Tax Share, Landlord and Tenant conclusively agree, without representation or warranty on the part of Landlord, that the Building contains 138,021 RSF.

(7)	Base Tax Factor:	Subject to Article 3, the Taxes payable for the Tax Year commencing on July 1, 2021 and ending on June 30, 2022.

(8)	Permitted Use:	General, executive and administrative offices and any lawful ancillary uses incidentally and directly related thereto.

(9)	Landlord’s Maximum Contribution:	$1,733,640

(10)	Broker(s):	Newmark Grubb Knight Frank and Jones Lang LaSalle.

(11)	Security Deposit:	$2,550,467.81

(12)	Renewal Term:	One term of five (5) years.

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

ARTICLE 1

GLOSSARY

The following terms shall have the meanings indicated below:

“AAA” shall have the meaning set forth in Section 3.5(B).

“ACM” shall have the meaning set forth in Section 9.8.

“ADA” shall have the meaning set forth in Section 9.1.

“Additional Rent” shall have the meaning set forth in Section 2.2.

“Additional Specialty Alterations” shall have the meaning set forth in Section 6.1(C)(2).

“Administrative Code” shall mean the Administrative Code of the City of New York, as amended.

“Aggregate Initial Expansion Space Rent Credit” shall have the meaning set forth in Section 44.1(B)(2).

“Aggregate Rent Credit” shall have the meaning set forth in Section 2.5.

“Alterations” shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises made by Tenant.

“Anticipated Inclusion Date” shall have the meaning set forth in Section 40.2(A).

“Applicable Rate” shall mean the lesser of (x) three percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

“Available” shall have the meaning set forth in Section 40.1(A).

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

“Base Electrical Capacity” shall have the meaning set forth in Section 4.1(A) hereof.

“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate ” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

“Baseball Arbitrator” shall have the meaning set forth in Section 42.2.

“BID Charges” shall have the meaning set forth in Section 3.1(C).

“Building” shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

“Building Department” shall have the meaning set forth in Section 6.1(D)(3).

“Building Insurance” shall have the meaning set forth in Section 12.2.

“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, including, without limitation, the HVAC System, but shall not include installations made by Tenant or fixtures or appliances.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed as holidays (“Holidays”) by the State of New York, the federal government or the labor unions servicing the Building.

“Certificate of Occupancy” shall have the meaning set forth in Section 17.1.

“Class E System” shall have the meaning set forth in Section 7.1.

“Condenser Water Charges” shall have the meaning set forth in Section 28.6.

“Construction Rules and Regulations” shall mean the building rules and regulations for construction work annexed hereto as Schedule G, and such other reasonable modifications and additions to same as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease. If a conflict or inconsistency exists between the Construction Rules and Regulations and the provisions of this Lease, then the provisions of this Lease shall control.

“Consumer Price Index” shall mean the Consumer Price Index for All Urban consumers (CPI-U), all items index, published by the Bureau of Labor Statistics of the United States Department of Labor (or any successor thereto), for New York, NY-Northeastern New Jersey-Long Island, NY-NJ-CT-PA (1982-1984 = 100). If such Consumer Price Index is terminated, a successor or substitute index, appropriately adjusted, shall be reasonably selected by Landlord. If such Consumer Price Index is converted to a different standard reference base or is otherwise revised, the Price Index shall be determined with the use of such conversion factor, formula or conversion table as may be published by the Bureau of Labor Statistics or, if such Bureau shall not publish same, then with the use of such conversion factor, formula or table as may be reasonably selected by Landlord.

“control” shall have the meaning set forth in Section 15.3(C).

“Convenience Stairs” shall have the meaning set forth in Section 28.1(I).

“Currently Hazardous Materials” shall have the meaning set forth in Section 9.7.

“Decorative Alterations” shall have the meaning set forth in Section 6.1(A).

“Deficiency” shall have the meaning set forth in Section 19.2(A)(2).

“Directory” shall have the meaning set forth in Section 31.2 hereof.

“DOF” shall have the meaning set forth in Section 6.5.

“DSBS” shall have the meaning set forth in Section 6.5.

“Economic Terms” shall have the meaning set forth in Section 15.4(A)(12).

“Electricity Additional Rent” shall have the meaning set forth in Section 4.2(A).

“Embargoed Person” shall have the meaning set forth in Section 39.6(A).

“Escalation Rent” shall mean payments required to be made by Tenant pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 18.1.

“Excess Capacity Charge” shall have the meaning set forth in Section 4.1(B).

“Existing Mortgagee” shall have the meaning set forth in Section 10.06.

“Expiration Date” shall mean the Fixed Expiration Date set forth on the Reference Page or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Fair Rental Value” shall mean the rental rate per annum determined at the applicable times set forth in Articles 42 and 43, for vacant space in buildings of comparable quality to the Building and located in the immediate vicinity of the Building for tenants of comparable credit quality and stature leasing space containing rentable square footage comparable to the rentable square footage in the relevant transaction. Fair Rental Value shall include all relevant factors in arriving at a so-called “net rental” to Landlord, whether favorable to Landlord or Tenant.

“FDNY” shall have the meaning set forth in Section 6.1(D)(3).

“First Delivery Date” shall have the meaning set forth in Section 2.1(D).

“First Security Deposit Reduction” shall have the meaning set forth in Section 35.6(A).

“Fitness Center” shall have the meaning set forth in Section 5.3.

“Fixed Rent Step-up Calculation Commencement Date” shall mean the date which is eight (8) months after the Commencement Date.

“Freight Elevator Hours” shall mean 8:00 a.m. to 8: 00 p.m. on Business Days and 9 a.m. to 1:00 p.m. on Saturdays, excluding Holidays.

“Government Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“Hazardous Materials” shall have the meaning set forth in Section 9.2.

“Higher Determination” shall have the meaning set forth in Section 42.2.

“HVAC” shall mean heat, ventilation and air conditioning.

“HVAC System” shall mean the Building Systems providing HVAC, including, without limitation, the HVAC units and other equipment and appurtenances being installed as part of Landlord’s Base Building Work pursuant to Section 38.1(E).

“ICAP” shall have the meaning set forth in Section 6.6.

“ICAP Requirements” shall have the meaning set forth in Section 6.6.

“Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees and agents and the Manager (and the partners, shareholders, officers, directors and employees of Landlord’s agents and of the Manager).

“Initial Alterations” shall have the meaning set forth in Section 44.1(C)(2).

“Initial Expansion Notice” shall have the meaning set forth in Section 44.1(A).

“Initial Expansion Option” shall have the meaning set forth in Section 44.1(A).

“Initial Expansion Space“ shall have the meaning set forth in Section 44.1(A).

“Initial Meeting” shall have the meaning set forth in Section 42.2.

“Issuing Bank” shall have the meaning set forth in Section 35.2.

“Issuing Bank Criteria” shall have the meaning set forth in Section 35.2.

“Land” shall mean the land known by the address of 125 West 25th Street, New York, New York 10001.

“Landlord” on the date as of which this Lease is made, shall mean MAPLE WEST 25TH OWNER, LLC, but thereafter, “Landlord” shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

“Landlord’s Maximum Contribution” shall have the meaning set forth in the Work Agreement.

“Landlord’s Maximum Determination” shall have the meaning set forth in Section 42.2.

“Landlord’s Maximum Offer Determination” shall have the meaning set forth in Section 40.2(A).

“Landlord’s Statement” shall mean a Landlord’s Tax Statement.

“Landlord’s Tax Statement” shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

“Landlord’s Base Building Work” shall have the meaning set forth in Article 38.

“Landlord’s Event Rights” shall have the meaning set forth in Section 41.1.

“Landlord’s Initial Alterations Work” shall have the meaning set forth in the Work Agreement.

“Landlord’s Work” shall mean Landlord’s Base Building Work, together with Landlord’s Initial Alterations Work.

“Late Delivery Termination Notice” shall have the meaning set forth in Section 2.1(E).

“Laws” shall mean all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

“Lease” shall have the meaning set forth in the recital hereto.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Letter of Credit” shall have the meaning set forth in Section 35.2.

“List” shall have the meaning set forth in Section 39.6(A).

“Lower Determination” shall have the meaning set forth in Section 42.2.

“M/WBE” shall have the meaning set forth in Section 6.5.

“Manager” shall mean a contractor under Landlord’s contract for the management of the Building, if any. As of the date of this Lease, the Manager is Normandy Real Estate Partners.

“Maximum Number of Tons” shall have the meaning set forth in Section 28.6.

“Minor Alterations” shall have the meaning set forth in Section 6.1(A).

“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee under or mortgagee or holder of a Mortgage.

“Ninth Floor Premises” shall have the meaning set forth in Section 44.1(A).

“Ninth Floor Premises Commencement Date” shall mean the earlier to occur of (i) the Substantial Completion Date with respect to the Ninth Floor Premises and (ii) the first date on which Tenant or any Person claiming under or through Tenant first occupies the Ninth Floor Premises, for the conduct of its business.

“Non-Renewal Notice” shall have the meaning set forth in Section 35.2(B).

“Notice(s)” shall have the meaning set forth in Section 27.1.

“OFAC” shall have the meaning set forth in Section 39.6(A).

“Offer Notice” shall have the meaning set forth in Section 40.2(A).

“Offer Space” shall have the meaning set forth in Section 40.1(B).

“Offer Space Inclusion Date” shall have the meaning set forth in Section 40.3.

“Offer Space Option” shall have the meaning set forth in Section 40.2(B).

“Operating Hours” shall mean 8:00 a.m. to 8:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays, excluding Holidays.

“Outside Delivery Date” shall have the meaning set forth in Section 2.1(E).

“Overtime Periods” shall mean all periods other than during Operating Hours.

“Parties” shall have the meaning set forth in Section 39.2.

“Partnership Tenant” shall have the meaning set forth in Section 29.1.

“Performance Specifications” shall have the meaning set forth in Section 38.1(B).

“Permitted Transfer” shall have the meaning set forth in Section 15.3(B).

“Permitted Transferees” shall have the meaning set forth in Section 15.3(B).

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

“Prohibited Person” shall have the meaning set forth in Section 39.6(B).

“Punchlist Items” shall have the meaning set forth in Section 2.1(B)(i).

“Real Property” shall mean the Building and the Land.

“Recapture Space” shall have the meaning set forth in Section 15.4(B).

“Recapture Sublease” shall have the meaning set forth in Section 15.4(C).

“Recapture Subtenant” shall have the meaning set forth in Section 15.4(C).

“Removal Budget” shall have the meaning set forth in Section 6.1(C)(2).

“Removal Costs” shall have the meaning set forth in Section 6.1(C)(2).

“Renewal Notice” shall have the meaning set forth in Section 42.1(A).

“Renewal Option” shall have the meaning set forth in Section 42.1(A).

“Renewal Term” shall have the meaning set forth in Section 42.1(A).

“Rental” shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean (i) all Laws, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease listed on Schedule P annexed hereto and made a part hereof, and (iii) all commercially reasonable requirements, obligations and conditions imposed by the carrier of Landlord’s or Tenant’s commercial property insurance policy for the Building.

“RSF” shall mean rentable square feet.

“Rules and Regulations” shall mean the rules and regulations annexed hereto as Schedule G, and such other reasonable modifications and additions to same as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease. The parties agree that all rules and regulations that are designed for the safety or security of occupants of the Building, property in the Building, or the Building itself, shall have a presumption that they are reasonable. If a conflict or inconsistency exists between the Rules and Regulations and the provisions of this Lease, then the provisions of this Lease shall control.

“Special Occupant” shall have the meaning set forth in Section 15.8(A).

“Specialty Alterations” shall mean any and all (i) vaults and safes, (ii) cooking kitchens (as opposed to pantries), (iii) stone flooring, subflooring structures (such as for floor reinforcement) and raised flooring systems, (iv) structural reinforcements, (v) auditoria, (vi) dumbwaiters, (vii) conveyors, (viii) mainframe computer centers, (ix) slab penetrations and floor openings, excluding a reasonable number of penetrations and openings for wiring and conduit of less than four (4) inches in diameter, (x) intentionally omitted, (xi) high-density files and high-density bookshelves, (xii) fish tanks, (xiii) back up energy supply systems, generators and fuel tanks, fuel lines and all equipment related to any back-up energy supply system, (xiv) internal staircases, (xv) private or executive lavatories, (xvi) shower facilities, (xvii) medical facilities, (xviii) Alterations located outside of the Premises (including, without limitation, Alterations to the Terrace), (xix) elevators or lifts, and, (xx) if required by Requirements to be removed upon the Fixed Expiration Date or earlier termination of this Lease, all wiring and cabling installed by or on behalf of Tenant.

“Stated Commencement Date” shall have the meaning set forth in Section 2.1(B).

“Subject to CPI Adjustment”, with reference to a specified amount, means the specified amount, multiplied by a fraction, the numerator of which shall be the Consumer Price Index for the calendar month preceding the date on which such amount is to be adjusted under the provision in question, and the denominator of which is the Consumer Price Index in effect on the date of this Lease.

“Sublease Additional Rent” shall have the meaning set forth in Section 15.5.

“Sublease or Assignment Statement” shall have the meaning set forth in Section 15.4(B).

“Substantially Completed” or “Substantial Completion” shall, whenever used in this Lease with respect to Landlord’s Work, be deemed to mean that stage of the progress of Landlord’s Work at which all of Landlord’s Work, other than Punchlist Items, has been substantially completed in accordance with the plans and specifications therefor and applicable Requirements and as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Article 28 hereof, and (b) access to the Premises, free of construction liens, to commence the conduct of Tenant’s business without unreasonable interference by reason of the need to complete Punchlist Items.

“Substantial Completion Date” shall mean the date that Landlord’s Work shall be Substantially Completed.

“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

“Supplemental A/C Units” shall have the meaning set forth in Section 28.6.

“Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

“Taxes” shall have the meaning set forth in Section 3.1(B).

“Telecommunications Closets” shall have the meaning set forth in Section 28.1(J).

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

“Tenant Delay” shall mean any actual delay that Landlord may encounter in the performance of Landlord’s obligations under this Lease by reason of (i) any intentional act, negligence or omission (where there is a duty to act) of any nature of Tenant or Tenant’s agents, employees, contractors, architects, space designers, subcontractors or invitees, including, without limitation, (1) delay from or by the New York City Department of Buildings or other like governmental agencies due to any Alteration or work requested by Tenant or special permits or licenses required by Tenant in connection therewith (except to the extent any such delay is caused by acts of Landlord or its agents), (2) delays due to changes in or additions to any work

(including, but not limited to, Landlord’s Work) requested by Tenant after Landlord’s approval of Final Plans, (3) Tenant’s failure to timely submit information or to timely give authorizations or approvals required to be given by Tenant within the time periods required hereunder or in the Work Agreement or delays resulting from the fact that, under good construction practice, portions of Landlord’s Work or approved Additional Work must be scheduled after the completion of certain items of Tenant’s Installations (as defined in the Work Agreement), and/or (4) delays caused by a material breach of this Lease by Tenant or Persons Within Tenant’s Control, or the willful misconduct or negligence of Tenant or Persons Within Tenant’s Control, (ii) postponement of any item of Landlord’s Work at the request of Tenant, (iii) Tenant’s interference with the performance of Landlord’s Work in connection with Tenant’s entry into the Premises pursuant to the Work Agreement, (iv) Tenant’s request for materials or products in Landlord’s Work or Additional Work which must be specially fabricated to order or are not readily available for delivery, (v) Tenant’s requests for or the performance of Additional Work or Tenant’s failure to timely approve and/or pay the Excess Additional Work Cost (as defined in the Work Agreement) as set forth in Paragraph B of Article II of the Work Agreement, (vi) a delay set forth in clauses (w) through (z) in Paragraph B of Article I of the Work Agreement or set forth in the last sentence of Paragraph A of Article II of the Work Agreement. For the avoidance of doubt, the term “Tenant Delay” shall include any delay which is expressly stated in this Lease or in the Work Agreement to be a Tenant Delay. In order to claim that a Tenant Delay has occurred, Landlord shall promptly notify Tenant after Landlord has actual knowledge of a Tenant Delay and state in reasonable detail the basis of such Tenant Delay. Any such period of Tenant Delay shall not exceed the time period Landlord was actually delayed as a result of such Tenant Delay and any simultaneous Tenant Delays shall be deemed to run concurrently and not consecutively and shall not be “double” counted.

“Tenant Improvement Allowance” shall have the meaning set forth in Section 44.1(C)(2).

“Tenant’s Additional Specialty Alterations Notice” shall have the meaning set forth in Section 6.1(C)(3).

“Tenant’s BID Payment” shall have the meaning set forth in Section 3.2(A)(I).

“Tenant’s Initial Tax Payment” shall have the meaning set forth in Section 3.2(A)(II).

“Tenant’s Minimum Determination” shall have the meaning set forth in Section 42.2.

“Tenant’s Minimum Offer Determination” shall have the meaning set forth in Section 40.2(B).

“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

“Tenant’s Punchlist” shall have the meaning set forth in Section 2.1(B)(i).

“Tenant’s Tax Payment” shall have the meaning set forth in Section 3.2(B).

“Tenant’s Telecom Provider” shall have the meaning set forth in Section 28.1(J).

“Term Sheet” shall have the meaning set forth in Section 15.4(B).

“TIA Election” shall have the meaning set forth in Section 44.1(C).

“Umbrella” shall have the meaning set forth in Section 12.4(A).

“Unavoidable Delays” shall have the meaning set forth in Section 26.1.

“Work Agreement” shall have the meaning set forth in Section 38.2.

ARTICLE 2

DEMISE, PREMISES, TERM, RENT

Section 2.1. (A) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.

(B) Landlord shall give Tenant five (5) Business Days’ notice of the date on which Landlord’s Work is expected to be Substantially Completed (such date, the “Stated Commencement Date”). Within fifteen (15) days after Landlord’s Work shall have been Substantially Completed, Tenant shall deliver to Landlord a punchlist (“Tenant’s Punchlist”) of Punchlist Items. For purposes of this Lease, “Punchlist Items” shall mean minor details of construction, decoration and mechanical adjustments that remain incomplete, the non-completion of which do not, either individually or in the aggregate, interfere in any material respect with Tenant’s ability to conduct its business on the Premises. Landlord shall diligently complete the Punchlist Items within a reasonable amount of time (but in no event more than thirty (30) days, other than with respect to long lead-time items specified by Landlord at the time such Punchlist Items are identified) following delivery of Tenant’s Punchlist.

(C) Landlord shall submit to Tenant a written agreement, substantially in the form annexed as Schedule E, confirming the Commencement Date and the Fixed Expiration Date fixed in accordance with the provisions of this Lease, and Tenant shall execute such agreement and return it to Landlord within five (5) Business Days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the dates specified therein for the Premises fixed in accordance with the provisions of this Lease as aforesaid. Any dispute as to whether and when Substantial Completion has occurred shall be resolved by expedited arbitration in accordance with Article 43 of this Lease.

(D) In the event the Commencement Date does not occur by August 30, 2016 (the “First Delivery Date”), subject to extension by reasons of Unavoidable Delays or Tenant Delays, Tenant, as its sole and exclusive remedy therefor, shall receive liquidated damages in the amount of one (1) day of Fixed Rent for each day that the Commencement Date does not occur beyond the First Delivery Date (as the same may have been extended), until the Commencement Date shall occur, to be applied as a credit against the initial payments of Fixed Rent due hereunder.

(E) In the event the Commencement Date does not occur by March 1, 2017 (the “Outside Delivery Date”), subject to extension by reason of Unavoidable Delays or Tenant Delays, provided that any adjournment on account of Unavoidable Delays shall not exceed ninety (90) days in the aggregate, then Tenant shall have the right, but not the obligation, as Tenant’s sole and exclusive remedy for such delay in the occurrence of the Commencement Date (in lieu of Tenant’s receipt of any liquidated damages in accordance with Section 2.1(D) above), to terminate this Lease on thirty (30) days written notice (a “Late Delivery Termination Notice”) given to Landlord within the twenty (20) day period immediately following the Outside Delivery Date (but prior to the occurrence of the Commencement Date), with time being of the essence with respect to Tenant’s exercise of such termination right. If Tenant shall timely give a Late Delivery Termination Notice in accordance with this Section 2.1(E), this Lease shall terminate effective as of the thirtieth (30th) day after the date such notice is given by Tenant, as if such termination date were the Fixed Expiration Date; provided, however, that if the Commencement Date shall occur prior to such thirtieth (30th) day after the giving of the Late Delivery Termination Notice, then Tenant’s exercise of such right to terminate this Lease shall be null and void, and this Lease shall continue in full force and effect as if the Late Delivery Termination Notice had not been given. For the avoidance of doubt, if the Commencement Date shall occur prior to such thirtieth (30th) day after the giving of the Late Delivery Termination Notice and this Lease shall continue in full force and effect, then Tenant shall be entitled to receive the liquidated damages accrued in accordance with Section 2.1(D) above.

Section 2.2. Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to the Landlord’s order on a bank or trust company which is a member of the Clearinghouse Association at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

(A) commencing upon the Commencement Date, the Fixed Rent, at the annual fixed rental rates set forth in the Reference Page, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first (1st) monthly installment of Fixed Rent for the Premises shall be payable by Tenant upon the execution of this Lease; and

(B) commencing upon the Commencement Date, additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

Section 2.3. If the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

Section 2.4. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in this Lease.

Section 2.5. Notwithstanding anything to the contrary set forth herein, provided that no Event of Default shall have occurred and then be continuing, Tenant shall receive an aggregate rent credit (i) in the amount of $565,040.67 (the “Aggregate Tenth Floor Premises Rent Credit”), to be applied in eight (8) equal installments of $70,630.08 against the amounts of Fixed Rent due hereunder with respect to the Tenth Floor Premises for the first eight (8) months of the Term; (ii) in the amount of $556,365.36 (the “Aggregate Eleventh Floor Premises Rent Credit”), to be applied in eight (8) equal installments of $69,545.67 against the amounts of Fixed Rent due hereunder with respect to the Eleventh Floor Premises for the first eight (8) months of the Term; and (iii) in the amount of $293,450.64 (the “Aggregate Penthouse Space Rent Credit”), to be applied in eight (8) equal installments of $36,681.33 against the amounts of Fixed Rent due hereunder with respect to the Penthouse Space for the first eight (8) months of the Term. The Aggregate Tenth Floor Premises Rent Credit, the Aggregate Eleventh Floor Premises Rent Credit and the Aggregate Penthouse Space Rent Credit are in this Lease collectively referred to as the “Aggregate Rent Credit.” If, however, this Lease shall terminate due to an Event of Default by Tenant hereunder or if this Lease shall be rejected in the case of a bankruptcy, the Aggregate Rent Credit shall be immediately due and payable to Landlord. Notwithstanding anything to the contrary provided herein, in the event that Tenant’s right to the Aggregate Rent Credit shall be suspended during any period in which an Event of Default is continuing, immediately following Tenant’s cure of such Event of Default, any portion of the Aggregate Rent Credit not so taken by reason of such Event of Default shall be applied to the next installment(s) of Fixed Rent then due hereunder.

Section 2.6. Except as expressly set forth in the Work Agreement, Tenant shall have no right to access the Premises prior to the Commencement Date. Any access by Tenant to the Premises prior to the Commencement Date shall be subject to the terms and conditions set forth in the Work Agreement.

ARTICLE 3

ESCALATION

Section 3.1. For the purposes of this Article 3, the following terms shall have the meanings set forth below:

(A) “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property (except that Taxes shall not include such fee, tax or charge to the extent that Landlord leases or licenses such vaults or vault spaces to a third party), and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building, other than BID Charges (as hereinafter defined); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property. If any such real estate taxes or assessments are payable in installments without interest, premium or penalty, then Landlord shall include in Taxes for any particular Tax Year only the installment of such real estate taxes or assessments that the applicable Governmental Authority requires Landlord to pay during such Tax Year, provided that Landlord has previously paid such amount or will pay such amount during such Tax Year. With respect to any Tax Year, all expenses, including customary attorneys’ fees and disbursements and experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, (x) Taxes shall not be deemed to include any penalties or interest that the applicable Governmental Authority imposes for the late payment of such real estate taxes or assessments, or (a) any taxes on Landlord’s income, (b) franchise taxes, (c) estate or inheritance taxes, capital stock, excise, excess profits, gift, payroll or stamp taxes imposed on Landlord, (d) any transfer taxes or mortgage taxes that are imposed on Landlord in connection with the conveyance of any interest in the Real Property or granting or recording a mortgage lien thereon, or (e) any similar taxes imposed on Landlord, except to the extent such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes and (y) Taxes shall be calculated without giving effect to any tax exemption, abatement or deferral program or reduction which the Real Property or any portion thereof may now or hereafter receive pursuant to any governmental incentive program (including, without limitation, the ICAP) to the extent, and for the duration of, such exemption, abatement or deferral program or reduction.

(B) “BID Charges” shall mean any business improvement district charges imposed on the Building and/or the Land, and any expenses incurred by Landlord in contesting the same.

Section 3.2. Tenant’s Tax Payment.

(A) Tenant shall pay as Escalation Rent for each Tax Year, (I) commencing on the first anniversary of the Commencement Date, an amount (“Tenant’s BID Payment”) equal to Tenant’s Tax Share of the BID Charges for the applicable Tax Year; and (II) commencing on July 1, 2017, an amount (“Tenant’s Initial Tax Payment”) equal to (a) $21,670.50 (or $0.75 per RSF of the Premises) for the 2017/2018 Tax Year; (b) $43,341.00 (or $1.50 per RSF of the Premises) for the 2018/2019 Tax Year; (c) $65,011.50 for the 2019/2020 Tax Year (or $2.25 per RSF of the Premises); (d) $86,682.00 (or $3.00 per RSF of the Premises) for the 2020/2021 Tax Year; and (e) $108,352.50 (or $3.75 per RSF of the Premises) for the 2021/2022 Tax Year.

(B) Commencing on July 1, 2022, Tenant shall pay as Escalation Rent for each Tax Year throughout the remainder of the Term, an amount (“Tenant’s Tax Payment”) equal to the sum of (I) Tenant’s BID Payment for the applicable Tax Year; (II) Tenant’s Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor, and (III) Tenant’s Initial Tax Payment of $108,352.50. Tenant’s Tax Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2), the first of which shall be due within twenty (20) days after receipt of a Landlord’s Tax Statement, regardless of whether such Landlord’s Tax Statement is received prior to, on or after the first day of such Tax Year (but subject to Section 3.4), and the remaining installments shall be due on the first day of each month thereafter. If there is any increase in Taxes or any increase in BID Charges for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes or in BID Charges for any Tax Year during such Tax Year, Landlord shall furnish a revised Landlord’s Tax Statement for any Tax Year affected, and Tenant’s Tax Payment for such Tax Year shall be adjusted and, (a) within twenty (20) days after Tenant’s receipt of such revised Landlord’s Tax Statement, Tenant shall (with respect to any increase in Taxes and/or BID Charges for such Tax Year) pay the appropriate increase in Tenant’s Tax Payment to Landlord, or (b) (with respect to any decrease in Taxes and/or BID Charges for such Tax Year) Landlord shall, at its election, either credit such decrease in Tenant’s Tax Payment against the next installment(s) of Rental payable by Tenant or refund the amount of such decrease within thirty (30) days after Landlord’s receipt of any refund by check to the order of Tenant, or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any decrease in Taxes and/or BID Charges due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Landlord’s receipt of any refund. If, during the Term, Taxes or BID Charges are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant’s Tax Payments shall be correspondingly accelerated or revised so that Tenant’s Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes or BID Charges shall accrue solely to the benefit of Landlord and Taxes and BID Charges shall be computed without subtracting such discount. The provisions of this Section 3.2(B) shall survive the Expiration Date.

(C) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes or BID Charges. If, after a Landlord’s Tax Statement has been sent to Tenant, a refund of Taxes or BID Charges is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord’s Tax Statement adjusting the Taxes and BID Charges for such Tax Year (taking into account Landlord’s expenses therefor to the extent not already reflected in the calculation of Taxes) and setting forth Tenant’s Tax Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Rental payable by Tenant or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any refund due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Landlord’s receipt of any refund; provided, however, that Tenant’s Tax Share of such refund shall be limited to the amount of Tenant’s Tax Payment or Tenant’s BID Payment, as applicable, which Tenant had theretofore paid to Landlord attributable to increases in Taxes or BID Charges for the Tax Year to which the refund is applicable.

(D) Tenant’s Tax Payment and Tenant’s BID Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(E) Tenant shall pay to Landlord within twenty (20) days after demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

(F) Each Landlord’s Tax Statement furnished by Landlord with respect to Tenant’s Tax Payment and Tenant’s BID Payment shall, at Tenant’s request, be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord’s failure to deliver such copy shall not affect Tenant’s obligations as to amount or due date(s) thereof.

(G) If the Base Tax Factor subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any Additional Rent payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected or reduced. Until the Base Tax Factor is so adjusted, corrected or reduced, if ever, Tenant shall pay Additional Rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax Factor and upon such adjustment, correction or reduction occurring, any Additional Rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any Escalation Rent found due by such re-computation within twenty (20) days after being billed therefor.

(H) If the Commencement Date or the Expiration Date occurs on a date other than July 1 or June 30, respectively, any Tenant’s Tax Payment and Tenant’s BID Payment under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within twenty (20) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.

Section 3.3. Landlord’s failure to render any Landlord’s Statement with respect to any Tax Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Tax Year. Notwithstanding the foregoing, Landlord shall not have the right to render a Landlord’s Statement for a particular Tax Year unless Landlord gives to Tenant a Landlord’s Statement for such Tax Year within three (3) years after the later of (i) the last day of such Tax Year and (ii) the date on which any contest of Taxes with respect to such Tax Year is finally determined or settled with the applicable taxing authority.

Section 3.4. Any Landlord’s Statement sent to Tenant shall be conclusively binding upon Tenant unless, within one hundred eighty (180) days after such Landlord’s Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord’s Statement and specifying, to the extent reasonably practicable, the respects in which such Landlord’s Statement is disputed.

ARTICLE 4

ELECTRICITY

Section 4.1.

(A) Landlord shall provide throughout the term of this Lease a demand electrical load of six (6) watts per rentable square foot (exclusive of the electricity to operate the Building Systems, but inclusive of all electricity utilized by any supplemental air-conditioning equipment serving the Premises) to be furnished to the Premises (the “Base Electrical Capacity”), and in no event shall the electrical load in the Premises exceed the Base Electrical Capacity. Tenant shall have the right to redistribute the Base Electrical Capacity within the Premises as Tenant shall deem appropriate, subject to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed), pursuant to the terms of this Lease (including, without limitation, Article 6), and provided that Tenant shall have the obligation to restore such electrical capacity of the Premises to its condition prior to such distribution on or prior to the Expiration Date. Notwithstanding the foregoing, Landlord shall not be liable in any way to Tenant for any interruption or failure or defect in the supply or character of electric service furnished to the Premises or for any loss, damage or expense Tenant may sustain if either the quantity or character of electric service is changed or is no longer suitable for Tenant’s requirements, by reason of any requirement, act or omission of the public utility serving the Building.

(B) Subject to the terms of this Section 4.1(B), Tenant, from time to time, shall have the right to request that Landlord increase the Base Electrical Capacity set forth in Section 4.1(A) hereof by making available to Tenant excess electrical capacity that is then available in the Building (such availability to be determined in Landlord’s discretion giving due consideration to the then current and future needs of the Building) to the extent such excess capacity exists (and is not reserved for other tenants or occupants of the Building) and Tenant has a bona-fide need for such additional electrical capacity evidenced by a load letter provided by a reputable independent third party electrical engineer reasonably satisfactory to Landlord. If Landlord shall make such excess capacity available to Tenant, (i) Landlord shall perform any work that is required in connection with any such increase in electrical capacity at Tenant’s expense and (ii) Tenant shall pay to Landlord, as Electricity Additional Rent, in addition to the Electricity Additional Rent provided for in Section 4.2(A) of this Lease, a one-time fee equal to the Landlord’s then Excess Capacity Charge for each kilowatt of excess capacity so made available to Tenant. As of the date of this Lease, Landlord’s “Excess Capacity Charge” is equal to $300 per kilowatt, Subject to CPI Adjustment on each anniversary of the Commencement Date.

Section 4.2. (A) Landlord, as part of Landlord’s Base Building Work, shall provide a bus duct, new switch and main electric distribution panels in the electrical closet to be located on each floor of the Premises and as otherwise shown on the Plans and Specifications listed on Schedule R. As of the Commencement Date, electricity shall be furnished by Landlord to 120/208V, 175 amp main electrical distribution panels located on each of the tenth floor and the eleventh floor of the Premises, and to a 120/208V, 200 amp main electrical distribution panel located on the penthouse floor of the Premises. Tenant shall pay to Landlord, as Additional Rent for such electrical service (including any electricity used to service any supplemental air-conditioning unit(s) providing air-conditioning exclusively to the Premises and any Building Systems serving the Premises, including, without limitation, the HVAC units provided by Landlord to cool the Premises), one hundred five percent (105%) of the amounts (the “Electricity Additional Rent”), as determined by an existing submeter or submeter(s) which shall be installed by Landlord, as part of Landlord’s Base Building Work (which submeter(s) shall be maintained, repaired and replaced by Tenant, at Tenant’s expense), at the same charges and rates per kilowatt hour that Landlord pays for electricity, as set from time to time during the Term by the public utility serving the Building, applied to the monthly readings on such submeter(s) totalized electronically (at Landlord’s expense) so as to represent the coincidental demand for the Premises as if measured via a single demand meter. The location and type of submeter(s) to be installed by Tenant in replacement of any existing submeter(s) serving the Premises shall be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld).

(B) Bills for the Electricity Additional Rent shall be rendered to Tenant monthly within thirty (30) days of the end of the period covered by such bills, and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after the rendering of such bill. At Tenant’s request, Landlord shall send Tenant with respect to any bill for Electricity Additional Rent a summary of the meter readings for each of Tenant’s submeters and the applicable utility bill for the portion of the Building of which the Premises is a part. Tenant and its representatives shall have access, from time to time, to the submeters measuring consumption in the Premises on reasonably prior notice to Landlord for the purpose of verifying Landlord’s submeter readings. As of the Commencement Date, Landlord shall provide online access for Tenant to monitor Tenant’s electrical consumption in the Premises. Tenant shall not have the right to object to Landlord’s calculation of the Electricity Additional Rent unless Tenant gives Landlord notice of any such objection on or prior to the one hundred eightieth (180th) day after the date that Landlord gives Tenant the applicable invoice for the Electricity Additional Rent. If Tenant gives Landlord a notice objecting to Landlord’s calculation of the Electricity Additional Rent, as aforesaid, then Tenant shall have the right to review Landlord’s submeter readings and Landlord’s calculation of the Electricity Additional Rent, at Landlord’s offices or, at Landlord’s option, at the offices of Landlord’s managing agent, in either case at reasonable times and on reasonable advance notice to Landlord. Either party shall have the right to submit a dispute regarding the Electricity Additional Rent to expedited arbitration in accordance with Article 43 of this Lease.

(C) Wherever reference is made in this Article to rate(s) or charge(s) of the public utility supplying electricity to the Building or to increases in such rates or charges, the words rates or charges shall be deemed to include without limitation, any and all (including any new or additional): (i) kilowatt hours or energy charge; (ii) kilowatts of demand charge; (iii) fuel adjustment charge; (iv) transfer adjustment charge; (v) utility tax; (vi) sales tax, and (vii) any and all other charges and taxes required to be paid by Landlord to the utility company.

(D) If at any time during the Term any of the submeter(s) serving the Premises are not in working order, then until the repair of such submeter(s) Tenant shall pay for electrical consumption for such portion of the Premises at a rate based on the average amounts incurred as Electricity Additional Rent for the remainder of the Premises, or if not available, based on Tenant’s prior usage and demand, in each case as reasonably estimated by Landlord.

(E) If Tenant occupies the Premises or any portion thereof for the conduct of its business or otherwise prior to the installation of the submeter(s) serving the Premises, then until the installation of such submeter(s), Tenant shall pay $2.50 per RSF so occupied per annum, which amount shall be prorated if the period of such occupancy prior to the installation of such submeter(s) involves a portion of a year. Such rates may be increased by an amount equal to any increase in the cost of electricity furnished to the Building.

Section 4.3. Tenant covenants and agrees that its use of electric current in the Premises shall never exceed the demand load specified in this Section 4.1. Tenant agrees not to connect any electrical equipment to the Building’s electric distribution system, other than lamps, personal computers, typewriters, copiers and other typical office machines which consume comparable amounts of electricity, without Landlord’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

Section 4.4. Landlord reserves the right to terminate the furnishing of electricity to the Premises upon sixty (60) days’ notice to Tenant in which event Tenant may make application directly to the public utility and/or other provider then serving the Building for Tenant’s separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purpose, to the extent available and safely capable, but only to the extent of Tenant’s authorized demand load as set forth in Section 4.1. Notwithstanding the foregoing, Landlord shall not cease furnishing electricity to the Premises until Tenant has procured electric service to the Premises on a direct-metered basis from the public utility or other provider then serving the Building, provided that Tenant shall use diligent efforts to do so from and after the receipt of Landlord’s notice. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility and/or other provider shall be installed at Tenant’s sole cost and expense, provided that Landlord shall reimburse Tenant for the cost and expense of such installations in the event Landlord voluntarily ceases furnishing electricity to the Premises (other than to the extent required by applicable Requirements). Landlord, upon the expiration of the aforesaid sixty (60) days’ notice to Tenant, subject to the foregoing, may discontinue furnishing electric current to the Premises, but this Lease shall otherwise remain in full force and effect. If Landlord shall discontinue furnishing electricity as provided herein, then commencing on the date when Tenant receives such direct service (and as long as Tenant shall continue to receive such direct electric service), Tenant shall not be required to pay the Electricity Additional Rent which was payable immediately prior to such discontinuance of electricity.

Section 4.5. Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including the Premises), and Tenant shall not have the right to select the same or participate in the selection of the same, except to the extent that any Requirement mandates that Tenant have any such right(s).

Section 4.6. Tenant shall conduct routine maintenance on lighting fixtures, supplementary air conditioning and appliances in order to maintain maximum energy efficiency. To that end, Tenant shall ensure that energy-efficient settings are enabled on all computers and other equipment to the maximum extent feasible and shall turn off equipment at the power point during periods when it is expected that same will not be in use, such as during holidays, weekends and vacations. Tenant shall arrange and require its employees working in the Premises to participate in any annual training regarding energy savings. Tenant shall cooperate with Landlord in conducting energy savings audits and shall participate in any Landlord-sponsored training programs regarding energy savings.

ARTICLE 5

USE AND OCCUPANCY

Section 5.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.

Section 5.2. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except for the preparation, dispensing and consumption of food and beverages by Tenant’s employees who work in the Premises and by business invitees at meetings and events held in the ordinary course of Tenant’s business and in accordance with the terms of this Lease), (6) for any retail use, (7) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (8) as a barber shop, beauty salon or manicure shop, (9) for the operation of a dry-cleaning business, (10) for operation of a gasoline station, automobile service or maintenance facility or carwash, (11) for product display activities (such as those of a manufacturer’s representative), except that Tenant may use a portion of the Premises for a product display area for the sole use of its employees (but, for the avoidance of doubt, not for the sale of such products), (12) as offices of any public utility company, (13) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (14) for health care activities, (15) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (16) as reservation centers for airlines or travel agencies, (17) for any manufacturing use, (18) as studios for radio, television or other media, (19) for offices of a real estate brokerage firm, (20) by any not-for-profit or religious institution or entity, (21) for the operation of any business that, in the ordinary course of operation, would be likely to result in the release of Hazardous Materials, (22) for the operation of a cabaret, dance hall or similar venue, or (23) for the sale or display of obscene or pornographic material, the conduct of obscene, nude or semi-nude live performances, or similar purposes. For purposes of the preceding clause (23), “pornographic” shall mean that the material or purpose has prurient appeal or relates, directly or indirectly, to lewd or prurient sexual activity and “obscene” shall have the meaning ascribed thereto in New York Penal Law Section 235.00. Furthermore, the Premises shall not be used for any purpose that would, in Landlord’s reasonable judgment, tend to lower the first-class character of the Building, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building (other than to a de minimis extent), interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.

Section 5.3. Notwithstanding anything to the contrary provided in this Lease, Landlord hereby acknowledges that Tenant may construct in a portion of the Penthouse Space not to exceed one thousand (1,000) usable square feet a fitness center, including showers and locker rooms for users thereof and gym flooring (the “Fitness Center”) for use by Tenant’s personnel and business invitees in the ordinary course of Tenant’s business and in accordance with the terms of this Lease, provided that Tenant shall comply with all of the applicable provisions of this Lease in installing and maintaining the Fitness Center, including, without limitation, Article 6 and Article 9 hereof, as well Landlord’s reasonable requirements in the construction and maintenance of the Fitness Center which shall include, without limitation, subject to Landlord’s approval of plans and specifications therefor in accordance with Article 6 of this Lease, the installation of a waterproof membrane under any portion of the Fitness Center used for showers, reinforced floors (if necessary in Landlord’s determination) and noise-dampening installations (if necessary, in Landlord’s determination) so as to limit the water, noise and vibrations emanating from the Fitness Center.

ARTICLE 6

ALTERATIONS

Section 6.1.

(A) Tenant, upon at least ten (10) days written notice to Landlord, but without obtaining Landlord’s consent, may make Alterations within the Premises which do not require a building permit and are purely decorative in nature, such as painting, carpeting, wall covering, and the like (such Alterations, hereinafter “Decorative Alterations”) and other Alterations not of the type described in clauses (1) through (5) of the following sentence that cost in the aggregate less than $150,000 in any twelve (12) month period and do not require a building permit (“Minor Alterations”). Tenant shall not make or permit to be made any other Alterations without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided that (1) the outside appearance of the Building shall not be affected; (2) the strength of the Building shall not be affected; (3) the structural parts of the Building shall not be affected; (4) except as otherwise expressly provided in this Lease, no part of the Building outside of the Premises shall be affected; and (5) the proper functioning of the Building Systems shall not be adversely affected and the use of such systems by Tenant shall not be increased beyond Tenant’s allocable portion of reserve capacity thereof, if any. Reference is made to the Construction Rules and Regulations annexed to this Lease as Schedule F and incorporated herein by reference. Any dispute between the parties as to whether Landlord’s withholding or delay of its consent to a proposed Alteration is reasonable shall be resolved by expedited arbitration in accordance with Article 43 of this Lease.

(B) (1) Prior to making any Alterations, Tenant shall, at Tenant’s expense, (i) other than with respect to Decorative Alterations and Minor Alterations, submit to Landlord three (3) sets of blue lines of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Laws for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications in accordance with subsection (2) below, (ii) at Tenant’s expense, obtain all permits, approvals and certificates required by any Government Authorities, and (iii) furnish to Landlord certificates evidencing worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, and as otherwise specified in Schedule H annexed to this Lease, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Within thirty (30) days after completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations, in AutoCad, Release 14 format, on CD Rom, or such other format as shall from time to time be reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall submit Tenant’s plans and specifications to applicable Government Authorities in such format as may be required by such Government Authorities. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Laws and the Construction Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, except for Decorative Alterations and Landlord’s Initial Alterations Work, (x) any Alteration to be performed by or on behalf of a party other than the original named Tenant or a permitted successor for which the cost of labor and materials (as reasonably estimated by Landlord’s architect, engineer or contractor) is in excess of Seventy Five Thousand ($75,000.00) Dollars, either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall not be undertaken prior to Tenant’s delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord, and (y) all Alterations shall be performed only under the supervision of a licensed architect reasonably satisfactory to Landlord.

(2) Landlord shall respond to the proposed plans and specifications referred to in Section 6.1(B)(1)(i) within fifteen (15) Business Days after submission (and within ten (10) Business Days after any resubmission), but Landlord shall have no liability to Tenant by reason of Landlord’s failure to respond within such time period. In the event that Landlord fails to respond within the foregoing time period, and Tenant thereafter provides Landlord with a second notice of its proposed plans and specifications (provided such notice shall be delivered in writing in accordance with Article 27 and state in eighteen-point bold, capital letters the following: “IF LANDLORD DOES NOT RESPOND TO THIS REQUEST FOR APPROVAL WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S APPROVAL OF THE PLANS AND SPECIFICATIONS SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 6.1(B)(2) OF THE LEASE.”), and Landlord fails to respond to such second notice within five (5) Business Days of Landlord’s receipt thereof, Landlord shall be deemed to have approved the proposed plans and specifications in connection with such Alteration. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Laws or otherwise.

(3) Notwithstanding anything to the contrary provided herein, Tenant shall be entitled to make Department of Building filings through the professional certification filing procedure. In addition, Tenant shall have the right to submit a scope set of plans and specifications to Landlord prior to one hundred percent (100%) completion of the plans and specifications for a particular Alteration (other than with respect to any of Landlord’s Initial Alterations Work), provided that Landlord shall have the right to condition its approval of items shown on such incomplete plans and specifications pending its review and approval of one hundred percent (100%) complete plans and specifications for such Alteration. Landlord shall execute any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the applicable Requirement requires Landlord to execute such application) within seven (7) Business Days after Tenant’s request from time to time and shall otherwise cooperate reasonably with Tenant in connection therewith. Landlord agrees to so execute any such applications promptly after Tenant’s submittal of plans and specifications even if the subject Alteration has not yet been approved by Landlord provided that Landlord’s execution of any such application shall not in any way be deemed to mean that Landlord has consented thereto. Nothing contained herein shall obviate Tenant’s obligation to obtain Landlord’s approval to an Alteration as otherwise required in this Article 6. Tenant shall reimburse Landlord for any out-of-pocket costs, including, without limitation, reasonable attorneys’ fees and disbursements, that Landlord incurs in so executing such applications and cooperating with Tenant, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor from time to time.

(C) (1) Except as otherwise provided Construction Rules and Regulations, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not, in Landlord’s reasonable determination, generate excessive noise or vibration or otherwise interfere with or interrupt the operation and maintenance of the Building or interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate.

(2) All Alterations (including Landlord’s Initial Alterations Work) shall become a part of the Building and shall be Landlord’s property from and after the installation thereof and, except as otherwise provided in this Lease, may not be removed or changed without Landlord’s consent. Notwithstanding any provision to the contrary contained in this Lease, however, Tenant, at Tenant’s expense, prior to the Fixed Expiration Date, or, in the case of an earlier termination of this Lease, within thirty (30) days after such termination, shall remove all (i) Specialty Alterations, including those included as part of Landlord’s Initial Alterations Work and (ii) subject to Section 6.1(C)(3), such other items installed by or on behalf of Tenant after the date of this Lease which are unusually difficult and/or expensive to remove as determined by Landlord in its reasonable discretion (the items described in this clause (ii) are referred to herein as “Additional Specialty Alterations”); provided, however, that (x) Tenant may elect, by written notice delivered to Landlord no later than six (6) months prior to the Expiration Date (the parties hereby agreeing that TIME SHALL BE OF THE ESSENCE with respect to such date and that Tenant shall have no right whatsoever to make the election provided for in this Section 6.1(C)(2)(x) if such notice is not delivered to Landlord on or prior to such date), not to remove one or more Specialty Alterations and/or Additional Specialty Alterations before the Expiration Date, in which event (I) Landlord shall submit to Tenant a budget (the “Removal Budget”) for the costs of removal of such Specialty Alterations and/or Additional Specialty Alterations (such Removal Budget to include the costs of repairing and restoring any damage to the Building or the Premises caused thereby, together with a fee equal to five (5%) percent of all such costs) (collectively, the “Removal Costs”), (II) Tenant shall pay to Landlord, on or before the date which is ninety (90) days prior to the Expiration Date, an amount equal to one hundred percent (100%) of the Removal Budget, (III) in the event the Removal Costs incurred by Landlord exceed the Removal Budget, Tenant shall pay to Landlord the amount of such excess Removal Costs within thirty (30) days after Landlord submits to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein and (IV) in the event the Removal Costs incurred by Landlord are less than ninety percent (90%) of the Removal Budget, Landlord shall refund to Tenant, on or before the first anniversary of the Expiration Date, the amount by which the Removal Budget exceeds the Removal Costs incurred by Landlord and (y) if Landlord notifies Tenant in writing prior to the Expiration Date that Landlord desires all or any of such Specialty Alterations and/or Additional Specialty Alterations to remain in the Premises, then any such items designated in such notice shall remain in the Premises and shall not be removed by or on behalf of Tenant. In making its election pursuant to clause (x) above, Tenant shall be reasonable in its determination of which Specialty Alterations and/or Additional Specialty Alterations to not remove, taking into account matters of cost and time efficiency of the work required with respect to both Landlord and Tenant in connection with the removal of all Specialty Alterations and/or Additional Specialty Alterations (by way of example, for illustrative purposes only, Tenant electing not to remove a staircase, but electing to fill in the staircase upon its removal by Landlord, would be unreasonable). Upon any removal of any Alterations by Tenant, Tenant shall repair and restore in a good and workerlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C)(2) shall survive the Expiration Date, except that, notwithstanding the foregoing, Tenant shall not be obligated to reimburse Landlord for the costs of removing any Specialty Alterations and/or Additional Specialty Alterations that Landlord did not remove or commence removing on or before the first anniversary of the Expiration Date. In no event shall the failure to remove any Specialty

Alterations and/or Additional Specialty Alterations from the Premises after Tenant has otherwise vacated possession thereof be deemed to constitute a holdover. Any dispute as to whether Landlord’s determination of an Additional Specialty Alteration is reasonable or whether Tenant’s determination as to which Specialty Alterations or Additional Specialty Alterations it wants Landlord to remove and which Tenant will remove is reasonable shall be resolved by expedited arbitration in accordance with Article 43 of this Lease.

(3) At the time of giving its consent thereto or in the case of Minor Alterations, if so requested by a Tenant’s Additional Specialty Alterations Notice, Landlord shall notify Tenant of such items of Alterations (including Landlord’s Initial Alterations Work) that constitute Additional Specialty Alterations which, subject to the terms of Section 6.1(C)(2) of this Lease, Tenant shall be required to remove from the Premises upon the expiration or earlier termination of this Lease. The term “Tenant’s Additional Specialty Alterations Notice” shall mean a notice accompanying the submission of Tenant’s plans and specifications for Landlord’s approval of proposed Alterations (or in the case of Minor Alterations, to give notice of same to Landlord) stating in eighteen-point bold capital letters the following: “THIS NOTICE IS BEING GIVEN PURSUANT TO SECTION 6.1(C)(3) OF THE LEASE. PURSUANT TO SUCH SECTION, LANDLORD IS REQUIRED TO NOTIFY TENANT OF THOSE ITEMS (IF ANY) OF THE PROPOSED ALTERATIONS THAT CONSTITUTE ADDITIONAL SPECIALTY ALTERATIONS THAT TENANT SHALL BE REQUIRED TO REMOVE FROM THE PREMISES UPON THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.” In the event that Landlord fails to respond to Tenant’s Additional Specialty Alterations Notice at the time of giving consent to such proposed Alteration, Landlord shall be deemed to have determined that such proposed Alteration does not constitute an Additional Specialty Alteration.

(4) All Tenant’s Property shall remain the property of Tenant and, during the Term, may be removed from the Premises by Tenant at Tenant’s option, provided, however, that Tenant shall repair and restore in a good and workerlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal.

(5) The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

(D) (1) All Alterations shall be designed and performed, at Tenant’s sole cost and expense, by consultants, contractors and subcontractors selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld) and under the supervision of a construction or project manager approved by Landlord (which approval shall not be unreasonably withheld).

(2) Notwithstanding the foregoing, with respect to any structural Alterations and/or Alterations affecting the sprinklers or the Class E System of the Building, (i) the final connection to the base Building System shall be as provided in Section 6.1(D)(3) below, and (ii) the Alteration shall, at Tenant’s reasonable expense, be designed by either Landlord’s or the Manager’s engineer. In addition, Tenant shall employ Landlord’s or the Manager’s designated expediter with respect to any filings with, or other submissions to, applicable Government Authorities in connection with any of Tenant’s Alterations. As of the date of this Lease (but subject to future change by Landlord in its sole discretion), Landlord’s designated expediter is Milrose Consultants, Inc.

(3) Tenant shall be responsible for the installation and maintenance of all fire alarm devices within the Premises. Final connection to the base Building System for life safety shall be performed by Landlord’s fire alarm vendor, and Tenant shall pay the cost thereof to the extent commercially reasonable. Landlord’s fire alarm vendor must be contracted directly by Tenant or Tenant’s general contractor for the performance of such work. At no time shall Landlord’s fire alarm vendor be subcontracted by Tenant’s electrician. All installations of fire alarm devices must be approved by the New York City Department of Buildings (the “Building Department”) and the New York City Fire Department (“FDNY”). Any so-called “Letters of Defect” issued by the Building Department or FDNY must be promptly and diligently corrected, and so-called “Letters of Approval and Completion” must be obtained by Tenant within forty-five (45) days after Tenant’s fire alarm devices shall have been installed and connected to the base Building System for life safety.

(4) All sprinklers, including without limitation, any branch piping, sprinkler heads and pre-action panels to be installed in the Premises, must be installed in compliance with all Requirements (including without limitation, the NYC Code), at Tenant’s cost and expense (other than items to be installed as part of Landlord’s Base Building Work). Prior to FDNY inspection, Tenant shall cause all new sprinkler installations to be hydrostatically tested (it being agreed that arrangements for such testing must be upon notice to and coordinated with Landlord).

(E) (1) Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, other than Landlord’s Work, shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within thirty (30) days after Tenant shall have received notice of such lien, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2) If Tenant shall fail to discharge such mechanic’s lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

(3) Any amount paid by Landlord for any of the aforesaid charges and for all reasonable expenses of Landlord (including, but not limited to, attorneys’ fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the Applicable Rate, shall be repaid by Tenant within thirty (30) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

(F) Tenant acknowledges that Landlord will seek to obtain a LEED Gold certificate for the core and shell of the Building, and Tenant shall reasonably cooperate with Landlord, at Landlord’s cost, to obtain certification of compliance with ASHRAE Standard 90.1-2010 with respect to the interior Alterations, equipment and trade fixtures, including mechanical, electrical, plumbing and fire protection design, in the Premises. Without limiting the foregoing provision, Landlord requests that Tenant comply with the following, it being acknowledged that such compliance shall be in Tenant’s sole discretion: (i) that Tenant provide air measuring station/airflow monitor at all air handling units introducing outside air, with accuracy of 5% over the design outside air flow rate, and alarming the Building personnel through the base Building management system if it falls below the design minimum air flow set point by 10% or more, (ii) that all Alterations made by Tenant shall meet all applicable energy savings and/or energy efficient building code requirements and that if there is a conflict between the building code requirements and those set forth in this Lease, the requirements calling for higher energy savings and efficiency apply, (ii) that Tenant install in the Premises Energy Star rated appliances, including dishwashers, refrigerators, vending machines and water coolers, and Energy Star rated office equipment, including computers, monitors, printers, faxes and scanners, (iv) that Tenant ensure that any lighting installed by Tenant in the Premises complies with ASHRAE Standard 90.1-2004 by either the space by space or building area method, including the following: (a) Tenant use compact fluorescents or light emitting diodes in place of incandescent and halogen bulbs for accent lighting and down lighting. Alternative lighting with energy efficiencies equal to or greater than compact fluorescents may also be used and (b) that high efficiency electronic ballasts be considered for fluorescent tubes and that fluorescents tube fixtures and down lighting fixtures shall also have interior reflective surfaces where possible, (v) that Tenant install timers, dimmers or programmable lighting controls throughout the Premises, as follows: (a) such that all lighting installed by or on behalf of Tenant is controlled by occupancy or motion sensors arranged to control open plan office areas of 1,000 square feet or less and within all individual offices, conference rooms and general use rooms and (b) such that in connection with lighting installed by or on behalf of Tenant, Tenant provide capacity to adjust light levels in all areas where natural light is available and that in addition to occupancy or motion sensors, the zone extending from all glazed perimeter walls is additionally controlled by light level sensors coordinated with the occupancy or motion sensors and connected to dimmers adjusted to maintain appropriate office lighting levels at desk surface levels, and (vi) that to the extent feasible, Tenant locate refrigeration and other heat-generating equipment where such equipment can be adequately ventilated, and also shall locate refrigerators in an area of the Premises that is not within direct sunlight or near another heat source.

Section 6.2. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for any reasonable third party out-of-pocket expense incurred by Landlord for (x) reviewing the plans and specifications for any Alterations (and, for the avoidance of doubt, including Landlord’s Initial Alterations Work), or (y) inspecting the progress of completion of any Alterations (but excluding Landlord’s Initial Alterations Work). Landlord shall not be entitled to any other supervisory or similar fee with respect to any Alterations (and, for the avoidance of doubt, Landlord’s Work).

Section 6.3. Landlord, at Tenant’s expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Laws shall require that Landlord join in such application), including, without limitation, but subject to Section 17.1, any change in use and any Public Assembly permit required by Tenant and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

Section 6.4. Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within thirty (30) days after the completion of such Alterations.

Section 6.5. Landlord hereby notifies Tenant that Landlord has or intends to avail itself of certain abatements of Taxes under the Industrial and Commercial Abatement Program (“ICAP”) in connection with the renovation of the Building. Tenant agrees, at Landlord’s cost and expense with respect to actual and reasonable third-party costs and expenses incurred by Tenant in connection herewith (including, without limitation, an ICAP consultant retained by Tenant), to comply with all laws, rules, executive orders, and requirements of New York City government departments relating to ICAP within the time limits prescribed by law or rule, including, but not limited to, the filing requirements of the Department of Finance (“DOF”) and the Department of Small Business Services (“DSBS”) as they may be modified from time to time (“ICAP Requirements”), provided Landlord shall explicitly advise Tenant of its obligation in sufficient detail and with sufficient notice for Tenant to comply; and Tenant shall reasonably cooperate with Landlord with respect to Landlord’s application for ICAP benefits and compliance with the ICAP Requirements. The requirement to so cooperate shall survive the term of this Lease. Tenant acknowledges that timely compliance with the ICAP Requirements may require actions or the delivery of information prior to the issuance of any building permit, solicitation of bids for construction work or commencement of construction of Alterations, and provided that Tenant is in compliance with the provisions of this Section 6.5, Landlord shall timely comply with the ICAP Requirements to the extent such requirements have a negative impact on Tenant’s ability to obtain a building permit or Tenant is prevented from performing Tenant’s Work (and actually does not perform the same). Where compliance with the ICAP Requirements involves submission of a document to Landlord for transmission to DOF and the collection of data of any reasonable sort, Tenant shall provide such documentation and data within a reasonable period of time after such request by Landlord, provided, however, that Landlord shall advise Tenant, in its written request, of the dates needed for submission and compliance and, provided further, that Tenant has a reasonable period of time to produce such materials. Notwithstanding anything to the contrary contained herein, Tenant shall use reasonable efforts to provide such document not less than thirty (30) days prior to the date that submission to DOF is required or if sooner requested by Landlord, within thirty (30) days after such request. Tenant shall cause all of its construction managers, contractors and subcontractors employed in connection with Alterations to be contractually required by Tenant to comply with all ICAP Requirements, including requirements relating to solicitation of bids from Minority and Women Owned Enterprises (“M/WBE”) and shall enforce such contractual obligation as necessary to assure timely compliance. Such requirements may include, but are not limited to the submission and approval of Construction Employment Reports to DSBS, attendance at a pre-construction conference with representatives of DSBS, notifying DSBS of subcontracting opportunities in connection with Tenant’s Alterations, solicitation of three M/WBE firms for each subcontracting opportunity, maintenance of records of such solicitations, the responses thereto and action taken on bids received, timely response to requests for information from DSBS, and certification of compliance with the M/WBE requirements. To the extent required by the ICAP Requirements, and without limiting the generality of the agreement to comply with the ICAP Requirements, Tenant may be required to (1) permit inspection of the Premises by DOF employees or agents upon reasonable notice; (2) provide and update a list of all construction contracts and subcontracts signed in connection with any Alterations, identifying the trade, the name and address of the contractor or subcontractor and the amount of the contract, including any change orders; (3) direct its architect or engineer to prepare a narrative description of the project and a construction budget and to prepare revised project descriptions and budgets if there are material changes in the scope of any Alterations, (4) within thirty (30) days of substantial completion of the Alterations, obtain a certification by its architect or engineer that the project so described has been substantially completed; and (5) to permit an audit of the actual costs of construction by a certified public accountant. Tenant shall retain all records relating to Alterations and the construction costs, and respond within a reasonable period of time to requests for information from Landlord which may have been received from DOF. At Landlord’s written request, at least thirty (30) days prior to the date prescribed by law or rule (currently January 5 in every other calendar year), Tenant shall provide Landlord with a Certificate of Continuing Use, provided Landlord shall provide Tenant with a sample of such form, and provided further that Tenant shall have a reasonable period of time to produce the same after such written request. At the request of Landlord, Tenant shall also provide Landlord with the number of employees working in the Premises and the number who are residents of New York City.

Section 6.6. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Section 6.7. Subject to Landlord’s approval of the plans and specifications therefor in accordance with the terms of this Lease (including the precise location of the same) and all Requirements, Tenant shall have the right to install, as an Alteration, a product display area within the Premises for the sole use of its employees and business invitees in the ordinary course of Tenant’s business and in accordance with the terms of this Lease (including, without limitation, Article 5 hereof).

Section 6.8. Subject to all Requirements, Tenant shall have the right to make reasonable Decorative Alterations to the Convenience Stairs (such as painting, lighting and handrails), provided that in no event shall Tenant be permitted to paint over or cover up reflective glow tape in the Convenience Stairs, if any.

Section 6.9. In connection with any use of the Convenience Stairs, subject to Landlord’s approval of the plans and specifications therefor in accordance with the terms of this Lease (including the precise location of the same) and all Requirements, and subject to applicable re-entry rules and regulations from time to time in effect, Tenant, at Tenant’s sole cost and expense shall have the right to install as an Alteration and regularly maintain a security and control system with key-card access at the core doors between the Convenience Stairs and the

Premises, provided that (x) Tenant, at Tenant’s sole cost and expense, shall connect such security and control system to the Building Class E System and (y) Tenant shall provide Landlord with at least three (3) key cards to any such security system and update such key cards, at no cost or expense to Landlord, from time to time, if such update is necessary in order to permit such key cards to be operable. If Tenant installs any manual lock(s) between the Convenience Stairs and the Premises, such manual lock(s) shall have a base building lockset which is keyed to the Building’s stair masterkey and sub-mastered to Tenant’s key, or, at Tenant’s request, keyed alike.

ARTICLE 7

REPAIRS; FLOOR LOAD

Section 7.1. (A) Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein (including, without limitation, any supplemental air-conditioning equipment serving the Premises) and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of Article 13 or any other applicable provision of this Lease, including, without limitation, Landlord’s responsibilities with respect to Hazardous Materials and latent defects in Landlord’s Work. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building Systems or make any structural repairs or changes, except that Tenant shall maintain the fire and life safety system and its components (“Class E System”) within the Premises by entering into a maintenance contract with the Building’s Class E System contractor (provided that Tenant shall be responsible for paying the cost thereof only to the extent such contract is competitively priced). The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building (including the Terrace), or to its fixtures, equipment and appurtenances (including the Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant’s Property or caused by or resulting from any act or omission of, or Alterations made by, Tenant or Persons Within Tenant’s Control, shall be repaired by Tenant, at Tenant’s sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant’s sole cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in the vicinity of the Building and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after five (5) Business Days’ notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building Systems located in, servicing or passing through the Premises.

(B) In addition to the requirements set forth in Section 7.1(A), Tenant shall perform such maintenance and testing of Tenant’s (x) fire alarm devices and (y) sprinkler devices as shall be required pursuant to all applicable Requirements (including, without limitation, the NYC Fire Code). Scheduling of such maintenance and testing must be performed upon notice to and coordination with Landlord. If Tenant shall fail to so maintain its fire alarm devices and the same shall result in unnecessary or unwarranted activation of Tenant’s fire alarm devices and/or any fines or other charges, Tenant shall pay any such fines or other charges imposed on Landlord or the Building in connection therewith upon demand, as Additional Rent. If Tenant shall fail to so maintain its sprinkler devices and the same shall result in any fines or other charges imposed on Landlord or the Building in connection therewith, Tenant shall pay the same upon demand, as Additional Rent.

Section 7.2. Tenant shall not place a load upon any floor of the Premises which exceeds the per square foot “live load” that such floor was designed to carry. Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, and Tenant shall make payment to Landlord of Landlord’s costs in connection therewith (if such move is not part of an Alteration). If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as reasonably determined by Landlord), Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Section 7.3.

(A) Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the common areas and other public portions of the Building, both exterior and interior, in conformance with standards applicable to non-institutional, first class office buildings in the vicinity of the Building, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord shall have no obligation to provide any service to the Terrace or to clean the same or to remove snow or ice from the Terrace. Notwithstanding the foregoing, if Landlord determines that snow or ice shall be removed from the Terrace for safety reasons or to protect the structural integrity of the Terrace or the roof, Tenant shall afford Landlord access to the Terrace for such removal. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Landlord’s repair (or the condition that Landlord is required to repair) (i) denies Tenant from having reasonable access to the Premises, (ii) would endanger the health or safety of any occupant of the Premises, or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements at Landlord’s cost, or in the case of other repairs if Tenant shall so request, provided Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, an amount equal to the excess costs incurred by Landlord by reason of compliance with Tenant’s request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

(B) Subject to the terms of this Section 7.3 and except if in connection with or resulting from a Tenant Delay, an Unavoidable Delay, a fire or other casualty, condemnation or any event referred to in the penultimate sentence of this Section 7.3(B), if by reason of (i) Landlord’s failure to provide the services required to be provided by Landlord pursuant to the terms of this Lease, (ii) Landlord’s failure to perform Landlord’s covenants hereunder to repair and maintain the Building or (iii) Landlord’s performance of repairs, alterations or improvements in the Building, Tenant shall be unable to operate Tenant’s business in the Premises (or a portion thereof) in substantially the same manner that Tenant conducted its business prior to such event (and provided that Tenant is not occupying the Premises or such applicable portion thereof) for at least five (5) consecutive Business Days following the receipt by Landlord of written notice from Tenant of Tenant’s inability to so operate due to such event, the Fixed Rent and the Escalation Rent thereafter coming due hereunder shall be abated as to the portions of the Premises that are unusable, determined on a per square foot basis, through the date that the applicable portion of the Premises becomes usable. If more than fifty percent (50%) of a floor of the Premises is so unusable for at least five (5) consecutive Business Days following the receipt by Landlord of written notice from Tenant of Tenant’s inability to so operate by reason of the event described in this Section 7.3(B) and Tenant is not using such floor for the ordinary conduct of business, the entire floor shall be deemed unusable and the Fixed Rent and Escalation Rent shall abate on the entire floor. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 7.3(B), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date). Nothing contained in this Section 7.3(B) shall be deemed to grant Tenant any rent abatement for an interruption in or stoppage of any service or in electricity to the Premises arising by reason of any cause emanating from outside the Building (including a failure by the electric service provider to supply electricity to the Building, other than as a result of a failure by Landlord timely to pay bills rendered to Landlord by the electric service provider or other negligence or willful misconduct of Landlord). For the avoidance of doubt, this Section 7.3(B) shall not apply with respect to the Terrace (and Tenant shall not be entitled to any rent abatement with respect thereto).

ARTICLE 8

WINDOW CLEANING

Section 8.1. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

ARTICLE 9

REQUIREMENTS OF LAW

Section 9.1. Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant) other than Landlord’s Work, or (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere office use), or (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant’s Control, or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation ” within the meaning of the ADA, in which event Tenant’s obligation to perform any Alteration by reason of this clause (v) shall apply only to the Premises. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall comply with all Laws enacted after the Commencement Date with respect to all restrooms located in the Premises (whether or not any such restroom is existing as of the date of this Lease and whether or not Tenant has retrofitted or altered the same) and with respect to all elevator lobbies serving any full floor of the Premises (whether or not Tenant has retrofitted or altered any such elevator lobby); such compliance shall include the making of any Alterations that may be required by any such Laws. Landlord shall comply with all Laws with respect to all restrooms located in the Premises (whether or not any such restroom is existing as of the date of this Lease and whether or not Landlord has retrofitted or altered the same) and with respect to all elevator lobbies serving any full floor of the Premises (whether or not Landlord has retrofitted or altered any such elevator lobby) in connection with Landlord’s Work.

Section 9.2. Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant’s

Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord’s request, affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

Section 9.3. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Building or the Premises, Tenant shall give prompt notice thereof to Landlord.

Section 9.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 9.5. Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord’s estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

Section 9.6. Tenant acknowledges that prior to the date of this Lease, Landlord has delivered to Tenant a true and correct Form ACP-5 certificate and a true and correct Form ACP-21 certificate with respect to the Premises.

Section 9.7. If during the Term, asbestos or asbestos containing materials (collectively, “ACM”) or Currently Hazardous Materials are discovered in the Premises in violation of any Laws, and such ACM or Currently Hazardous Materials were not introduced to the Premises by or on behalf of Tenant or Persons Within Tenant’s Control, Landlord shall promptly, at its own cost, remove, abate, encapsulate, or otherwise remediate any such ACM or Currently Hazardous Materials in compliance with all applicable Laws. The term “Currently Hazardous Materials” means any materials defined and characterized as of the date of this Lease as Hazardous Materials and which are required, pursuant to Requirements in effect on the date of this Lease, to be remediated.

ARTICLE 10

SUBORDINATION

Section 10.1. This Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord or any Lessor may request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such document within five (5) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such document for and on behalf of Tenant. The foregoing subordination with respect to any Mortgage placed on the Real Property following the date of this Lease is conditioned upon any such Mortgagee executing such Mortgagee’s standard form of subordination and non-disturbance agreement (so long as such form is commercially reasonable), or, in the event such form is not commercially reasonable, a commercially reasonable subordination and non-disturbance agreement. Landlord and Tenant agree that the form of subordination and non-disturbance agreement annexed hereto as Schedule K is a commercially reasonable form. Upon written request from Landlord, Tenant shall execute such commercially reasonable subordination and non-disturbance agreement in favor of any Mortgagee within ten (10) Business Days following Landlord’s written request, which request shall enclose the commercially reasonable subordination and non-disturbance agreement; and Tenant hereby agrees that if Tenant fails to execute, acknowledge or deliver any such document within such ten (10) Business Day period, this Lease shall, upon the expiration such ten (10) Business Day period, be automatically subject and subordinate to the Mortgage with respect to which the request for Tenant’s execution of a subordination and non-disturbance agreement has been made, and in such case this clause shall be self-operative and no further agreement of subordination shall be required to make the interest of such Mortgagee superior to the interest of Tenant hereunder. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

Section 10.2. If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant shall attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure. In the event that a subordination and non-disturbance agreement is not entered into between Tenant and such owner, Lessor, Mortgagee or person acquiring the interest of Landlord, then such attornment shall be upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises, and any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:

(1) liable in any way for any act, omission, neglect or default of any prior landlord (including, without limitation, the then defaulting landlord), except to the extent that (x) such act or omission continues after the date that the successor succeeds to Landlord’s interest in the Real Property or the Building, and (y) such act or omission of such prior landlord is of a nature that the successor can cure by performing a service or making a repair or is otherwise required to be made pursuant to this Lease; or

(2) subject to any claim, defense, abatement, counterclaim or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), provided that the foregoing shall not be construed to prevent Tenant from obtaining the cure of a default or breach of this Lease occurring prior to the date the successor succeeds to the interest of Landlord which continues after such succession and is of a nature that it may be cured by performing a service, making a repair or is otherwise required to be made pursuant to this Lease; or

(3) bound by any payment of Rental which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior landlord (including, without limitation, the then defaulting landlord); or

(4) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner, Lessor or Mortgagee succeeded to any prior landlord’s interest; or

(5) accountable for any monies deposited with any prior landlord (including security deposits), except to the extent such monies are actually received by such owner, Lessor or Mortgagee; or

(6) bound by any surrender or termination of this Lease (other than as expressly provided for in this Lease) made without the consent of such owner, Lessor or Mortgagee, or any amendment or modification of this Lease made without the consent of such owner, Lessor or Mortgagee, other than those amendments or modifications entered into as a result of Tenant’s exercise of any option contained in this Lease, provided such amendments or modifications contain no changes to this Lease other than those expressly related to such option as set forth in this Lease; or

(7) bound by any obligation (i) to pay Tenant any sum(s) that Landlord owed to Tenant unless such sums, if any, shall have been delivered to such Lessor or Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Landlord, unless such security was actually delivered to such Lessor or Mortgagee; (iii) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon, subject to any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under this Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under this Lease, provided that such Lessor or Mortgagee shall have no obligation to perform such construction; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation, provided that Tenant shall be entitled to its remedies under Article 13 and Article 14 of this Lease for such Lessor’s or Mortgagee’s failure to do so, except that such Lessor or Mortgagee shall not be required to make any payment to Tenant for any unused credit against Rental, which may be owed due to the Expiration Date occurring prior to the date that such credit is exhausted; or (v) to perform day-to-day maintenance and repairs; provided, however, that so long as no Event of Default is continuing, such Lessor or Mortgagee will perform the day to day maintenance and repair obligations of the Landlord under, and in accordance with, the terms of this Lease to the extent such obligations arise from and after the date that such Lessor or Mortgagee becomes owner of the Real Property and Tenant attorns to such Lessor or Mortgagee as described above.

The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or foreclosure of any Mortgage (to the extent a subordination and non-disturbance agreement has not been executed), and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 10.3. Intentionally omitted.

Section 10.4. At any time and from time to time within ten (10) days after notice to Tenant or Landlord given by the other, or to Tenant given by a Lessor or Mortgagee (which ten (10) day period is not subject to any notice and cure periods otherwise provided in this Lease), Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord, Lessor or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee of Tenant.

The failure of either Tenant or Landlord to execute, acknowledge and deliver to the other a statement in accordance with the provisions of this Section 10.4 within said ten (10) day period shall constitute an acknowledgment by Tenant or Landlord, as the case may be, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord or Tenant, as the case may be, is true and correct.

Section 10.5. In the event of a default by Landlord under this Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, or in the event of any other act or omission of

Landlord which would give Tenant the right to cancel or terminate this Lease, Tenant shall not exercise such right until Tenant has given written notice of such default, act or omission to the Lessor or Mortgagee and the Lessor or Mortgage has failed to cure the default, act or omission giving rise to the cancellation or termination within the time period as Landlord may be entitled to under this Lease plus a reasonable additional period, not to exceed sixty (60) days; provided, however, in the case of a non-monetary default, if such non-monetary default cannot be cured within such time period or cannot be cured until after the Lessor or Mortgagee obtains possession of the Real Property, then, provided the Lessor or Mortgagee gives notice to Tenant of its intent to so cure and commences such cure or commences proceedings under the Superior Lease or Mortgage during such cure period and thereafter diligently prosecutes such cure to completion, such cure period shall be extended as necessary to enable the Lessor or Mortgagee to effectuate such cure.

Section 10.6. Landlord represents that as of the date of this Lease there is no Superior Lease affecting the Real Property, and the only Mortgages encumbering the Real Property are (i) that certain Consolidated, Amended and Restated Term Loan Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of February 6, 2015, by Landlord, as borrower, in favor of Natixis Real Estate Capital LLC, as lender (the “Existing Mortgagee”) and (ii) that certain Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of February 6, 2015, by Landlord, as borrower, in favor of the Existing Mortgagee.

Section 10.7. Landlord shall obtain from the Existing Mortgagee a non-disturbance agreement in the form annexed hereto as Schedule K. With respect to any Superior Lease or Mortgage placed on the Real Property following the date of this Lease, in no event shall the failure of any such Lessor or Mortgagee, as applicable, to execute, acknowledge and deliver to Tenant a subordination and non-disturbance agreement be considered a default by Landlord, give rise to any right or remedy of Tenant, create any liability of Landlord to Tenant, or affect this Lease in any manner. The only result of such failure shall be that this Lease shall not be subordinate to the applicable Superior Lease or Mortgage. Landlord shall not be obligated to incur any costs or to institute litigation to obtain any such non-disturbance agreement.

Section 10.8. Landlord shall use “commercially reasonable efforts ” (as defined below) to obtain from any Lessor a non-disturbance agreement in the form customarily used by such Mortgagee (or such Lessor, as applicable) providing in substance that, so long as Tenant shall not then be in default in the performance of any of its obligations under this Lease beyond any applicable periods of notice and cure, Tenant’s possession of the Premises in accordance with this Lease shall not be disturbed by such Lessor or any successor or purchaser at a foreclosure sale (as the case may be) which shall succeed to the rights of Landlord under this Lease. For purposes of this Section 10.8, “commercially reasonable efforts” shall mean that Landlord made one written request of the applicable Lessor to deliver the non-disturbance agreement and has followed up such written request with two telephonic inquiries of such Lessor. Landlord shall not be obligated to incur any costs or to institute litigation to obtain such non-disturbance agreement.

ARTICLE 11

RULES AND REGULATIONS

Section 11.1. Tenant and Persons Within Tenant’s Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

ARTICLE 12

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 12.1.

(A) No Tenant shall entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property, Alterations or leasehold improvements (including, without limitation, Landlord’s Initial Alterations Work) or for interruption of Tenant’s business, however caused, including but not limited to damage caused by other tenants or persons in the Building. Landlord shall not be liable for any latent defect in the Premises or in the Building.

(B) If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason, including Landlord’s own acts, or if any such windows are permanently closed, darkened or covered by reason of any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant’s obligations hereunder nor constitute an eviction.

(C) Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property.

Section 12.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”); and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease.

Section 12.3. If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

Section 12.4.

(A) Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance (without deductible), in a form approved in New York State, covering (i) Tenant’s liability with respect to any construction that Tenant may perform in connection with the Premises; (ii) Tenant’s liability for occupation and use of the Premises; and (iii) its contractual liability under this Lease to the extent insurable under a standard ISO CGL policy. The limits of liability shall be not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence, and in the aggregate and may be satisfied with any combination of primary and excess liability insurance so long as excess policies follow-form with the primary insurance provisions. Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease. All said policies of insurance shall be written as “occurrence” policies with general aggregate limit provided on a “per location” basis. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense, provided that prudent landlords of first-class office buildings similar to the Building in the vicinity of the Building are generally requiring such amounts or types of insurance coverage.

(B) Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term:

(i) “Special Form” (formerly known as “All Risk”) insurance, with deductibles in an amount reasonably satisfactory to Landlord, protecting any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises and the Terrace for Tenant’s occupancy (including, without limitation, Landlord’s Initial Alterations Work), and Tenant’s Property. Such insurance shall extend to cover terrorism as defined by the Terrorism Risk Program Reauthorization Act. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant’s Property; and

(ii) Business interruption insurance (including “Extra Expense”) fully compensating for the amount of Fixed Rent, additional rent and other charges owed to Landlord by Tenant for a period of not less than twelve (12) months. The coverage shall be “All Risk” as stated in clause (i) above.

(C) Workers’ compensation and occupational disease insurance and any other insurance in the statutory amounts required by the laws of the State of New York with broad form all-states endorsement, and employer’s liability insurance with a limit of One Million and 00/100 ($1,000,000.00) Dollars for each accident.

(D) All policies of insurance shall be: (i) written as primary policy coverage and not calling upon any other insurance procured by Landlord or any Lessor for defense, payment or contribution for loss or damage contractually obligated to indemnify under this Agreement; and (ii) issued by insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “X”, and which are legally authorized to do business in the State of New York. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord the policies of insurance or Acord 25 certificate of insurance evidencing all coverage required under this Lease and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy in lieu thereof or Acord 25 certificate of insurance evidencing all coverage required under this Lease. Tenant shall endeavor to provide in each of said policies a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Tenant, Landlord, the Manager and any Lessors and Mortgagees at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord and the Manager a copy of all notices sent to Tenant by Tenant’s insurer.

(E) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

Section 12.5.

(A) Landlord, shall at all times during the Term of this Lease, procure and continue in force (i) commercial general liability insurance covering the common areas of the Building, at limits no less than those required by Landlord’s mortgagee (or if Landlord does not have a mortgagee, at limits no less than those provided by prudent landlords of similar properties in Manhattan) and, (ii) Special Form “All Risk” property insurance covering the full replacement cost of the Building and Landlord’s property therein (including improvements and betterments not otherwise the responsibility of Tenant as outlined hereinto) with no coinsurance limitation and including all coverages and perils as required by Landlord’s mortgagee (or if Landlord does not have a mortgagee, at limits no less than those provided by prudent landlords of similar properties in Manhattan).

(B) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and the Terrace and Tenant’s Alterations, leasehold improvements (including, without limitation, Landlord’s Initial Alterations Work) and Tenant’s Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage including any applicable deductible or self-insured retention caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds. The waiver of subrogation referred to in this Section 12.5(B) shall extend to the agents and employees of each party (including, as to Landlord, the Manager).

ARTICLE 13

DESTRUCTION BY FIRE OR OTHER CAUSE

Section 13.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, but in no event shall Landlord be obligated to repair any damage to or to restore any of Tenant’s leasehold improvements or Alterations (including, without limitation, Landlord’s Initial Alterations Work), whether initially installed by Landlord or Tenant. Tenant shall repair and restore in accordance with Article 6 and with reasonable dispatch all leasehold improvements and Alterations (including, without limitation, Landlord’s Initial Alterations Work) made by or for Tenant in the Premises. If the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. Notwithstanding any provisions contained in this Lease to the contrary, there shall be no abatement with respect to any portion of the Premises which has not been so damaged and which is usable for the normal conduct of Tenant’s business (and no abatement shall be applicable to the Terrace), provided, however, that if more than fifty percent (50%) of a floor of the Premises is so unusable and Tenant in its reasonable judgment cannot operate its business in the remainder of such floor that is usable, the entire floor shall be deemed unusable and the Fixed Rent and Escalation Rent shall abate on the entire floor. Any dispute as to whether Tenant cannot operate its business in the remainder of such floor shall be determined by expedited arbitration commenced by either party in accordance with Article 43 of this Lease. Landlord’s determination of the date when the Premises are tenantable shall be controlling unless Tenant disputes the same by notice to Landlord given within ten (10) Business Days after such determination by Landlord, and pending resolution of such dispute, Tenant shall commence the payment of the Fixed Rent and the Escalation Rent that had been abated, as of the date specified by Landlord. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any other cause beyond the control of Landlord or contractors employed by Landlord.

Section 13.2. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant’s Property, Tenant’s Alterations and on leasehold improvements (including, without limitation, Landlord’s Initial Alterations Work), and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable remove any and all of Tenant’s Property from the Premises or the portion thereof destroyed (and Tenant shall remove any Tenant’s Property from the Terrace if requested by Landlord in connection therewith), as the case may be, and if Tenant does not promptly so remove Tenant’s Property, Landlord may discard the same after giving Tenant ten (10) Business Days prior notice of the same or may remove Tenant’s Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand.

Section 13.3.

(A) Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2 above, in the event that:

(i) at least one-third of the RSF of the Building shall be damaged by fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by fire or other casualty and without regard to the structural integrity of the Building); or

(ii) the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable; or

(iii) the Building shall be so damaged by fire or other casualty (whether or not the Premises shall have been damaged by fire or other casualty and without regard to the structural integrity of the Building) that its repair or restoration requires more than one year or the expenditure of more than thirty percent (30%) of the full insurable value of the Building immediately prior to the casualty (as estimated in any such case by a reputable contractor, registered architect or licensed professional engineer designated by Landlord);

then Landlord may, in its sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date. For the purpose of Section 13.3(iii) only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below the street and first floors of the Building.

(B) Notwithstanding anything to the contrary contained in this Section 13.3, upon the written request of Tenant, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds fifteen (15) months (or, if the estimated date by which such repair shall be substantially completed shall not be a date that is at least twelve (12) months prior to the Expiration Date), Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days (with time of the essence) following Tenant’s receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the thirtieth (30th) day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date. If Tenant does not elect to so terminate this Lease, and if the repair work is not substantially completed within ninety (90) days after the date originally estimated by the contractor or within such period after such ninety (90) day period as shall equal the aggregate period Landlord may have been delayed in commencing or completing such repairs by a Tenant Delay and/or an Unavoidable Delay, then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord given not later than thirty (30) days (with time of the essence) following the expiration of the foregoing ninety (90) day period and such election shall be effective upon the expiration of sixty (60) days after the date of such notice, unless the repairs are substantially completed within such sixty (60) day period.

Section 13.4. Except as may be provided in Section 12.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord’s insurers in connection with any damage to the Premises or the Building (including the Terrace) by fire or other casualty if Tenant shall be legally liable in such respect.

Section 13.5. If this Lease is terminated as a result of a fire or other casualty, Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Alterations and leasehold improvements (but not on Tenant’s Property) in the Premises.

Section 13.6. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

Section 14.1. If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant’s Tax Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a sixty (60) day notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned contains more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable access to the Premises (excluding the Terrace), Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a sixty (60) day notice of termination of this Lease. If any such sixty (60) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said sixty (60) days with the same effect as if the date of expiration of said sixty (60) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations, Tenant’s leasehold improvements and Tenant’s Property (but including Landlord’s Initial Alterations Work). In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 14.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, and for any moving expenses, so long as Landlord’s award is not reduced thereby.

Section 14.3. If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

(A) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that if, by reason of such acquisition or condemnation, changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 14.1; or

(B) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant’s share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (1) above; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease expires prior to the restoration of the Premises.

ARTICLE 15

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 15.1. Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord to such advertisement, which shall not be unreasonably withheld or delayed, provided that Tenant shall have the right to retain a broker to list for a subtenant or assignee. In no event may Tenant publicize any financial information (including, without limitation, rental amounts) or otherwise advertise any such information or amount.

Section 15.2. If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of

Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord’s consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

Section 15.3.

(A) For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving the tenant, subtenant and/or its parent (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed “affiliates” of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the “over-the-counter market” or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or such tenant’s or subtenant’s parent, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, or such tenant’s or subtenant’s parent, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, or such tenant’s or subtenant’s parent, in a single transaction or a series of related or unrelated transactions involving the tenant, subtenant and/or its parent, resulting in a change in the control of such tenant, subtenant or parent so that the shareholders or members of such tenant, subtenant or parent existing immediately prior to such transaction or series of transactions shall no longer control such entity, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, (v) a modification, amendment or extension of a sublease shall be deemed a sublease, and (vi) the change or conversion of Tenant from an entity in which the partners or members have personal liability to a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of limited liability shall be deemed an assignment. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 15.

(B)    The provisions of clauses (a), (c) and (d) of Section 15.1, Section 15.3(A), Section 15.4(B), Section 15.5 and Section 15.6 shall not apply to (and Landlord’s consent shall not be required for) (i) a change in ownership or control of Tenant as a result of a merger, consolidation or reorganization, or the sale of all or substantially all of Tenant’s assets (provided that such merger, consolidation, reorganization or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that upon such change in ownership or control Tenant has a net worth in an amount at least equal to or in excess of twenty-five (25) times the then annual Fixed Rent under this Lease); (ii) the sale, exchange, issuance or other transfer of Tenant’s stock on a national stock exchange; or (iii) the assignment of this Lease or sublease of all or any portion of the Premises to, or the use of the Premises by, an entity which controls, is controlled by or is under the common control of Tenant (such transactions described in clauses (i) and (iii) being collectively referred to as “Permitted Transfers”, and such parties “Permitted Transferees”). Tenant shall notify Landlord before any such transaction is consummated, unless such prior notice violates any securities laws or regulatory requirements applicable to Tenant, in which event Tenant shall notify Landlord promptly after Tenant is permitted to do so.

(C) The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean ownership of more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean ownership of more than fifty (50%) percent of the membership interests of such limited liability company, or, in each case above, the possession of power to direct, or cause the direction of, the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or by contract.

Section 15.4.

(A)    If Landlord shall not exercise its rights pursuant to Section 15.4(B), Landlord shall not unreasonably withhold or delay its consent to a proposed subletting of the entire Premises (or any portion thereof consisting of the entire Tenth Floor Premises, the entire Eleventh Floor Premises or the entire Penthouse Space), or an assignment of this Lease (and any dispute between the parties as to whether Landlord’s withholding or delay of its consent to such proposed subletting or assignment was reasonable shall be resolved by expedited arbitration in accordance with Article 43 of this Lease), and Landlord shall be deemed to have consented to same in the event that (x) Landlord fails to respond to Tenant’s request for such consent and delivery of all materials required hereunder within thirty (30) days following

Landlord’s receipt thereof, and (y) Tenant thereafter provides Landlord with a second notice of its request (provided such notice shall be delivered in writing in accordance with Article 27 and state in eighteen-point bold, capital letters the following: “IF LANDLORD DOES NOT RESPOND TO THIS REQUEST FOR CONSENT WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S CONSENT TO THE PROPOSED SUBLEASE OR ASSIGNMENT SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 15.4(A) OF THE LEASE.”), and (z) Landlord fails to respond to such second notice within five (5) Business Days of Landlord’s receipt thereof, provided that in each such instance, the following requirements shall have been satisfied:

(1) in the case of a proposed subletting, the listing or advertising for subletting of the Premises shall not have included a proposed rental rate, provided, however, that Tenant may quote in writing directly to prospective subtenants the proposed rental rate;

(2) no Event of Default shall have occurred and be continuing;

(3) the proposed subtenant or assignee shall have a financial standing, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

(4) the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of space in the Building, or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such Person; or (y) a tenant in or occupant of the Building, or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant, unless Landlord does not then have available, and will not have available within the six (6) month period following Tenant’s request for consent, for lease space in the Building which is comparable in size to the Premises, in the case of any proposed assignment of the Lease, or to the portion of the Premises to be sublet, in the case of a proposed sublease;

(5) any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall be granted or withheld in Landlord’s sole discretion, and if Landlord shall consent to any further subletting by the subtenant or the assignment of the sublease, Sections 15.5 and 15.6 of this Lease shall apply to any such transactions as if the further subletting or assignment of the sublease were a proposed subletting or assignment being made by Tenant under this Lease so that Landlord shall be entitled to receive all amounts described in such Sections;

(6) Section 41.5(ii) of this Lease shall not have been violated;

(7) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, any processing fees, attorneys’ fees and disbursements, and the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

(8) any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense;

(9) the nature of the occupancy of the proposed assignee or subtenant will not cause an excessive density of employees or traffic or make excessive demands on the Building Systems or present a greater security risk to the Building than is presented by Tenant;

(10) the nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord’s option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply; and

(11) Landlord and Tenant shall have agreed on the computation required under Section 15.5 or Section 15.6, as applicable.

In the event that after Tenant’s submission of a Sublease or Assignment Statement to Landlord pursuant to Section 15.4(B) containing a Term Sheet rather than a proposed assignment or sublease instrument, the proposed sublease or proposed assignment delivered to Landlord in connection with Section 15.4(A) contains (i) provisions which are materially different from those in the Term Sheet (if such Term Sheet shall have contained terms other than those with respect to the rents, work contributions and other economic and financial terms (collectively “Economic Terms”)) or (ii) a net effective rental rate (i.e., taking into account free rent, work contributions and other economic concessions), in the case of a proposed sublease, and economic and financial terms generally in the case of a proposed assignment, which are more favorable to the proposed assignee or subtenant by five percent (5%) or more from the Economic Terms set forth in the Term Sheet, then in either or both of such events, Tenant’s request for consent pursuant to Section 15.4(A) shall be deemed to be an irrevocable offer from Tenant to Landlord as to which Landlord shall have the right to exercise its rights with respect to proposed subleases or assignments set forth in Section 15.4(B).

(B) Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (the following documents and information being collectively referred to as the “Sublease or Assignment Statement”): (i) the name and business address of the proposed assignee or subtenant; (ii) the nature and character of the business and credit of the proposed assignee or subtenant; (iii) a term sheet describing in reasonable detail the basic terms of the proposed subletting or assignment and executed by or on behalf of Tenant and the proposed assignee or subtenant, as applicable (any such statement being referred to herein as a “Term Sheet”), or an original counterpart of the proposed assignment or sublease and all related agreements, the effective or commencement date of which shall be at least sixty (60) days after the date Tenant’s notice to Landlord is given, along with Tenant’s and the subtenant’s (or assignee’s) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment (or, in the case of a Term Sheet if only a Term Sheet is submitted, that such Term Sheet reflects all sums and other consideration passing between the parties to the sublease or assignment) and all reports, returns, transferor and transferee questionnaires and other documents required to be filed under Article 31 of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code; (iv) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, certified by an independent CPA if such financial statements are certified by a CPA (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct); and (v) any other information that Landlord may reasonably request. Landlord shall have the following rights, exercisable within thirty (30) days after Landlord’s receipt of the Sublease or Assignment Statement (including any additional information reasonably requested by Landlord): in the case of an assignment of this Lease or a subletting of any portion of the Premises, to sublet (in its own name or that of its designee) such portion of the Premises from Tenant (or, in the case of a subletting that includes the entire Penthouse Space, to sublet only the entire Penthouse Space from Tenant, provided that Landlord shall have such right to sublet only the entire Penthouse Space if Landlord in good faith intends to use the Penthouse Space as an amenity for the tenants and occupants of the Building) on the terms and conditions set forth in Section 15.4(C), or to terminate this Lease or to take an assignment of this Lease from Tenant (or, in the case of a subletting of the entire Penthouse Space or a subletting that includes the entire Penthouse Space, to terminate this Lease with respect to the entire Penthouse Space only, provided that Landlord shall only have such right to terminate this Lease with respect to the Penthouse Space if Landlord in good faith intends to use the Penthouse Space as an amenity for the tenants and occupants of the Building), (the entire Premises (or portion thereof sublet, as applicable) sublet by Landlord (or its designee) being referred to as the “Recapture Space”) or to approve or disapprove the proposed assignment or sublease in accordance with the provisions of Section 15.4(A).

(C) (1) If Landlord shall exercise its option to sublet the Recapture Space, then, except as specifically provided below such subletting shall be on the terms and conditions set forth in the Sublease or Assignment Statement, including without limitation the incorporation of the indemnification provisions under Article 33 of this Lease, provided that notwithstanding the terms contained in the Sublease or Assignment Statement, such sublease (a “Recapture Sublease”) to Landlord or its designee as subtenant (the “Recapture Subtenant”) or assignee shall:

(i) be at a rate, at all times throughout the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the lower of (x) the rate then payable by Tenant under this Lease and (y) the rate set forth in the Sublease or Assignment Statement;

(ii) otherwise be upon the same terms and conditions as those contained in the Sublease or Assignment Statement (other than, (x) in the case of an assignment, payment of consideration therefor to Tenant and (y) in the case of a subletting of the entire Penthouse Space, the term of the Recapture Sublease with respect to the Penthouse Space shall be for the remaining Term of this Lease) and (except as modified by the Sublease or Assignment Statement) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 15.4(C);

(iii) give the Recapture Subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space;

(iv) provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease, provided that any material damage and injury caused thereby shall be repaired;

(v) provide that (x) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, and (y) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean; and

(vi) provide that the Recapture Subtenant or occupant shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the Sublease or Assignment Statement).

(2) Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease (and, accordingly, Tenant shall not have liability or responsibility to Landlord in connection with any such act or omission).

(3) If a Recapture Subtenant is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) until the date upon which the Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, the Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease and the provisions of Section 15.4(C)(2) shall continue to apply, (x) neither the Expiration Date nor the validity of this Lease shall be affected, and (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease.

(4) The failure by Landlord to exercise its option under Section 15.4(B) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment or any subsequent subletting or assignment.

(5) Tenant shall have the right to offset against the Rental due under this Lease an amount equal to the rental that the Recapture Subtenant fails to pay when due to Tenant.

Section 15.5. If Tenant sublets the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) and after deducting from any rents, additional charges and other consideration payable under the sublease to Tenant the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such sublease on account of brokerage commissions, advertising expenses, free rent (to the extent consistent with free rent then being offered for subleases in similar buildings in Manhattan), legal fees, work contributions and the cost of work performed by Tenant to prepare the Premises for the subtenant’s occupancy, all amortized over the term of the sublease. Such Sublease Additional Rent shall be payable as and when received by Tenant.

Section 15.6. If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) after deducting from any sums and other consideration paid to Tenant by the assignee the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such assignment on account of brokerage commissions, advertising expenses, free rent (to the extent consistent with free rent then being offered for subleases in similar buildings in Manhattan), legal fees, work contributions and the cost of work performed by Tenant to prepare the Premises for the assignee’s occupancy. Such Additional Rent shall be payable as and when received by Tenant from the assignee.

Section 15.7. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

Section 15.8.

(A) Tenant may permit portions of the Premises to be occupied, at any time and from time to time, by persons who are not members, officers or employees of Tenant (each such Person who is permitted to occupy portions of the Premises pursuant to this Section being referred to herein as a “Special Occupant”), without (x) Landlord’s prior approval, (y) Tenant being required to pay any profits to Landlord in connection therewith, provided that, in each case, (i) no demising walls are erected in the Premises separating the space used by a Special Occupant from the remainder of the Premises, (ii) the Special Occupant uses the Premises in conformity with all applicable provisions of this Lease, (iii) the use of any portion of the Premises by any Special Occupant shall not create any real property interest of the Special Occupant in or to the Premises, (iv) the portion of the Premises used by all Special Occupants shall not exceed fifteen percent (15%) of the RSF of the Premises, (v) such Person maintains a business or charitable relationship with Tenant and such business or charitable relationship extends during the term of such occupancy (vi) the Special Occupant does not pay for its occupancy rights an amount greater than the Rental that is reasonably allocable to the portion of the Premises that the Special Occupant has the right to occupy (it being understood that amounts that the Special Occupant pays to Tenant to reimburse Tenant reasonably for customary office services shall not be included in the calculation of the amount that the Special Occupant pays for its occupancy rights as provided in this clause (vi)), and (vii) at least ten (10) days prior to a Special Occupant taking occupancy of a portion of the Premises, Tenant gives notice to Landlord advising Landlord of (1) the name and address of such Special Occupant, (2) the character and nature of the business to be conducted by such Special Occupant, (3) the number of RSF to be occupied by such Special Occupant, (4) the duration of such occupancy, (5) the character and nature of Special Occupant’s relationship with Tenant and (5) the fee, if any, to be paid by such Special Occupant for its use of the applicable portion of the Premises, and provided, further that Landlord shall have the right to deny occupancy to any proposed (or existing) Special Occupant in the event such Person maintains a charitable (rather than business) relationship with Tenant, and, Landlord, in its sole judgment, determines that occupancy in the Building by such Person, or by any charity such Person is affiliated with, could be perceived as drawing negative attention to Landlord and/or the Building (or any other tenants or occupants thereof) or otherwise lowering or detracting from the nature, character or quality of Landlord and/or the Building (or any other tenants or occupants thereof) or creating any security risk for Landlord and/or the Building (or any other tenants or occupants thereof).

(B) Tenant shall be permitted to outsource certain ancillary operations in the Premises to persons providing service to Tenant, including food service, mailroom, security services, photocopying, to the extent such services are ordinarily provided to businesses similar to Tenant’s operations in the Premises and provided that the amount of space within the Premises allocated thereto is reasonable taking into account the services which would ordinarily be so provided, and Tenant shall be permitted to provide space within the Premises to such persons without Landlord’s consent thereto being required and any such space allocated to such persons shall not be deemed a portion of the space permitted to be used by the Special Occupants.

ARTICLE 16

ACCESS TO PREMISES

Section 16.1.

(A) Tenant shall permit Landlord, Landlord’s agents, other tenants in the Building and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided same do not reduce the usable area of the Premises or interfere with Tenant’s use and enjoyment thereof beyond a de minimis amount. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees of the Building or (during the last twelve (12) months of the Term) lessees of space therein, or to make such repairs, alterations, improvements or additions (i) as may be required in connection with Landlord’s Work, (ii) as Landlord may reasonably deem necessary to the Premises to comply with Requirements and requirements of the insurance companies providing insurance on the Building, or as Landlord may deem necessary or desirable to any other portion of the Building, or (iii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (v) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and except to the extent provided under Section 7.3 hereof, the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises by such work, alterations, improvements or additions.

(B) Any work performed or installations made pursuant to this Article 16 shall be made with reasonable diligence and otherwise pursuant to Section 7.3, including, without limitation, the provisions thereof relating to overtime work.

(C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 16 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

Section 16.2. If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

Section 16.3. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided any such change does not unreasonably interfere with, or deprive Tenant of access to, the Building or the Premises; to put so-called “solar film” or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of inspection, operation, maintenance, alteration and repair.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

Section 17.1. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building (the “Certificate of Occupancy”). Without limiting the generality of the foregoing, Tenant shall be entitled to use the Premises to accommodate a proportionate share of the total number of persons permitted by the Certificate of Occupancy to occupy the floor of the Building on which the Premises is located, based upon the ratio that the RSF of the Premises bears to the total number of RSF on such floor of the Building. In the event that any Government Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose that is a violation of such Certificate of Occupancy, Tenant shall, upon three (3) Business Days written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises; provided, however, that nothing herein shall prevent Tenant from contesting such violation pursuant to and in accordance with the provisions of Section 9.5. Landlord shall, at Landlord’s cost, use all commercially reasonable efforts to amend the Certificate of Occupancy as needed to allow for Terrace use (including, without limitation, endeavoring to obtain a Public Assembly Permit to permit occupancy of the Terrace by more than 74 persons to the extent permitted by the available roof area) and, if necessary and Tenant reinforces the floors in accordance with this Lease, increased floor loads in connection with Landlord’s Initial Alterations Work, and to reasonably cooperate with Tenant, at no cost to Landlord and subject to any Tenant Delay and Unavoidable Delay, in connection with future amendments to the Certificate of Occupancy to the extent necessary and consistent with the terms of this Lease, including, without limitation, Article 5, Article 16 and Article 41.

ARTICLE 18

DEFAULT

Section 18.1. Each of the following events shall be an “Event of Default” under this Lease:

(A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and such default shall continue for five (5) Business Days after Landlord shall have given Tenant written notice of such default, provided that if Tenant shall fail more than two (2) times in any period of twelve consecutive months to make a payment when due of any Rental, and Landlord shall have given Tenant notice of such default after two (2) such occurrences, then Landlord shall not be required to provide such five (5) Business Days’ notice until Tenant has timely paid all Rental due for a period of twelve (12) consecutive months; or

(B) Intentionally omitted; or

(C) Intentionally omitted; or

(D) if the Premises shall become abandoned; or

(E) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by dissolution, operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

(F) (1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or

(2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(3) if Tenant shall make a general assignment for the benefit of creditors; or

(4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

(5) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days; or

(6) if Tenant rejects this Lease in connection with any action or proceeding under the Bankruptcy Code; or

(G) Intentionally omitted; or

(H) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same, and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

Section 18.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than five (5) days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 18.3. If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 18.1(F), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(F) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 18.2.

ARTICLE 19

REMEDIES AND DAMAGES

Section 19.1.

(A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

(1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

(2) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that

Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-entry”, “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 19.2.

(A) If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s reentry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the term “Escalation Rent” as used in Section 19.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

ARTICLE 20

FEES AND EXPENSES

Section 20.1. If (i) Tenant shall default under this Lease, or (ii) Tenant does or permits any act or thing upon the Premises that would cause Landlord to be in default under any Superior Lease or Mortgage and Tenant does not cure such act or thing within thirty (30) days (or such shorter period as Landlord may be permitted pursuant to any Superior Lease or Mortgage) after notice thereof, or (iii) Tenant fails to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined after the Expiration Date (whether or not any such proceeding results from a default by Tenant under this Lease).

Section 20.2. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to three (3%) percent of the amount unpaid, provided that with respect to the first time in any period of twelve (12) consecutive months that Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Landlord will waive such three percent (3%) late charge if Tenant shall have paid such item of Rental within five (5) Business Days after Landlord shall have given Tenant notice that such item of Rental has not been paid. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than ten (10) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, and in addition to the late charge payable by Tenant pursuant to the preceding sentence, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid. All late charges payable by Tenant hereunder shall be computed from the date such payment was due (without regard to any grace period set forth in this Section 20.2), to and including the date of payment.

ARTICLE 21

NO REPRESENTATIONS BY LANDLORD

Section 21.1. Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises on the Commencement Date in its “as is” but vacant and broom-clean condition, except that Landlord’s Work shall be Substantially Complete thereon, and Tenant shall accept the Terrace on the Commencement Date in its “as is” condition, subject to Article 41 hereof. Except for the completion of any Landlord’s Work, Landlord shall have no obligation to perform any other work or make any other installations in order to prepare the Premises for Tenant’s occupancy. Landlord hereby warrants against defects in Landlord’s Work for a period of time following Substantial Completion equal to the period of time for which the General Contractor (as such term is defined in the Work Agreement) warrants to Landlord against defects in such work. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken (except as to non-compliance with applicable Requirements caused by Landlord’s failure to comply with the Final Plans (as defined in the Work Agreement) in performing Landlord’s Initial Alterations Work and Hazardous Materials and latent defects) and that the Premises were substantially as shown on Schedules A, B and C. The foregoing is not intended to relieve Landlord from its repair and maintenance obligations under this Lease.

Section 21.2. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

ARTICLE 22

END OF TERM

Section 22.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises and the Terrace, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all Specialty Alterations and all Additional Specialty Alterations subject to the provisions of Section 6.1(C)(2). Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property (including the Terrace) occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises or the Terrace after the Expiration Date shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Building (including the Terrace) or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

Section 22.2. If the Fixed Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.

Section 22.3. If the Premises and the Terrace are not surrendered within forty-five (45) days after the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability or expense (including any consequential damages) resulting from delay by Tenant in so surrendering the Premises and the Terrace, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises and the Terrace as a result of such delay and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant. Landlord’s rights under this Section 22.3 are in addition to the holdover rental payable by Tenant under Section 39.7.

Section 22.4. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.

Section 22.5. Tenant’s obligations under this Article shall survive the expiration or termination of this Lease.

ARTICLE 23

POSSESSION

Section 23.1. If Landlord shall be unable to deliver possession of the Premises on any date specified as the Commencement Date or any additional space to be included within the Premises on the specific date (if any) designated in this Lease for any reason whatsoever, then except to the extent expressly provided in this Lease, Landlord shall not be subject to any liability therefor and the validity of this Lease shall not be impaired thereby nor the Expiration Date extended, but the Commencement Date, or the commencement date with respect to such additional space, as applicable, shall be postponed until Landlord shall notify Tenant that the Premises or such additional space, as the case may be, is available for use by Tenant. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of the Premises or any additional space, as the case may be, on the specific date (if any) designated for the commencement of the Term. Tenant agrees that the provisions of this Article 23 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a of the New York Real Property Law.

ARTICLE 24

NO WAIVER

Section 24.1. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.

Section 24.2. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or, with respect to Landlord, any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Except as otherwise provided, no provision of this Lease shall be deemed to have been waived by either party, unless such waiver shall be in writing and shall be signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

ARTICLE 25

WAIVER OF TRIAL BY JURY

Section 25.1. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

ARTICLE 26

INABILITY TO PERFORM

Section 26.1. This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord’s obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (i.e., the release or threatened release of an airborne agent that may adversely affect the Building or its occupants), governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency, delays in the issuance of any licenses, permits or certificates of occupancy or sign-offs from or by the New York City Department of Buildings or other like governmental agencies not due to the negligence, willful misconduct, acts or failures to act (where there is a duty to act) of Landlord or its agents, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord’s reasonable control (“Unavoidable Delays”). Notwithstanding the foregoing, the provisions of Article 13 shall control in all cases where the Premises have been destroyed in whole or in part.

ARTICLE 27

BILLS AND NOTICES

Section 27.1.

(A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), by a recognized overnight courier service (with a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any case addressed:

(a) if to Tenant prior to the date on which Tenant first occupies the Premises for the conduct of its business, at Tenant’s address set forth on the first page of this Lease, Attention: President, or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering such address, with a simultaneous copy to Tenant at Tenant’s address set forth on the first page of this Lease, Attention: General Counsel.

(b) if to Tenant from and after the date on which Tenant first occupies the Premises for the conduct of its business, at the Premises, Attention: President, or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering such address, with a simultaneous copy to Tenant at the Premises, Attention: General Counsel, and in the case of Notices of default, with a simultaneous copy as follows:

(i)	Mintz &Gold LLP

600 Third Avenue, 25th Floor

New York, New York 10016

Attn: Alan Katz, Esq.

(c) if to Landlord, at Maple West 25th Owner, LLC c/o Normandy Real Estate Partners, 53 Maple Avenue, Morristown, New Jersey 07960, Attention: Mr. Paul Teti, with simultaneous copies to each of:

(i)	Normandy Real Estate Partners

53 Maple Avenue

Morristown, New Jersey 07960

Attention: Stephen J. Cusma, Esq.

General Counsel

(ii)	Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Raymond A. Sanseverino, Esq.,

and

(iii)	any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor.

Each of Landlord and Tenant may designate new address(es) for Notice by Notice given to the other in accordance with the provisions of this Article 27.

(B) Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. of such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) three (3) Business Days after the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

Section 27.2. Notwithstanding the provisions of Section 27.1, (i) Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord or the Manager to receive such Notices and (ii) Landlord’s Statements or other bills may be rendered by delivering them to Tenant at the Premises without the necessity of a receipt, and without providing a copy of Landlord’s Statements or bills to any other party. At the end of the Term, Tenant shall advise Landlord of Tenant’s forwarding address. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 28

SERVICES AND EQUIPMENT

Section 28.1. Landlord shall, at Landlord’s expense:

(A) Provide non-exclusive access to the Building’s freight elevator and loading dock serving the Premises (or, at any time prior to the freight elevator being operational, to the Building’s outside hoist) on call on a “first come, first served” basis during Freight Elevator Hours without additional charge to Tenant; and on a reservation, exclusive “first come, first served” basis during Overtime Periods, with a minimum block of four (4) consecutive hours to be reserved during such Overtime Periods at Landlord’s Building-standard rate (which shall be commercially reasonable), which amounts shall be payable to Landlord as Additional Rent. Notwithstanding anything to the contrary contained herein, Landlord shall waive the cost of up to thirty (30) hours of freight elevator (or outside hoist, as the case may be) usage during

Overtime Periods, subject to all other requirements above (including, without limitation, the requirement that such usage be scheduled in blocks of at least four (4) hours), during Tenant’s initial single-phase move in to the Premises. There shall be no charge for freight elevator (or outside hoist, as the case may be) usage in connection with Landlord’s Initial Alterations Work. Landlord shall, at Landlord’s expense, repair any damage to the Premises caused by the installation, existence or removal of the outside hoist.

(B) Provide passenger elevator service to the Premises on Business Days during Operating Hours, provided that at least one (1) elevator shall be available to all floors of the Premises at all times. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.

(C) As soon as Tenant occupies the Premises for the conduct of its business, furnish to the Premises, through the HVAC System, during Operating Hours, chilled air and heat and/or ventilation in accordance with the Performance Specifications set forth in Section 38.1(B) hereof.; provided that Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the HVAC System is providing ventilation or air-conditioning and the position of the sun so requires and shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Premises at any time the HVAC System is not in operation. Subject to Section 7.3(B) of this Lease, Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 28.3. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more than an average of one (1) person for each one hundred (100) square feet of usable area or if Tenant uses in excess of six (6) watts of electricity per rentable square foot of the Premises. If Tenant occupies the Premises at an occupancy rate of greater than that for which the HVAC System was designed (one (1) person per 100 square feet of usable area) or uses in excess of six (6) watts of electricity per rentable square foot, or if Tenant’s partitions are arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates as required by reason of such conditions, and the reasonable cost of such changes shall be reimbursed by Tenant to Landlord as Additional Rent within twenty (20) days after presentation of a bill therefor. Any dispute regarding Landlord’s election to make changes to the HVAC System pursuant to the foregoing sentence shall be resolved by expedited arbitration in accordance with Article 43 of this Lease. Subject to Section 7.3, Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct or place partitions, furniture or other obstructions that may interfere with Landlord’s free access thereto or the proper functioning of Building Systems, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations. Landlord’s obligations under this Section 28.1 and under Section 28.2 are subject to applicable Laws that may limit the hours or the extent to which Landlord is permitted to supply HVAC. Landlord shall have no obligation to supply HVAC to the Basement Space.

(D) Furnish hot and cold water for ordinary drinking, pantry, cleaning and lavatory purposes (specifically excluding showers) to the core restrooms in the Premises. If Tenant requires, uses or consumes water for any other purposes (including, without limitation, showers), Tenant agrees that Tenant shall install a meter or meters to measure Tenant’s water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment. Tenant shall pay to Landlord one hundred eight percent (108%) of the cost of all water consumption measured as provided above, as Additional Rent, within thirty (30) days after bills are rendered. Tenant shall also pay the New York City sewer rents, charges and any other tax apportioned to the Premises in accordance with the measured consumption of water therein, and shall reimburse Landlord for all other costs of providing the same, as Additional Rent, within thirty (30) days after bills are rendered. Except with respect to the core restrooms and any pantries on the floors of the Building on which the Premises are located, Tenant shall pay all costs of generating hot water for Tenant’s use.

(E) Landlord shall not be obligated to provide cleaning of the Premises or refuse or rubbish removal for the Premises, except that Landlord shall clean the interior and exterior of the exterior windows of the Premises twice yearly. Tenant shall contract with reputable contractors, duly licensed and qualified, to perform janitorial services and extermination services in the Premises. The level of service provided by the janitorial contractor shall, at a minimum, include the nightly cleaning and re-stocking of restrooms that are part of the Premises, the proper collection and disposal of rubbish and recyclables as provided in this Lease and the general cleaning of the Premises to a level commensurate with that customarily provided in tenant-cleaned spaces in first-class office buildings similar to the Building. Tenant shall have the option of utilizing Landlord’s base building cleaning and extermination contractors, but will be required to contract directly with any such contractor and to pay such contractor directly for all services rendered to the Premises. Landlord shall in no event be responsible for the oversight or performance of any work in the Premises by any of Landlord’s base building contractors and shall not be a party to any contract between the Tenant and any contractor. Landlord shall have the right to terminate its contract with any contractor at any time, without regard to any contracts that may exist between the Tenant and any contractor. Landlord will provide Tenant’s cleaning, rubbish removal and pest control contractors with access to the Building at commercially reasonable times for the purpose of performing their contracted duties. Tenant shall provide Landlord with a schedule of Tenant’s contractors and their employees requiring access and shall be responsible for updating such schedule at all times, and in no event shall Landlord have any liability to Tenant whatsoever for denying access to any contractor’s employees who are not on such schedule. Tenant shall be responsible for providing its contractors with access to the Premises and for providing the contractors with any keys, access cards or codes as necessary. Tenant shall be responsible for controlling each of its contractors’ use and possession of all keys, access cards and codes. All of the equipment of such contractors shall be stored within the Premises or removed from the Building.

(F) (i) Tenant shall, at its sole cost and expense, comply with all Requirements with respect to the recycling or sorting of refuse and rubbish, and, without limiting the generality of the foregoing, (a) shall recycle spent products, including toner cartridges, copier drums and fluorescent tubes, and (b) shall provide facilities in the Premises for separate storage and recycling of each of the following: (x) paper products and cardboard, (y) aluminum, glass and plastic, and (z) food wastes and so-called “wet garbage”. Tenant shall arrange and require its employees working in the Premises to participate in annual training regarding recycling and shall participate in Landlord-sponsored training programs regarding recycling. Landlord reserves the right to refuse to collect or accept from Tenant any refuse or rubbish which is not separated and sorted as required and to require Tenant to arrange for such collection, at Tenant’s sole cost and expense, using a contractor reasonably satisfactory to Landlord.

(ii) Tenant shall cause the Premises to be treated against infestation by vermin, rodents or roaches on at least a monthly basis, and more frequently, as necessary, whenever there is evidence of any infestation. Tenant shall not permit any Person to enter the Premises or the Building for the purpose of providing such extermination services, unless such Person has been approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

(G) If the “sprinkler system” installed in the Building or any of its appurtenances are damaged or injured or not in proper working order by reason of any act or omission of Tenant or of Persons Within Tenant’s Control, Tenant shall forthwith restore the same to good working condition at Tenant’s expense; and if the New York Board of Fire Underwriters or the New York Insurance Rating Organization or any Government Authority requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (pursuant to submission of necessary engineering plans and specifications for Landlord’s approval).

(H) Subject to compliance with Landlord’s Rules and Regulations and security protocols for the Building, Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week.

(I) So long as the Tenant shall lease at least two (2) contiguous full floors, Tenant shall have the right to use the fire staircase connecting contiguous floors of the Premises (the “Convenience Stairs”) solely as convenience stairs in accessing each floor of the Premises; provided, that Tenant, at its sole cost and expense, complies with all applicable Requirements in connection with such use as convenience stairs as opposed to fire stairs (it being understood that Landlord and Landlord’s authorized personnel shall be permitted to use such Fire Stairs in connection with the operation and maintenance of the Building). In using the Convenience Stairs and in preparing said Convenience Stairs for use by Tenant, Tenant shall be responsible for all incremental costs and expenses in connection therewith (including any increase in Landlord’s insurance costs resulting from Tenant’s use thereof and any additional out-of-pocket costs to Landlord resulting from the need to install, maintain and provide electricity to continuous lighting fixtures serving the Convenience Stairs) and shall comply with the terms of this Lease and all applicable Requirements for use as convenience stairs applicable to the Building. If Tenant so utilizes the Convenience Stairs as convenience stairs, then, unless

Landlord directs Tenant otherwise, Tenant shall maintain and repair at its sole cost and expense the Convenience Stairs, including, without limitation, the periodic painting and cleaning thereof in a manner appropriate for a First Class Office Building. In no event shall Tenant be permitted to store any equipment, furniture, storage boxes or any other personal property whatsoever in the Convenience Stairs. Tenant shall be solely responsible for the operation of the locking system on the doors from the Convenience Stairs to the Premises and hereby waives any and all claims against Landlord arising out of or in connection with parties gaining access to and from the Premises through the Convenience Stairs. All of the provisions of this Lease in respect of indemnification shall apply to the Convenience Stairs, as if the same were part of the Premises, if and to the extent any such indemnification obligation arises from the use or misuse or maintenance of or alterations to the Convenience Stairs by Tenant or anyone claiming by, through or under Tenant. Tenant shall have the right to install, in accordance with Article 6 hereof and to the extent permitted by Requirements, (x) a security system in the Convenience Stairs, that shall be able to connect to the Class E system that constitutes part of the Building Systems, and security cameras that seek to prevent unauthorized persons from entering the Premises from the Convenience Stairs and/or the egress doors, and (y) reasonable finishes in the Convenience Stairs (such as floor covering, paint and lighting) and such signage in the Convenience Stairs as is approved by Landlord in its sole discretion, in either case at Tenant’s expense).

(J) Landlord shall provide one telecommunications closet located on each floor of the Premises, as shown hatched on Schedule N attached hereto (the “Telecommunications Closets”), which will contain multiple conduits for Tenant’s use. Tenant shall have access to a 4’ conduit or existing conduit sleeve within the Telecommunications Closets at no additional cost to Tenant. As of the date hereof, telecommunication providers have not yet been established for Building, but Landlord intends that (x) the Building will contain a new fiber-optic system to manage modern data requirements and (y) that Tenant will have access to no less than two providers for telecommunications services. If Tenant determines that the telecommunication providers for the Building are not acceptable for Tenant’s telecommunication needs, Tenant shall have the right to use a different telecommunication provider (“Tenant’s Telecom Provider”), provided that (i) Tenant’s Telecom Provider shall enter into a commercially reasonable contract with Landlord, acceptable to Landlord, for the provision of telecommunication services to the Premises, (ii) Tenant shall reimburse Landlord as Additional Rent for all costs of the provision of services by Tenant’s Telecom Provider, within twenty (20) days after the date that Landlord gives to Tenant an invoice therefor from time to time and (iii) Tenant shall indemnify Landlord for the costs and expenses of any repairs to the Premises and/or the Building which Landlord deems necessary due to damage to the Premises and/or the Building caused by Tenant’s Telecom Provider.

Section 28.2. In furtherance of and without limiting the provisions of Section 28.1(D) hereof, the Fixed Rent does not reflect or include any charge to Tenant for the furnishing of HVAC service to the Premises during Overtime Periods. Accordingly, if Landlord furnishes any HVAC service to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services at the rate of $150.00 per full floor per hour (provided, however, that Tenant shall pay Landlord Additional Rent at the discounted rate of $50.00 per full floor per hour for the first one thousand (1,000) hours of HVAC service provided to Tenant during Overtime Periods each calendar year during the Term). Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 3:00 p.m. of the Business Day upon which such services are requested or by 3:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

Section 28.3. Subject to Section 7.3 hereof, Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, labor troubles, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control that is related to such failure to provide services, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Without limiting events that may constitute “any cause beyond Landlord’s reasonable control,” the following are items which Landlord and Tenant agree are beyond Landlord’s reasonable control:

(i) Lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);

(ii) Any cause outside the Building (not caused by Landlord or its employees or agents);

(iii) Reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(iv) Disruption of mail and deliveries to the Building or the Premises resulting from a casualty;

(v) Disruption of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or

(vi) Blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

Section 28.4. Tenant agrees to cooperate fully with Landlord, and to abide by all requirements which Landlord may prescribe, to ensure the most effective and energy-efficient operation of the Building, and for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or the public utility serving the Building.

Section 28.5. Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located.

Section 28.6. Subject to all of the provisions of this Lease governing Alterations, including, but not limited to, the submission of plans and specifications and the obtaining of Landlord’s consent to same as required under Article 6, Tenant, at Tenant’s sole cost and expense, shall have the right to install supplemental air-conditioning units in the Premises (“Supplemental A/C Units”). Subject to the following provisions, including, without limitation, the last sentence of this Section 28.6, in the event that Tenant elects to install any Supplemental A/C Units, Landlord shall make available to Tenant for its use at all times throughout the Term, up to twenty (20) tons of condenser water (the “Maximum Number of Tons”) for the Supplemental A/C Units, at Landlord’s standard rates, which as of the date of this Lease are as follows: an annual fee of $500.00 per ton connected to Tenant’s Supplemental A/C Units, payable in monthly installments (such initial and annual fees as may be in effect from time to time during the Term of this Lease, the “Condenser Water Charges”). Landlord shall provide valved and capped outlets at Landlord’s sole cost. When applicable throughout the Term, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after receipt of each bill therefor, the Condenser Water Charges. If Tenant installs any Supplemental A/C Units, Tenant, at Tenant’s sole cost and expense, shall maintain and repair the same using a contractor reasonably acceptable to Landlord pursuant to a maintenance contract reasonably acceptable to Landlord. Landlord, at Tenant’s cost, shall install a meter to measure the electricity required to operate the Supplemental A/C Units (or, at Landlord’s option, Landlord may connect the Supplemental A/C Units to the submeter(s) referred to in Article 4 at Tenant’s expense), and Tenant shall pay for the cost of such electricity as shown on such submeter(s) within thirty (30) days after receipt of each bill therefor in accordance with the provisions of Article 4. Any Supplemental A/C Units so installed by or on behalf of Tenant shall be sized for maximum efficiency and shall have an equipment energy efficiency rating of not less than that prescribed by ASHRAE Standard 90.1-2010. Notwithstanding the foregoing, Landlord shall reserve up to the Maximum Number of Tons of condenser water for Tenant’s use through and including the first anniversary of the Commencement Date, after which time, if Tenant shall not have requested that Landlord make all or any portion of such capacity available or connected all or any portion of such capacity to Tenant’s Supplemental A/C Units (with time being of the essence), Landlord shall no longer be required to maintain the same for Tenant’s exclusive use, provided that Tenant may thereafter request condenser water as set forth herein, subject to availability.

Section 28.7. Subject to the terms and conditions of this Lease, Landlord shall provide security services and procedures to the Building at the levels then being maintained by other owners of first-class office buildings in Manhattan that are of comparable size and location and taking into account any unique features of the Building and the Building’s layout and similar qualifications, it being agreed that (i) in no event shall Landlord have any liability to Tenant, or shall Tenant be entitled to any rent abatement, in the event that Tenant suffers any loss, damage, cost or expense as a result of any security incident occurring in or about the Building and (ii) nothing contained herein shall be construed to permit Tenant to control or monitor Landlord’s system of security services and procedures.

ARTICLE 29

PARTNERSHIP TENANT

Section 29.1. If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as “Partnership Tenant”), or if Tenant’s interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner assumes joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29); and (f) any present or future partner of Partnership Tenant who is no longer a partner of Partnership Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Partnership Tenant on the date of such default.

ARTICLE 30

VAULT SPACE

Section 30.1. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31

SIGNS

Section 31.1. Subject to compliance with all Requirements, Tenant shall have the right to install and maintain on the roof of the Building on the exterior of the Penthouse Space identifying signage approved by Landlord in its sole discretion, and the location, design, and the method by which the same may be affixed to the Building are also subject to Landlord’s approval in its sole discretion. Tenant shall have the right to maintain identifying signage on the entrance door to the Premises and, so long as Tenant shall lease the entire rentable area of such floor, in the elevator lobby on the floor on which the Premises is located. If during the Term hereof, any other tenant of space in the Building leases space in the Building comprising the same RSF or fewer RSF than Tenant is then occupying in the Premises, and Landlord gives such tenant the right to install signage in the lobby of the Building, then Tenant shall have the right to install, at Tenant’s sole cost and expense, and have its name and logo displayed on, comparable signage in the lobby of the Building in a visible location to be determined at Landlord’s sole discretion. For the avoidance of doubt, in the event any tenant of space in the Building leases space in the Building comprising more than the RSF Tenant is then occupying in the Premises and such other tenant is granted the right to install signage in the lobby of the Building, Tenant shall not have the right to install signage in the lobby of the Building. In no event shall Tenant have the right to install any signage on the exterior of the Building, except as otherwise provided in the first sentence of this Section 31.1. The rights granted to Tenant under this Section 31.1 are personal to the Tenant named in this Lease and any Person that succeeds to such named Tenant pursuant to Section 15.3(B) of this Lease, but may not be exercised by any other Tenant. Except as provided in the first and third sentences of this Section 31.1, the size, materials, quality, design, color and lettering of any signs desired by Tenant and permitted by this Lease shall be subject to the prior approval of Landlord (which shall not be unreasonably withheld) and shall be in compliance with all Requirements. At Landlord’s option, Landlord may install any such signs, and Tenant shall pay all costs associated with such installation, as Additional Rent, within twenty (20) days after demand therefor.

Section 31.2. Landlord shall make available to Tenant in any directory then maintained for the Building (the “Directory”) such listings as may be requested by Tenant from time to time pursuant to this Section 31.2, provided that if such Directory is not computerized, the number of listings shall be limited to Tenant’s Tax Share of the total number of listings available. The initial listing shall be without charge to Tenant. From time to time, Landlord shall revise any Directory then maintained to reflect such changes in the listings therein as Tenant may request, and Tenant within thirty (30) days after demand by Landlord shall pay to Landlord, as Additional Rent, Landlord’s reasonable administrative charge for each requested revision, provided that there shall be no administrative charge for the initial listings requested by Tenant.

ARTICLE 32

BROKER

Section 32.1. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease other than the Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease other than the Broker. The execution and delivery of this Lease shall be conclusive evidence that the parties have relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any Person (other than the Broker with respect to Tenant’s indemnity to Landlord) who claims to have dealt with the indemnitor in connection with this Lease and for any and all costs incurred by the indemnitee in connection with such claims, including, without limitation, attorneys’ fees and disbursements. Landlord shall pay Broker its commission pursuant to separate agreement. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 33

INDEMNITY

Section 33.1. Tenant shall not do or permit any act or thing to be done upon the Premises or the Real Property (including the Terrace) that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises and the Terrace as to protect each Indemnitee fully against any such liability and responsibility. Except to the extent caused by the willful misconduct or negligence of Landlord or its principals, officers and employees, Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees to the extent arising from any willful misconduct or negligence of Tenant or Persons Within Tenant’s Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises or the Terrace during the Term or during Tenant’s occupancy of the Premises or the Terrace, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises and the Terrace but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission (where there is a duty to act) or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, and all collection costs (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in enforcing this indemnity provision against Tenant.

Section 33.2. If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee’s insurer. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.

ARTICLE 34

ADJACENT EXCAVATION; SHORING

Section 34.1. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises and the Terrace for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant continues to have access to the Premises.

ARTICLE 35

SECURITY DEPOSIT

Section 35.1. On or before 5:00 P.M. EST on December 18, 2015, Tenant shall deposit with Landlord the Security Deposit by Letter of Credit (as defined and further described in Section 35.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Failure to deposit the Security Deposit by such date (time being of the essence) shall constitute an Event of Default. Tenant agrees that in the event (i) of the occurrence of an Event of Default or (ii) Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of Rental, and the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may draw the entire amount of the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant after the Fixed Expiration Date and after delivery of possession of the entire Premises and the Terrace to Landlord in accordance with the terms of this Lease.

Section 35.2. Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank approved by Landlord with offices for banking purposes in the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one year, be in form and content annexed as Schedule I hereto, be for the account of Landlord and be in the amount of the Security Deposit set forth in the Reference Page. The Issuing Bank shall have combined capital, surplus and undivided profits of at least $500 million and a financial strength rating of at least “A” and a long-term rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Issuing Bank Criteria”). If at any time during the Term, the Issuing Bank does not maintain the Issuing Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another bank meeting the Issuing Bank Criteria within thirty (30) days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds as a cash security deposit in accordance with all Laws. The Letter of Credit shall provide that:

(A) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(B) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least sixty (60) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(C) The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date (or, if the Renewal Option has been exercised, an expiration date of not earlier than sixty (60) days after the expiration date of the Renewal Term); and

(D) The Letter of Credit shall be transferable by Landlord as provided in Section 35.4.

Section 35.3. Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

Section 35.4. In the event of the sale or lease of the Building or the Real Property, Landlord shall transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

Section 35.5. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

Section 35.6.

(A) Provided that no Event of Default shall have occurred and be continuing, Tenant may reduce the Security Deposit to the amount of $2,086,746.39 upon the later of (i) the date that is twenty-four (24) months after the Fixed Rent Step-up Calculation Commencement Date and (ii) the date on which Tenant provides to Landlord audited financial statements dated not more than nine (9) months before the same shall be provided to Landlord evidencing that Tenant has achieved at least $100,000,000.00 in gross revenues for the twelve (12) month period reflected in such financial statements, which financial statements shall have been prepared by an accounting firm reasonably acceptable to Landlord, and such accounting firm shall not have issued an audit opinion questioning Tenant’s ability to continue as a going concern. Such reduction (the “First Security Deposit Reduction”) shall be effected by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of this Article 35 in the reduced amount for the existing Letter of Credit, or (y) the Issuing Bank delivering an amendment to the Letter of Credit reducing the amount thereof (but which does not otherwise amend or modify same), which Landlord shall promptly countersign or authorize in writing if required by the Issuing Bank.

(B) Provided that no Event of Default shall have occurred and be continuing, Tenant may further reduce the Security Deposit to the amount of $1,391,164.26 upon the later of (i) the date that is thirty-six (36) months after the Fixed Rent Step-up Calculation Commencement Date, (ii) the date which is twelve (12) months after First Security Deposit Reduction and (iii) the date on which Tenant provides to Landlord audited financial statements dated not more than nine (9) months before the same shall be provided to Landlord evidencing that Tenant has achieved at least $300,000,000.00 in gross revenues for the twelve (12) month period reflected in such financial statements, which financial statements shall have been prepared by an accounting firm reasonably acceptable to Landlord, and such accounting firm shall not have issued an audit opinion questioning Tenant’s ability to continue as a going concern. Such reduction shall be effected by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of this Article 35 in the reduced amount for the existing Letter of Credit, or (y) the Issuing Bank delivering an amendment to the Letter of Credit reducing the amount thereof (but which does not otherwise amend or modify same), which Landlord shall promptly countersign or authorize in writing if required by the Issuing Bank. In no event shall the Security Deposit be further reduced to an amount below $1,391,164.26.

ARTICLE 36

RENT REGULATION

Section 36.1. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

Section 37.1. Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises or by reason of any termination of any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest, is in possession and is collecting rent from Tenant but not thereafter.

ARTICLE 38

LANDLORD’S WORK

Section 38.1. Landlord, at its expense, shall perform the work set forth in the plans and specifications listed on Schedule R, including, without limitation, the following work in the Premises in a good and workerlike manner in compliance with applicable Requirements (“Landlord’s Base Building Work”):

(A) Fireproofing of any exposed structural steel located in the Premises ready for Tenant’s paint. Fire-stop any shafts, pipe penetrations and core walls located within the Premises in accordance with applicable code. Any fireproofing to be finished so as to be capable of accepting Tenant’s paint.

(B) The water-cooled HVAC units provided by Landlord pursuant to the plans and specifications listed on Schedule R shall be designed to achieve the following performance characteristics (the “Performance Specifications”), provided the occupancy of the Premises shall not exceed by more than an average of one (1) person for each one hundred (100) square feet of rentable area and Tenant shall not use in excess of six (6) watts of electricity per rentable square foot of the Premises:

•	Outside Design Conditions of 92.1°F dB, 74.4°F wB for the summer season and 12.8°F dB for the winter season.

•	Inside Design Conditions of 75°F dB ± 2°F in cooling mode and 70°F dB ± 2°F in heating mode.

•	Condenser water supply temperature of 85°F and condenser water return temperature of 100°F on a design cooling day.

•	Minimum condenser water supply temperature of 50°F.

Nothing contained in this clause (B) shall be deemed to preclude Tenant from setting the thermostats in the Premises to temperatures determined by Tenant.

(C) Patch all ceilings and columns located in the Premises so that they are ready to accept paint to be applied as part of Landlord’s Initial Alterations Work on behalf of Tenant.

(D) Concrete slab within the Premises shall be cleaned, patched and sealed and delivered reasonably smooth with all holes, core drills or other perforations in the slab patched and fire stopped. Floor leveling material to be installed so as to provide smooth finish and as level as possible and ready for Tenant finishes.

(E) Install fin tube radiation heating elements and brick façade in the Tenth Floor Premises and the Eleventh Floor Premises finished to a mutually agreed upon standard, inclusive of exposed brick beneath the window sill (where applicable). Landlord to provide new sheetrock knee wall from floor to bottom of windows throughout the space.

(F) The entire envelope shall be sealed and weather/ water tight including new roof.

(G) Landlord to deliver interior perimeter partitions including brick, CMU, etc. patched and in good condition so as to give appearance of being new.

Section 38.2. In addition to Landlord’s Base Building Work, Landlord shall diligently perform the work described in Schedule M (the “Work Agreement”), at Landlord’s cost (up to but not in excess of Landlord’s Maximum Contribution) to prepare the Premises for Tenant’s initial occupancy, subject to and in accordance with the terms and conditions of the Work

Agreement and the terms and conditions of this Lease. Except as expressly set forth in this Lease, in no event shall Landlord be subject to any liability, nor shall the validity of this Lease be impaired, if Landlord fails to deliver possession of the Premises to Tenant with Landlord’s Work Substantially Completed by any particular date.

ARTICLE 39

MISCELLANEOUS

Section 39.1. This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Lease may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Lease identical thereto except having an additional signature page executed by the other party to this Lease attached thereto. Any counterpart of this Lease may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.

Section 39.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Land, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, provided the transferee shall assume or be deemed to have assumed (either expressly or by operation of law), subject to the remaining provisions of this Section 39.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director, officer, employee, or principal, direct or indirect, of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to the interest of Landlord in and to the Real Property to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

Section 39.3. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 39.4. Neither this Lease nor any memorandum of this Lease shall be recorded.

Section 39.5. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted or withheld by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that, its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval, (x) Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and (y) it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying consent or approval shall be as provided in this Section 39.5.

Section 39.6.

(A) Tenant represents and warrants that to its actual knowledge (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States Laws, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Laws or that this Lease is in violation of Laws, and (c) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Laws or Tenant is in violation of Laws.

(B) Tenant covenants and agrees (a) to comply with all Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they no may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(C) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.

(D) In connection with this Lease or any proposed assignment of this Lease or sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

Section 39.7. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to the greater of (i) (x) with respect to the first thirty (30) days that Tenant shall remain in possession of the Premises after the Expiration Date, one hundred fifty (150%) percent of the aggregate Fixed Rent and Additional Rent payable during the last month of the Term and (y) with respect to any period of time that Tenant shall remain in possession of the Premises after the date which is thirty (30) days after the Expiration Date, two hundred (200%) percent of the aggregate Fixed Rent and Additional Rent payable during the last month of the Term, and (ii) the then fair market rental value of the Premises, as reasonably determined by Landlord, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. The acceptance of any holdover rental paid by Tenant pursuant to this Section 39.7 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

Section 39.8. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

Section 39.9. Notwithstanding anything to the contrary contained herein, in no event shall Landlord or the Parties or Tenant be liable for consequential or punitive damages under this Lease, except to the extent that Tenant’s liability under Section 22.3 may be characterized as consequential damages.

Section 39.10. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39.11. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

Section 39.12. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 39.12 shall survive the expiration of this Lease.

Section 39.13. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought and (c) is permissible under the Mortgage(s) and the Superior Lease(s).

Section 39.14. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

Section 39.15. This Lease shall be governed by the laws of the State of New York without regard to conflict of laws principles.

Section 39.16. If Tenant is a corporation or a limited liability company or a limited liability partnership, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer or member or partner of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

Section 39.17. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

Section 39.18. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 39.19. From and after the date of this Lease, each of Landlord and Tenant and Persons Within Tenant’s Control shall maintain the terms and conditions of this Lease confidential and, without the other party’s prior written consent, shall neither discuss nor disclose the terms and conditions of this Lease (except to the extent the same is in or has entered into the public domain through no breach of this Section 39.19) with any tenant or occupant of the Building or with any other person, other than (i) the Broker, (ii) the attorneys who are representing such party in connection with this Lease, (iii) such party’s accountants, and (iv) any proposed subtenant of the Premises or assignee of this Lease and only if and to the extent such other parties listed in clauses (i) to (iv) inclusive are informed of the confidential nature of this Lease and shall agree to act in accordance with the provisions of this section, or (v) if required to do so to enforce the terms of this Lease, or as may otherwise be required to be disclosed by law or judicial process; provided that, if Landlord or Tenant is required or requested by legal process to disclose the terms and conditions of this Lease, such required party shall provide the other party with prompt notice of such requirement or request and unless such other party waives the confidentiality requirements of this Lease, the required party shall cooperate with such other party in obtaining an appropriate protective order regarding such disclosure. Notwithstanding the foregoing, Tenant recognizes and agrees that Landlord shall have the right to disclose the terms and conditions of this Lease to its investors, lenders, secured and unsecured, rating agencies, prospective purchasers and other parties in the ordinary course of its ownership of the Building, and that no such disclosures shall be restricted by or deemed a breach by Landlord of the provisions of this Section 39.19. Each of Landlord and Tenant acknowledges that a breach or threatened breach of this section will cause irreparable injury and damage to the other party, and, therefore, agrees that, in addition to any other remedies that may be available to such other party, such other party shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) as a remedy for a breach or threatened breach of this section and to secure its enforcement, provided that in no event shall either party be entitled to terminate this Lease by reason of a breach of this Section 39.19.

Section 39.20. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(A) The words “herein”, “hereof”, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(B) Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

(C) Reference to Landlord as having “no liability” or being “without liability” shall mean, except as otherwise expressly provided in this Lease, that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(D) Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(E) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(F) The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 39.21. Landlord agrees to reasonably cooperate (which may include joining in and executing any applications or other documentation to an applicable governmental entity in connection with seeking to obtain benefits, incentives or entitlements under a particular program, provided that applicable program requires Landlord to join in any such application or documentation), at no cost to Landlord, with Tenant’s efforts to obtain from any applicable taxing authority any available governmental benefits, incentives or entitlements that may be available to Tenant in connection with this Lease.

ARTICLE 40

RIGHT OF FIRST OFFER

Section 40.1. As used herein:

(A) “Available” means, as to any space, that such space is vacant and free of any present or future possessory right now, or, if such space is vacant as of the date hereof, following the initial leasing of such space after the date hereof, or, to the extent specified in clause (ii) of the following sentence, hereafter existing in favor of any third party. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer pursuant to this Section 40.1 is subordinate to (i) any right of offer, right of first refusal, renewal right or similar right or option in favor of any third party existing as of the date of this Lease (which rights are specified in Schedule S annexed to this Lease) and any renewal right hereafter granted, and (ii) Landlord’s right to (x) extend the term of lease of any tenant or occupant or (y) enter into a new lease with any tenant or occupant, on the floor located within the Offer Space (as such term is hereinafter defined) whether or not pursuant to an option to renew.

(B) “Offer Space” means any space on the ninth (9th) floor of the Building after the initial leasing thereof.

Section 40.2.

(A) Provided that (i) this Lease shall be in full force and effect, (ii) there shall not then be existing an Event of Default under this Lease, (iii) Tenant or its Permitted Transferee and its Special Occupants shall be in physical occupancy of at least seventy-five percent (75%) of the entire rentable area of the Premises, (iv) as of the Anticipated Inclusion Date (as defined below), there shall be at least four (4) full years remaining in the Term (or Tenant shall have a Renewal Option remaining that may be exercisable in accordance with the provisions of Article 42) and (v) Tenant shall not have exercised the Initial Expansion Option, if any Offer Space becomes, or Landlord reasonably anticipates that any Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (a) a description and the rentable square footage of the Offer Space, (b) Landlord’s determination of the Fair Rental Value of the Offer Space, which shall constitute the maximum thereof Landlord can claim as the Fair Rental Value for such space in any arbitration thereof (“Landlord’s Maximum Offer Determination”), (c) the date or estimated date that such Offer Space has or shall become Available (the “Anticipated Inclusion Date”), and (d) any other relevant economic terms selected by Landlord which Landlord in good faith believes is customary in the marketplace.

(B) Provided that on the date that Tenant exercises the Offer Space Option (as hereinafter defined) and on the Offer Space Inclusion Date (as hereinafter defined) the conditions described in clauses (i) through (iii) of Section 40.2(A) continue to be satisfied and as of the Anticipated Inclusion Date there shall be at least five (5) full years remaining in the Term (provided that if there are fewer than five (5) full years remaining in the Term, Tenant shall simultaneously with the exercise of the Offer Space Option exercise the Renewal Option), Tenant shall have one (1) option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is fifteen (15) Business Days after the giving of the Offer Notice (time being of the essence) to include the Offer Space in the Premises for a term ending on the Expiration Date. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination (if applicable), and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Rental Value for such Offer Space, which shall constitute the minimum that Tenant can claim as the Fair Rental Value for such space in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Rental Value for such Offer Space.

Section 40.3. If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant and broom-clean possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent for the Offer Space shall be as set forth above, (ii) Tenant’s Share shall be increased to reflect Tenant’s lease of the Offer Space, (iii) unless otherwise specified by Landlord in the Offer Notice, Landlord shall not be required to perform any Landlord’s work or any other work, pay a Landlord’s contribution or a work allowance or any other amount, or render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy, and Tenant shall accept the Offer Space vacant, free of any possessory interest thereon, broom clean and otherwise in its “as is” condition as of the date of the Offer Notice, reasonable wear and tear excepted; and (iv) as may be otherwise set forth in the Offer Notice. In addition, within thirty (30) days after the later to occur of (x) Tenant’s giving of the Acceptance Notice and (y) the determination of Fair Rental Value for the

Offer Space, Tenant shall increase the amount of the Security Deposit proportionately to reflect Tenant’s lease of the Offer Space. Such increase shall be effected by (I) Tenant exchanging a replacement Letter of Credit meeting the requirements of Article 35 in the increased total amount for the existing Letter of Credit, or (II) the Issuing Bank delivering an amendment to the Letter of Credit increasing the amount thereof (but which does not otherwise amend or modify same), which amendment Landlord shall promptly countersign or authorize in writing if required by the Issuing Bank.

Section 40.4. If in the Acceptance Notice Tenant disputes Landlord’s determination of Fair Rental Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the Acceptance Notice, then the dispute shall be resolved by arbitration as set forth in Article 42. If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the Offer Space, an amount equal to Landlord’s Maximum Offer Determination. If such resolution shall be in favor of Tenant, then within thirty (30) days after the final determination of Fair Rental Value, Landlord shall refund to Tenant any overpayment.

Section 40.5. If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the Anticipated Inclusion Date, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. If an existing tenant of the Offer Space holds over, Landlord shall use commercially reasonable efforts, which may include the commencement of an eviction action against such holdover tenant, if such action is determined by Landlord to be commercially reasonable in the circumstances, to obtain possession of the Offer Space. This Section 40.5 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

Section 40.6. If, after receiving an Offer Notice as set forth above, Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of all or any part of the Offer Space with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option shall be null and void and of no further force and effect with respect to all or any part of the Offer Space and Landlord shall have no further obligation to offer all or any part of the Offer Space to Tenant, and (ii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord and Tenant confirming Tenant’s waiver of, and extinguishing, the Offer Space Option contained in this Article 40.

Section 40.7. Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Article 40.

Section 40.8. Notwithstanding any provision to the contrary contained in this Lease, if Tenant shall have duly exercised the Initial Expansion Option, Tenant shall no longer have an Offer Space Option and this Article 40 shall be deemed void and of no further force and effect.

ARTICLE 41

TERRACE

Section 41.1. So long as such use is in compliance with all applicable Requirements, and subject to Landlord’s rights under this Lease, Tenant shall, throughout the Term, have (i) the exclusive use of that portion of the terrace outside the Penthouse Space and located on the southerly side of the Building in the area delineated on Schedule O-1 annexed hereto (the “South Terrace”), subject to (x) the rights of Landlord to access the South Terrace from time to time, upon prior notice to Tenant, in connection with Landlord’s marketing of the Building or of space within the Building, and (y) Landlord’s Event Rights (as hereinafter defined), and (ii) the exclusive use of that portion of the terrace outside the Penthouse Space located on the northerly side of the Building in the area delineated on Schedule O-2 annexed hereto (the “North Terrace”; together with the South Terrace, the “Terrace”) subject to the rights of Landlord to access the South Terrace from time to time, upon prior notice to Tenant, in connection with Landlord’s marketing of the Building or of space within the Building, as an outdoor seating and reception area for the officers, employees and business invitees of Tenant (or other permitted parties) in the ordinary course of Tenant’s business and in accordance with the terms and provisions of this Lease. The Terrace shall not be included in the rentable square footage of the Premises, and Tenant shall not be required to pay Fixed Rent or Escalation Rent for Tenant’s use of the Terrace. Accordingly, Tenant shall not be entitled to an abatement of, or credit against, Fixed Rent or Escalation Rent for any condition affecting the Terrace (such as, by way of example only, a casualty to the Terrace or Tenant’s inability to access the Terrace). Any window washing rig on the roof or Terrace are to be installed and stored so as not to interfere with Tenant’s furniture and use of the Terrace. As used herein, the term “Landlord’s Event Rights” shall mean the right of Landlord and its designees (which may include other tenants or occupants of the Building) to access the South Terrace for up to five (5) events per calendar year, provided that: (i) with respect to each such event, Landlord shall provide at least two (2) weeks’ prior notice to Tenant that Landlord (for itself or its designee(s)) desires to use the South Terrace for an event, specifying the date and time and type of such event and (ii) such event shall be scheduled to occur after 6:00PM on a Business Day or on a day other than a Business Day. Landlord shall clean the South Terrace and repair any damage caused by such access and use after any such event at Landlord’s sole cost. Promptly after receipt of a notice from Landlord exercising Landlord’s Event Rights, Tenant shall confirm in writing to Landlord that the South Terrace is available for Landlord’s use on the scheduled date and time, the parties agreeing that the only reason for which Tenant may inform Landlord that the South Terrace is not available is if Tenant shall have scheduled its own event which would directly conflict with the date and time of Landlord’s event on the South Terrace prior to the date Tenant shall have received Landlord’s notice of exercise of Landlord’s Event Rights. Upon request by Landlord, Tenant shall provide Landlord with reasonable documentation evidencing such conflict and make reasonable efforts to work with Landlord and any other parties scheduled to use the South Terrace during such time to agree upon an alternate timing agreeable to all parties so as to alleviate such conflict.

Section 41.2. Prior to the Commencement Date, Landlord shall, at its own cost and expense, in a condition compliant with the Certificate of Occupancy and the applicable code, install on the Terrace in accordance with the plans and specifications listed on Schedule R annexed hereto a railing, egress lighting, pavers and fire alarm (and provide connection thereof to the Building Class E System).

Section 41.3. Landlord shall deliver the Terrace to Tenant in its “as is” condition on the Commencement Date, notwithstanding anything to the contrary contained in this Lease. Except as expressly set forth in Section 41.2 hereof, Landlord shall not be obligated to perform any work or to contribute to the cost of any Alterations to prepare the Terrace for Tenant’s use. Tenant shall make no Alterations on or to the Terrace without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant shall repair any damage to the Terrace and the Building caused by Tenant.

Section 41.4. At all times during the Term, Landlord shall have access to the Terrace to service any Building equipment thereon and otherwise, all in accordance with Article 16 of this Lease.

Section 41.5. During the Term, Tenant shall comply, and shall cause any and all Persons Within Tenant’s Control, to comply with all of the terms, covenants and obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease with respect to the Terrace as if the same were the Premises hereunder (it being agreed that the Terrace is not part of the Premises), provided, however, (i) Tenant acknowledges and agrees that the terms and conditions of Articles 12 and 33 of this Lease shall be applicable to the Terrace as if the same were the Premises hereunder; and (ii) notwithstanding anything to the contrary contained in Article 15 of this Lease, Tenant shall have no right to sublease the Terrace or allow the same to be used by others without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion (provided, however, that Tenant shall have the right to sublease the exclusive use of the North Terrace and the non-exclusive use of the South Terrace in connection with a sublease of the entire Premises or a sublease of the entire Penthouse Space in accordance with Article 15 hereof).

ARTICLE 42

OPTION TO RENEW

Section 42.1. (A) Provided that both at the time of the exercise of the Renewal Option (as hereinafter defined) and at the time of the commencement of the Renewal Term: (i) this Lease shall be in full force and effect; (ii) there shall not then be existing an Event of Default under this Lease; and (iii) Tenant and/or its Permitted Transferee and its Special Occupants shall be in physical occupancy of at least seventy-five percent (75%) of the entire rentable area of the Premises, Tenant shall have one (1) option to extend the Term of this Lease (the “Renewal Option”), for a period of five (5) years (the “Renewal Term”), on the terms of this Lease (except as set forth below). The Renewal Option shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not later than twelve (12) months (with time being of the essence), prior to the Fixed Expiration Date. Notwithstanding the first sentence of this Section 42.1, Landlord, in its sole discretion, may waive any default by Tenant or occupancy requirement and no such default or occupancy requirement may be used by Tenant to negate the effectiveness of Tenant’s exercise of the Renewal Option.

(B) The Renewal Term shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that, (i) during the Renewal Term there shall be no further option to renew the Term of this Lease, (ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s continued occupancy during the Renewal Term and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation for the Renewal Term, (iii) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to the greater of (x) the Fixed Rent payable by Tenant during the last year of the Term and (y) the Fair Rental Value of the Premises as of the first day of the Renewal Term, and (iv) on or prior to the first day of the Renewal Term, the final expiry date of the Letter of Credit held pursuant to Article 35 hereof shall be extended by sixty (60) months.

Section 42.2. If Tenant has given the Renewal Notice in accordance with Section 42.1, the parties shall endeavor to agree upon the Fair Rental Value of the Premises, as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the Fair Rental Value for the Renewal Term within one hundred fifty (150) days prior to the first day of the Renewal Term, then the same shall be determined as follows: A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the AAA. The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years’ experience in the leasing of Premises in the vicinity of the Building, comparable in size, location and quality to the Premises. As soon as reasonably practicable after the appointment of the Baseball Arbitrator, the Baseball Arbitrator shall meet with Landlord and Tenant (the “Initial Meeting”). At the Initial Meeting, Landlord shall submit to the Baseball Arbitrator its determination of the Fair Rental Value for the Renewal Term (“Landlord’s Maximum Determination”) in a sealed envelope contemporaneously with Tenant’s submission to the Baseball Arbitrator of its determination of the Fair Rental Value for the Renewal Term (“Tenant’s Maximum Determination”) in a sealed envelope, whereupon Baseball Arbitrator shall open both envelopes. If one party shall be ready, willing and able to submit its determination of the Fair Rental Value at such Initial Meeting, but the other party shall fail to submit its determination of the Fair Rental Value at such Initial Meeting, then the party who is so ready, willing and able to submit its determination shall not be required to do so, and the Initial Meeting shall be rescheduled to a date which is not more than three (3) Business Days following the Initial Meeting, at which rescheduled Initial Meeting the Baseball Arbitrator shall open both envelopes. If the party that was not ready, willing and able to submit its determination of the Fair Rental Value at the Initial Meeting shall not submit its determination of the Fair Rental Value at such rescheduled meeting, the determination of the party that was ready, willing and able to submit its determination at the Initial Meeting shall constitute the Fair Rental Value. If the higher of Landlord’s Maximum Determination and Tenant’s Maximum Determination (the “Higher Determination”) is not higher than the lower of Landlord’s Maximum Determination and Tenant’s Maximum Determination (the “Lower Determination”) by more than three (3%) percent of the Higher Determination, then the Baseball Arbitrator shall not make a determination as to the Fair Rental Value, and the Fair Rental Value shall equal the average of Landlord’s Maximum Determination and Tenant’s Maximum Determination. If the Higher Determination is higher than the Lower Determination by more than three (3%) percent of the Higher Determination, then the Baseball Arbitrator shall make a determination of the Fair Rental Value by selecting either the amount set forth in Landlord’s Maximum Determination or the amount set forth in Tenant’s Maximum Determination, whichever the Baseball Arbitrator determines is closer to the Fair Rental Value, taking into account all relevant factors, whether favorable to Landlord or Tenant. The Baseball Arbitrator may not select any other amount as the Fair Rental Value and shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the Baseball Arbitrator shall be final and binding upon Landlord and Tenant, whether or not judgment shall have been entered thereon, and shall serve as the basis for the Fixed Rent payable for the Renewal Term, and each of Landlord and Tenant hereby consents to the entry of judgment in any court having jurisdiction based upon such determination.

Section 42.3. If any dispute regarding the Fair Rental Value shall not have been resolved on or before the first day of the Renewal Term, then pending such resolution, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Landlord’s Maximum Determination. If such resolution shall be in favor of Tenant, then within thirty (30) days after the final determination of Fair Rental Value for the Renewal Term, Landlord shall refund to Tenant any overpayment. After a determination has been made of the Fair Rental Value, the parties shall execute and deliver an instrument setting forth the Fixed Rent for the Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such Fixed Rent in accordance with this Article 42.

Section 42.4. Notwithstanding anything to the contrary contained herein, the rights granted to Tenant pursuant to this Article 42 shall be personal to the Tenant named in this Lease (and its successor pursuant to a Permitted Transfer), and may not be assigned to any other Tenant.

ARTICLE 43

EXPEDITED ARBITRATION

Section 43.1. In any case where this Lease expressly provides for, or gives the option for, the settlement of a dispute or question by expedited arbitration pursuant to this Article 43, and only in such cases (and not in any case where other specific dispute resolution procedures are expressly provided for in this Lease, such as the dispute resolution procedures with respect to Fair Market Rent pursuant to Article 42), the party desiring arbitration shall have the right to submit any such dispute to binding arbitration in the City of New York, New York, under the Expedited Procedures provisions (Rules E-1 through E-10 in the edition in effect on the date of this Lease, as the same may be modified or supplemented from time to time) of the Commercial Arbitration Rules of the AAA.

Section 43.2. In cases where such arbitration is used: (i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5; provided, however, that the arbitrator shall be a person having not less than ten (10) years of experience in the subject matter of the dispute in first-class office buildings located in Manhattan; (ii) the first hearing shall be held within 7 Business Days after the appointment of the arbitrator; and (iii) any finding or determination of the arbitrator shall be deemed final and binding (except that the arbitrator shall be bound by the provisions of this Lease, and shall not have the power to add to, subtract from, modify or change any of the provisions of this Lease). The decision of the arbitrator shall be conclusively binding on the parties. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. Landlord and Tenant each: (x) consent to the entry of judgment in any court upon any award or decision rendered in any arbitration held pursuant to this Article 43 or otherwise pursuant to this Lease; and (y) acknowledge that any award or decision rendered in any arbitration held pursuant to this Article 43 or otherwise pursuant to this Lease, whether or not such award or decision has been entered for judgment, shall be final and binding upon Landlord and Tenant.

ARTICLE 44

INITIAL EXPANSION OPTION

Section 44.1. (A) Provided that on the date Tenant exercises the Initial Expansion Option (i) this Lease is in full force and effect and (ii) no Event of Default shall have occurred and be continuing, Tenant shall have the option (the “Initial Expansion Option”) to lease the entire rentable area of the ninth (9th) floor of the Building (the “Ninth Floor Premises”), as approximately shown on the floor plan annexed hereto as Schedule T, which Landlord and Tenant conclusively agree, without representation or warranty on the part of Landlord, contains 11,854 RSF (the “Initial Expansion Space”). The Initial Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “Initial Expansion Notice”) on or before the date which is five (5) Business Days after the Stated Commencement Date. Time is of the essence with respect to the giving of the Initial Expansion Notice. If Tenant fails timely to give an Initial Expansion Notice, then the Initial Expansion Option shall be null and void and Tenant shall have no further rights under this Article 44.

(B) If Tenant timely gives the Initial Expansion Notice, then the Initial Expansion Space shall become part of the Premises (and the term “Premises” shall include the Initial Expansion Space) as of the Ninth Floor Premises Commencement Date, upon all of the terms and conditions set forth in this Lease, except that:

(1) All references in this Lease to the Commencement Date shall, with respect to the Ninth Floor Premises, be deemed to refer to the Ninth Floor Premises Commencement Date, provided, however, that the parties acknowledge and agree that (x) the Fixed Expiration Date for the entire Premises (including the Ninth Floor Premises) shall be ten (10) years and eight (8) months after the date which is the Commencement Date with respect to the Tenth Floor Premises, the Eleventh Floor Premises and the Penthouse Space (and not ten (10) years and eight (8) months after the Ninth Floor Premises Commencement Date), it being the intent of the parties that the Fixed Expiration Date shall be the same date for the entire Premises, (y) Sections 2.1(C), (D) and (E) of this Lease shall not apply with respect to the Ninth Floor Premises or the Ninth Floor Premises Commencement Date (it being the intent of the parties that there shall be no First Delivery Date or Outside Delivery Date (or any rights, obligations and/or remedies associated with either of the foregoing) with respect to the Ninth Floor Premises or the Ninth Floor Premises Commencement Date) and (z) the Fixed Rent Step-up Calculation Commencement Date for the entire Premises (including the Ninth Floor Premises) shall be eight (8) months after the date which is the Commencement Date with respect to the Tenth Floor Premises, the Eleventh Floor Premises and the Penthouse Space (and not eight (8) months after the Ninth Floor Premises Commencement Date), it being the intent of the parties that the Fixed Rent Step-up Calculation Commencement Date shall be the same date for the entire Premises and that the subsequent Fixed Rent increases tied to such date as set forth on Schedule D hereto shall occur at the same times for the entire Premises;

(2) Base Rent in respect of the Initial Expansion Space shall be payable at the rates set forth on Schedule D hereto with respect to the Initial Expansion Space;

(3) Provided that no Event of Default shall have occurred and then be continuing, (i) Tenant shall receive an aggregate rent credit in the amount of $565,040.67, which amount shall be reduced by $2,354.34 for each day from the period commencing on the date of this Lease and ending on the date the Initial Expansion Notice is delivered to Landlord (such reduced amount, the “Aggregate Initial Expansion Space Rent Credit”), to be applied against the amounts of Fixed Rent due hereunder with respect to the Initial Expansion Space and (ii) the term “Aggregate Rent Credit” shall include the Aggregate Initial Expansion Space Rent Credit but shall be applied only to the Ninth Floor Premises Fixed Rent;

(4) Tenant’s Tax Share shall be increased by the addition of 8.5885% to reflect the addition of the RSF of the Initial Expansion Space to the RSF of the Premises;

(5) Section 3.2(A)(II) of this Lease shall be deleted in its entirety and the following substituted therefor:

“(II) commencing on July 1, 2017, an amount (“Tenant’s Initial Tax Payment”) equal to (a) $30,561.00 (or $0.75 per RSF of the Premises) for the 2017/2018 Tax Year; (b) $61,122.00 (or $1.50 per RSF of the Premises) for the 2018/2019 Tax Year; (c) $91,683.00 for the 2019/2020 Tax Year (or $2.25 per RSF of the Premises); (d) $122,244.00 (or $3.00 per RSF of the Premises) for the 2020/2021 Tax Year; and (e) $152,805.00 (or $3.75 per RSF of the Premises) for the 2021/2022 Tax Year.”

(6) Section 3.2(B)(III) of this Lease shall be deleted in its entirety and the following substituted therefor:

“(III) Tenant’s Initial Tax Payment of $152,805.00. ”

(7) Within fifteen (15) days after Tenant shall have exercised the Initial Expansion Option, Tenant shall increase the amount of the Security Deposit by the sum of $1,020,453.78 to reflect Tenant’s lease of the Initial Expansion Space. Such increase shall be effected by (i) Tenant exchanging a replacement Letter of Credit meeting the requirements of Article 35 in the increased total amount for the existing Letter of Credit, or (ii) the Issuing Bank delivering an amendment to the Letter of Credit increasing the amount thereof (but which does not otherwise amend or modify same), which amendment Landlord shall promptly countersign or authorize in writing if required by the Issuing Bank;

(8) In the first sentence of Section 35.6(A) of this Lease, the amount “$2,086,746.39” shall be deleted and replaced with the amount “$2,921,663.16”;

(9) In the first and last sentences of Section 35.6(B) of this Lease, the amount “$1,391,164.26” shall be deleted and replaced with the amount “$1,947,775.44”;

(10) Landlord’s Maximum Contribution shall be increased by the addition of an amount derived by multiplying $711,240.00 by a fraction, the numerator of which is the number of months in the Term with respect to the Ninth Floor Premises for which no portion of the Aggregate Initial Expansion Space Rent Credit is applied against the amounts of Fixed Rent due hereunder with respect to the Initial Expansion Space, and the denominator of which is one hundred twenty (120) but in no event shall Landlord’s Maximum Contribution exceed $711,240.00;

(11) Article 40 of this Lease shall be null and void in its entirety;

(12) With respect solely to the Initial Expansion Space, the term “Substantial Completion” shall refer solely to the Substantial Completion of the Initial Expansion Space and not to any other portion of the Premises;

(13) With respect solely to the application of the terms of the Work Agreement to the Initial Expansion Space:

(i) In Section I.B of the Work Agreement, (x) the date “November 15, 2015” shall be replaced in its entirety in all places in which it appears with the words “the date on which the Initial Expansion Notice is delivered to Landlord” and (y) the date “December 31, 2015” shall be replaced in its entirety in all places in which it appears with the words “the date which is forty-five (45) days after the date on which the Initial Expansion Notice is delivered to Landlord”

(ii) In Section II.C of the Work Agreement, the date “August 30, 2016” shall be replaced in its entirety in all places in which it appears with the words “the date which is one hundred eighty (180) days after the date on which the Initial Expansion Notice is delivered to Landlord”;

(iii) In Article V of the Work Agreement, the date “July 1, 2016” shall be replaced in its entirety with the words “such date as is reasonably determined by Landlord, written notice of which date is provided to Tenant within a reasonable time after Landlord’s approval of the Final Plans”

(C) Notwithstanding anything to the contrary contained in this Article 44, Tenant shall have the right to elect in writing (such election, the “TIA Election”), concurrently with its delivery of the Initial Expansion Notice, to perform Landlord’s Initial Alterations Work (in lieu of having such work performed by Landlord) with respect only to the Ninth Floor Premises, and receive the amount of Landlord’s Maximum Contribution as a Tenant

Improvement Allowance on a progress payments basis as work is completed. Time is of the essence with respect to the TIA Election. If Tenant fails timely to make the TIA Election concurrently with its timely delivery of an Initial Expansion Notice, then Tenant shall no longer have the right to make the TIA Election, this Section 44.1(C) shall be null and void and Landlord’s Initial Alterations Work with respect to the Ninth Floor Premises shall be performed in accordance with the terms of this Lease (including, without limitation, Section 44.1(B)). If Tenant timely makes the TIA Election, the Work Agreement (and Section 44.1(B)(13) of this Lease) shall not apply with respect to the Ninth Floor Premises, and the following shall apply with respect to the Ninth Floor Premises:

(1) The definition of Ninth Floor Premises Commencement Date included in Article 1 of this Lease shall be deleted in its entirety and the following substituted therefor: ““Ninth Floor Premises Commencement Date” shall mean the earlier to occur of (i) the date which is four (4) months after the date on which Landlord shall have tendered possession of the Ninth Floor Premises to Tenant and (ii) the first date on which Tenant or any Person claiming under or through Tenant first occupies the Ninth Floor Premises, for the conduct of its business.”

(2) All references in this Lease to Landlord’s Initial Alterations Work shall, with respect to the Ninth Floor Premises, be deemed to refer to the Initial Alterations (as hereinafter defined);

(3) Provided there has not occurred an Event of Default under this Lease, subject to the conditions set forth below, Landlord shall pay to Tenant a sum (the “Tenant Improvement Allowance”) in connection with the Alterations to be made by Tenant for Tenant’s initial occupancy of the Ninth Floor Premises (the “Initial Alterations”) up to a maximum amount not to exceed the amount of Landlord’s Maximum Contribution with respect to the Ninth Floor Premises for those costs and expenses directly incurred by Tenant in connection with the actual costs of construction of the Initial Alterations, as shown on the approved plans and specifications referred to in Section 6.1 for such Initial Alterations. For purposes of the preceding sentence, actual costs of construction shall include both so called “hard” construction costs and so called “soft” costs for Tenant’s architectural, engineering and permitting and filing fees with respect only to the Ninth Floor Premises (collectively, “Soft Costs”), provided that Landlord shall not be obligated to fund more than twenty-five percent (25%) of the Tenant Improvement Allowance for Soft Costs. Notwithstanding anything to the contrary, set forth herein the Tenant Improvement Allowance shall not be used for telephone systems, computer systems, furniture or decorations (other than carpeting, wall coverings and window blinds). Tenant shall submit to Landlord a line item budget (for Landlord’s review and approval) setting forth estimated construction costs in detail prior to commencement of the Initial Alterations;

(4) Provided that no Event of Default is then continuing, Landlord shall pay for such costs by paying the contractors, suppliers or consultants designated by Tenant or by reimbursing Tenant, at Tenant’s option, the Tenant Improvement Allowance from time to time, but no more frequently than in monthly installments, within thirty (30) days after, with respect to each such installment: (i) Landlord receives from Tenant a requisition for payment (in the form issued by the American Institute of Architects), certified by Tenant’s independent licensed architect stating (a) that, in his or her opinion, the portion of the Initial Alterations completed and for which the disbursement is requested was performed in a good and workerlike manner and in accordance with Tenant’s plans and specifications, (b) the percentage of the Initial Alterations completed as of the date of such certificate, and (c) the revised estimated cost to complete the Initial Alterations; (ii) Landlord receives from Tenant proper invoices which are due and payable and original lien waivers for that portion of the Initial Alterations then completed; (iii) all Governmental Authorities having or asserting jurisdiction (including the Department of Buildings or similar agency) shall have issued final approvals of that portion of the Initial Alterations then completed, and true copies of such approvals shall have been delivered to Landlord; and (iv) Landlord receives from Tenant a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Tenant Improvement Allowance already paid by Landlord and the amount then being requested in such installment, along with a certified statement by Tenant that the amount claimed is for reimbursement to the listed parties. Landlord may retain ten percent (10%) of the Tenant Improvement Allowance until the Initial Alterations are completed and approved by Landlord (and all documentation for this final installment are timely submitted and requirements met, as set forth below). Each requisition for payment of an installment of the Tenant Improvement Allowance must be made by Tenant and received by Landlord (along with all required documentation and information set forth in this Section 44.1(C)(3)) no later than two (2) years after the Ninth Floor Premises Commencement Date. It is expressly understood and agreed that Tenant shall complete the Initial Alterations, whether or not the Tenant Improvement Allowance is sufficient to fund such completion, and in the event the cost of the Initial Alterations exceeds the Tenant Improvement Allowance, Tenant shall be responsible to pay all of such excess costs and expenses;

(5) Notwithstanding anything to the contrary contained in this Section 44.1(C), if, at the time any installment of the Tenant Improvement Allowance is required to be made, Tenant is in arrears in the payment of Fixed Rent or Additional Rent, then Landlord may offset the amount of such arrearages against the installment due from Landlord under this Section 44.1(C);

(6) Subject to the terms and conditions set forth in this Section 44.1(C), within thirty (30) days after the last to occur of (i) Tenant’s request for the final installment of the Tenant Improvement Allowance, (ii) completion of the Initial Alterations in accordance with the terms hereof, (iii) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the supply of materials used in connection with the Initial Alterations, (iv) a certificate from Tenant’s independent licensed architect certifying that (x) in his or her opinion the Initial Alterations has been performed in a good and workerlike manner and completed substantially in accordance with Tenant’s plans and specifications for the Initial Alterations, and (y) to his or her knowledge all contractors, subcontractors and materialmen have been paid for the Initial Alterations, and materials furnished through such date, and (v) satisfaction of all of the conditions set forth above in this Section 44.1(C), Landlord shall fund the balance of the Tenant Improvement Allowance which had been retained. Tenant expressly agrees that Landlord’s obligation to pay the final installment of the Tenant Improvement Allowance shall also be conditioned upon Tenant’s compliance with the requirements set forth in Section 44.1(C)(3) above;

(7) In no event shall the aggregate amount paid by Landlord to Tenant with respect to the Initial Alterations ever exceed the amount of the Tenant Improvement Allowance. If the costs and expenses for the Initial Alterations are less than the amount of the Tenant Improvement Allowance, or if Tenant has not submitted a request for any installment of the Tenant Improvement Allowance within the outside date set forth above, time being of the essence, Tenant shall not be entitled to any payment or credit for such excess or unused amounts; and

Section 44.2. After the exercise of the Initial Expansion Option, Landlord and Tenant shall confirm the occurrence thereof by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Initial Expansion Space in the Premises in accordance with this Article 44.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

MAPLE WEST 25TH OWNER, LLC,
a Delaware limited liability company

By:	/s/ Stephen J. Cusma
Name: Stephen J. Cusma
Title: Secretary

TENANT:

PELOTON INTERACTIVE, INC., a Delaware corporation

By:	/s/ John Foley
Name: John Foley
Title: CEO

Tenant’s Federal Employer
Identification Number: [***]

SCHEDULE A

FLOOR PLAN OF THE TENTH FLOOR PREMISES

(See attached)

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

A-1

1 TENANT - 10TH FLOOR
1/16" = 1'-0"

MANCINI DUFFY
ARCHITECTURE PLANNING INTERIORS

Halsey McCormack & Helmer Inc. Architects
275 Seventh Avenue, New York, N.Y. 10001
Tel: 212.938.1260 Fax: 212.938.1267

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

CLIENT:
MAPLE WEST 25TH OWNER, LLC

DRAWINGS TITLE:
PELOTON 10TH FLOOR

DRAWING SCALE: AS NOTED
SHEET:
ISSUE DATE:
PROJECT NUMBER: 02-2731-0200
ISSUE/REVISION:
DRAWING NUMBER: SK-007
DRAWN BY: Author
CHECK BY: Checker

SCHEDULE B

FLOOR PLAN OF THE ELEVENTH FLOOR PREMISES

(See attached)

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

B-1

1 TENANT - 11TH FLOOR
1/16" = 1'-0"

MANCINI DUFFY
ARCHITECTURE PLANNING INTERIORS

Halsey McCormack & Helmer Inc. Architects
275 Seventh Avenue, New York, N.Y. 10001
Tel: 212.938.1260 Fax: 212.938.1267

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

CLIENT:	MAPLE WEST 25TH OWNER, LLC
DRAWINGS TITLE:	PELOTON 11TH FLOOR
DRAWING SCALE:	AS NOTED
SHEET:	
ISSUE DATE:	
PROJECT NUMBER:	02-2731-0200
ISSUE/REVISION:	
DRAWING NUMBER:	SK-008
DRAWN BY:	Author
CHECK BY:	Checker

SCHEDULE C

FLOOR PLAN OF THE PENTHOUSE SPACE

(See attached)

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

C-1

DN

1 TENANT - PENTHOUSE
1/16" = 1'-0"

MANCINI DUFFY
ARCHITECTURE • PLANNING • INTERIORS

Halsey McCormack & Helmer Inc. Architects
275 Seventh Avenue, New York, N.Y. 10001
Tel: 212.938.1260 Fax: 212.938.1267

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

CLIENT:
MAPLE WEST 25TH OWNER, LLC

DRAWINGS TITLE:
PELOTON PENTHOUSE

DRAWING SCALE: AS NOTED
SHEET:
ISSUE DATE:
PROJECT NUMBER: 02-2731-0200
ISSUE/REVISION:
DRAWING NUMBER: SK-009
DRAWN BY: Author
CHECK BY: Checker

SCHEDULE D

FIXED RENT SCHEDULE

Tenth Floor Premises

Months	Per Annum	Per Month
Commencement Date to day
prior to Fixed Rent Step-up
Calculation Commencement
Date	$847,561.00	$70,630.08
Fixed Rent Step-up
Calculation Commencement
Date to 12[1]	$847,561.00	$70,630.08
13 to 24	$866,631.12	$72,219.26
25 to 36	$886,130.32	$73,844.19
37 to 48	$906,068.26	$75,505.69
49 to 60	$926,454.79	$77,204.57
61 to 72	$1,018,424.02	$84,868.67
73 to 84	$1,041,338.56	$86,778.21
85 to 96	$1,064,768.68	$88,730.72
97 to 108	$1,088,725.98	$90,727.16
109 to Fixed Expiration Date	$1,113,222.31	$92,768.53

[1]	Note: month numbers are from the Fixed Rent Step-up Calculation Commencement Date

Eleventh Floor Premises

Months	Per Annum	Per Month
Commencement Date to day
prior to Fixed Rent Step-up
Calculation Commencement
Date	$834,548.00	$69,545.67
Fixed Rent Step-up
Calculation Commencement
Date to 12[2]	$834,548.00	$69,545.67
13 to 24	$853,325.33	$71,110.44
25 to 36	$872,525.15	$72,710.43
37 to 48	$892,156.97	$74,346.41
49 to 60	$912,230.50	$76,019.21
61 to 72	$1,002,787.68	$83,565.64
73 to 84	$1,025,350.41	$85,445.87
85 to 96	$1,048,420.79	$87,368.40
97 to 108	$1,072,010.26	$89,334.19
109 to Fixed Expiration Date	$1,096,130.49	$91,344.21

[2]	Note: month numbers are from the Fixed Rent Step-up Calculation Commencement Date

Penthouse Space

Months	Per Annum	Per Month
Commencement Date to day
prior to Fixed Rent Step-up
Calculation Commencement
Date	$440,176.00	$36,681.33
Fixed Rent Step-up
Calculation Commencement
Date to 12[3]	$440,176.00	$36,681.33
13 to 24	$450,079.96	$37,506.66
25 to 36	$460,206.76	$38,350.56
37 to 48	$470,561.41	$39,213.45
49 to 60	$481,149.04	$40,095.75
61 to 72	$524,182.90	$43,681.91
73 to 84	$535,977.01	$44,664.75
85 to 96	$548,036.49	$45,669.71
97 to 108	$560,367.32	$46,697.28
109 to Fixed Expiration Date	$572,975.58	$47,747.97

[3]	Note: month numbers are from the Fixed Rent Step-up Calculation Commencement Date

Initial Expansion Space

(Ninth Floor Premises)

Months	Per Annum	Per Month
Commencement Date to day
prior to Fixed Rent Step-up
Calculation Commencement
Date	$847,561.00	$70,630.08
Fixed Rent Step-up
Calculation Commencement
Date to 12[4]	$847,561.00	$70,630.08
13 to 24	$866,631.12	$72,219.26
25 to 36	$886,130.32	$73,844.19
37 to 48	$906,068.26	$75,505.69
49 to 60	$926,454.79	$77,204.57
61 to 72	$1,018,424.02	$84,868.67
73 to 84	$1,041,338.56	$86,778.21
85 to 96	$1,064,768.68	$88,730.72
97 to 108	$1,088,725.98	$90,727.16
109 to Fixed Expiration Date	$1,113,222.31	$92,768.53

[4]	Note: month numbers are from the Fixed Rent Step-up Calculation Commencement Date

SCHEDULE E

FORM OF COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT, made as of the day of     , 20         (this “Agreement”), made by and between MAPLE WEST 25TH OWNER, LLC, a Delaware limited liability company, having its principal place of business at 53 Maple Avenue, Morristown, New Jersey 07960 (“Landlord”), and PELOTON INTERACTIVE, INC., a Delaware corporation, having an office at [                                ] (“Tenant”).

W I T N E S E T H:

WHEREAS, Landlord and Tenant have entered into an Agreement of Lease, dated as of November 11, 2015 (the “Lease”), pursuant to which Landlord leased to Tenant certain premises in the Building known as 125 West 25th Street, New York, New York, as more fully described in the Lease; and

WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date with respect to each of the Tenth Floor Premises, the Eleventh Floor Premises and the Penthouse Space and the Fixed Expiration Date (as such terms are defined in the Lease).

NOW, THEREFORE, Landlord and Tenant confirm that (i) the “Term” of the Lease commenced on                             , 20        , and such date constitutes the “Commencement Date”; (ii) the “Fixed Rent Step-up Calculation Commencement Date” is                         , 20            ; and (ii) the “Fixed Expiration Date” is                     , 20            . Tenant has accepted possession of the Premises and is in occupancy thereof, and all work to be performed to the Premises for Tenant by Landlord under the Lease (if any) has been substantially completed.

* * *

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

E-1

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the day and year first above written.

LANDLORD:

MAPLE WEST 25TH OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

PELOTON INTERACTIVE, INC., a Delaware corporation

By:
Name:
Title:

E-2

SCHEDULE F

BUILDING RULES AND REGULATIONS FOR CONSTRUCTION WORK

125 West 25th

NEW YORK, NY 10001

CONSTRUCTION RULES & REGULATIONS

Introduction

These guidelines have been developed to provide tenants and contractors with the landlord’s rules and requirements related to construction and/or renovation projects at 125 West 25th (“The Property”). These guidelines supersede any similar materials that have been previously distributed by other entities.

Questions regarding these guidelines should be directed to:

Normandy Real Estate Partners

1370 Broadway, Suite 1420

New York, NY 10018

Office: 212-967-4590

Fax:

Rebecca Langendoen, Property Manager

[***]

Vanessa Green, Tenant Coordinator

[***]

General Requirements

1.

All contractors hired to perform work at The Property will be required to meet with the 125 West 25th Building Management Team prior to the start of any work. All contractors will be given a copy of the 125 West 25th Construction Rules & Regulations and will be required to sign the signature page of the document, indicating their receipt and understanding of the guidelines.

2.

Unless specifically stated otherwise in a tenant’s lease, all tenants’ and or GC’s will be required to submit to the building management office, the names and contact details (e-mail / cell # / fax #) of all proposed contractors and sub contractors that the tenant and or GC desires to have work in the building. The landlord must approve all contractors and sub contractors, in writing, prior to the start of any work. Certain landlord approved contractors are listed at the end of these Rules.

3.

Unless specifically stated otherwise in a tenant’s lease, all tenants’ planning to perform renovations or construction work in their space, will be required to submit the following items to the building management office at least 15 business days prior to the planed start of any work:

a.

A complete set of stamped construction drawings including demolition plans, partition plans, mechanical, electrical and plumbing plans, reflected ceiling plans, telephone/data wiring plans, structural plans and life safety and sprinkler drawings.

b.	All relevant hydraulic calculations for sprinkler systems, stamped by a licensed engineer.

c.

The name of the architectural firm and all engineering firms associated with the project along with contact individuals at each firm. Include telephone, cell phone, pager numbers and e-mail address if applicable.

d.	A project schedule showing in detail, the projected start, and duration of the proposed work.

e.

Copies of all general contractor and construction management contracts associated with the project, provided that if a tenant enters into any agreements with other contractors, materialmen or suppliers of services directly, such tenant shall be obligated to submit all such agreements in accordance with this Section 3(e).

4.

Unless specifically provided in a tenant’s lease, non-engineered or “Design-Build” projects involving HVAC, electrical, plumbing and life safety systems will not be permitted at the property. All such work must be done in accordance with professionally engineered specifications and drawings approved by the building manager. Exceptions to this requirement may be made only with the written permission of the Property Manager.

Building Access/Construction Policies

Building Access

1.

Contractors will have access to the building between the hours of 8:00 am and 6:00 pm, Monday through Friday, excluding holidays. After hours and weekend access can be arranged by contacting the property management office at least 48 hours prior to the need for after-hours access.

2.

A building engineer will be required to be onsite during all afterhours work at a cost to the tenant of $150.00 per hour with a four hour minimum. In addition the building manager may require security detail during afterhours periods, if loading docks, common areas, elevators, etc. are to be impacted by contractor’s work. The billing rate for a security officer is $50.00 per hour and must be scheduled 48 hours in advance by contacting the property management office. The rates mentioned above are subject to change.

Deliveries/Loading Docks

The building loading dock is to be used to bring all construction materials into the property. Deliveries shall be made before 8am or after 6pm, Monday through Friday, and require an elevator operator at the contractor’s or tenant’s expense. No materials may be brought into or through the property through the main building lobby.

1.	There is no equipment/material storing permitted at the loading docks or receiving area ramps.

2.

All large deliveries of construction materials or supplies that require extended use of the freight elevator must be completed before 8 am, Monday through Friday, or after 6 pm at a charge of $120.00 an hour, with a 4 hour minimum. Weekend deliveries can also be arranged ($120.00 an hour, with a 4 hour minimum). All large deliveries must be scheduled with the property management office at least 24 hours in advance. Unscheduled deliveries will be turned away by 125 West 25th security.

3.

No materials or equipment may be stored in or around the loading dock, receiving area, service corridor, closets, common areas, stairwells or base building electrical rooms or mechanical rooms. Any items left unattended for more than 15 minutes may be disposed of by building management without notice and billed back to contractor or tenant.

Rubbish Removal/Dumpsters

1.

The contractor will accumulate all demolition debris, rubbish and other refuse related to all construction projects neatly in the work area. Removal of this debris from the property must be done between the hours of 6 am and 8 am, Monday through Friday, excluding holidays, after 6 pm or on weekends at charge of $120.00 an hour. No debris may be stored in property mechanical spaces, common areas, elevators, loading dock or stairwells at any time.

2.

The contractor may not keep a dumpster on the property overnight. All debris must be loaded into the contractor’s container and the container must be removed the same day. All dumpster placements must be scheduled by the property management office at the contractor’s expense. Unscheduled or unauthorized dumpsters will be rejected.

3.	The contractor may not place anything in the 125 West 25th rubbish containers for any reason, at any time.

4.	The contractor will be responsible for the clean-up of any debris in the loading dock area resulting from the overfilling of the contractor’s container.

Noisy/Disruptive Work

1.

All noisy or disruptive work, including but not limited to coring, track stud installation, drilling or movement of heavy equipment must be scheduled for completion before 8 am or after 6:00 pm, Monday through Friday or on Weekends. Management reserves the right to terminate any contractor activities which it considers loud or disruptive at any time. Any numerous noise complaints during 8 am to 6 pm, may cause all construction activity to be stopped and required to be scheduled for after hours through the balance of the job.

Keying/Locks

1.

All keying and lock installation must be approved and keyed to master by and coordinated with 125 West 25th at least one week prior to the planned date of installation. Any doors that employ a card access system must be compatible with the Building’s security access card.

2.	Unless specifically approved in writing by the Property manager, all locks, card access equipment and security equipment shall be produced by a manufacturer reasonably acceptable to 125 West 25th.

3.	No rekeying of property mechanical, electrical, telephone or other service areas of the property will be permitted. All unauthorized locks will be removed at the contractor’s or tenant’s expense.

Work Area Protection

1.	The contractor will be required to cover all return ducts with filter media prior to the start of any work. This material must be changed as needed to maintain proper return airflow.

2.	Any fouling of the building HVAC system caused by the contractor’s failure to properly install protective filtering will be repaired by 125 West 25th at the contractor’s expense.

3.	The contractor will be required to install protective covering on all common area floors through which materials are to be moved.

Restroom Usage

1.

The Contractor will be required to constantly police all areas through which materials and contractor’s employees are moved and ensure that all areas are kept clean and free of dust, debris and rubbish. The contractor and sub contractors are required to use the restrooms mandated by Property Management and NOT in any other tenant floors. The contractor will be billed for any cleaning that 125 West 25th must perform as a result of the contractor’s presence on the property.

2.

The contractor will take all needed action to protect property elevators, corridors, entranceways, doors, doorframes, millwork, corners, ceilings, flooring, walls and any and all other interior or exterior surfaces of the building from any damage that might occur as a result of the contractor’s activities in or around the building. All damages caused by the contractor or any contractors’ employees, subcontractors, suppliers or vendors will be repaired by 125 West 25th at the contractor’s expense.

3.	The contractor will maintain the work area in a neat and workmanlike condition at all times.

Life Safety Systems/Utility Shutdowns

1.

All water, electrical or other utility shutdowns must be scheduled through the 125 West 25th Management Office in writing, at least thirty (30) days prior to the date of the planned shutdown. All shut downs must be scheduled for after hours periods and at a time acceptable to 125 West 25th. Security and maintenance personnel charges will be billed to the contractor/tenant.

2.

All fire alarm work must be tied in to the property alarm panel by the landlord’s approved fire alarm service company (landlord approved contractors attached) and all related costs will be billed to the contractor/tenant. All fire alarm testing must be scheduled in writing with the 125 West 25th Management Office one week prior to the date of the planned test. Any needed security and/or maintenance personnel charges will be billed to the contractor/tenant.

3.	Tenant and/or contractor shall maintain the continuity of all existing fire alarm circuits that pass thru the leased space when fire alarm wiring is modified or devices are added or removed.

4.

Tenant shall pay all costs associated with the removal and/or relocation of any existing fire alarm circuits that interfere or infringe on their design or can’t be dressed back in a workmanship manner.

5.

Tenant shall pay all costs associated with repairs and/or replacements due to the tenant’s or contractors’ negligence and any repair work required as a result of any fire alarm system troubles caused by construction or remodeling work completed within their leased space.

6.

The contractor will maintain full fire protection coverage in the work area at all times. Sprinkler coverage will be maintained throughout the work area and all sprinkler systems will be refilled at the end of each work day. In the event that sprinkler coverage is not in place after hours, 125 West 25th will require scheduling of a fire watch at the contractor’s or tenant’s expense.

7.

Tenant must give (48) hours’ notice when a sprinkler drain down is required and landlord will perform this service free of charge twice for the duration of the project. Any additional requests for this service will be at a cost of $250.00 each. Tenant shall not be required to drain the temporary sprinkler loop in connection with Tenant’s Installations (as such term is defined in Article V of the Work Agreement attached as Schedule M to the Lease).

8.	All sprinkler piping used in the building will be rigid black iron. No copper or flexible piping will be permitted.

9.	All water or electrical check meter installation shall be coordinated through the 125 West 25th Management Office.

10.	Fire watch and hot work must be done after hours.

11.

If tenant / contractor fails to notify Management that their work requires the building to be taken offline resulting in the activation of the fire alarm system, tenant will be responsible for any associated fines.

Green Buildings

1.

Contractor agrees to incorporate Sustainability Standards into the preparation of the Plans and Specifications, when such compliance will not cause a material increase in Construction Costs. Notwithstanding anything to the contrary, landlord and tenant acknowledge and agree that the foregoing is merely a request of landlord, and tenant’s compliance with the foregoing shall be in tenant’s sole discretion.

Purchasing

1.

If Landlord has a comprehensive sustainable purchasing policy as part of its Sustainability Initiative, Contractor agrees to provide information about all material purchases for facility improvements, additions and alterations. Landlord will supply a standard format for reporting purposes that will include, but not be limited to, data on cost, quantity purchased and product sustainability features. Contractor shall timely and fully report to Landlord all such information including product specification sheets on all materials used in connection with the job, as Landlord may require from time to time. Notwithstanding anything to the contrary, landlord and tenant acknowledge and agree that the foregoing is merely a request of landlord, and tenant’s compliance with the foregoing shall be in tenant’s sole discretion.

Construction Management Plan for Indoor Air Quality

1.	Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows.

2.

During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.

3.	Protect stored on-site or installed absorptive materials from moisture damage.

4.	If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill, as determined by ASHRAE 52.2-1999.

5.	Replace all filtration media immediately prior to occupancy.

6.

Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the Building. Efforts may include the use of no-and low-VOC products and materials, allowing products to off-gas before being brought into the Building, and flushing out the space with outside air or air purifiers.

7.

Notwithstanding anything to the contrary, landlord and tenant acknowledge and agree that the foregoing paragraphs 1 through 6 are merely requests of landlord, and tenant’s compliance with the foregoing shall be in tenant’s sole discretion.

Work Area Supervision

1.

The contractor shall designate a contact person who will be responsible for the supervision of the project and shall provide a cell phone for the contact person. This person shall function as the contact with 125 West 25th. The contractor will properly supervise the project at all times.

Documentation/Permitting

1.	The contractor will be required to secure all applicable permits as may be required by local statute or code and shall at all times comply fully with all applicable building codes, laws and statutes.

2.	The contractor will provide 125 West 25th with copies of all building permits prior to the start of any work.

3.

Following completion of the project, the contractor will provide 125 West 25th with the following: a. Copies of all as-built drawings for the project b. Copies of all air balancing reports as applicable c. Copies of all equipment manuals and warranties if applicable d. Copy of signed off building permit, indicating all rough and final inspections e. A copy of the temporary and permanent Certificate of Occupancy

Insurance

The contractor shall provide landlord with policies of insurance as required by the Lease, prior to the start of any work.

Tenant’s Authorization

We authorize our contractor to make requests for usage of the freight car and/or an engineer and we accept responsibility of any costs associated with their requrest(s).

Tenant Signature

Tenant Print Name

Title Date

Contractor’s Receipt and Acceptance of Rules & Regulations

I have received and read a copy of the 125 West 25th’s Construction Rules & Regulations, dated                             . I will comply with all the requirements contained therein and by signing below; indicate my receipt of and agreement to comply with these guidelines.

Signed

Print Name

Contractor Name

Project/Tenant

Date

Landlord Approved Contractors:

Fire Alarm:	Madison Service Corporation
Contact: [***]
Office #: [***]

Electrician:	Gunzer Electric
Contact:[***]
Office #:[***]

Alterations/Additions Roof:	POFI Construction Corp.
Contact:[***]
Office #:[***]

SCHEDULE G

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, corridors and halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. The Building’s fire stairways are for emergency use only; the use thereof for other purposes being expressly prohibited, except as expressly set forth in the Lease.

2. No awnings, air-conditioning units, fans or other projections shall be attached to or project through the outside walls or windows of the Building. No curtains, blinds, shades or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises subject to Landlord’s reasonable approval of the size, style, color and manner in which such name is displayed. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any articles be placed on the windowsills. All windows in the Premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building HVAC system to cool or ventilate the Premises.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of such fixtures shall be borne by Tenant.

7. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct. Tenant shall not lay floor tile, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if such floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise (subject to Tenant’s use of the Premises to store or display its product in limited quantities in accordance with the terms and provisions of the Lease, including, without limitation, Article 5 thereof).

9. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, tape player, phonograph, whistling, singing, or in any other way.

10. Tenant, or any of Tenant’s servants, employees, agents, sublessees, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy and are properly safeguarded.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto (except with respect to security areas). Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord’s expense, Tenant shall pay to Landlord the cost thereof.

12. No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the Premises or the Building.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Unless Landlord grants prior approval, Tenant shall not be permitted to perform any of the foregoing during Operating Hours on Business Days. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon the Premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine.

14. Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics or drugs, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

15. Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably, or at hours or under regulations other than as reasonably fixed by Landlord.

16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building other than during Operating Hours on Business Days all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

18. Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

19. The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

20. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same.

21. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

22. Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking of other processes or any unusual or objectionable odors to emanate from the Premises. Tenant shall not install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine other than for the exclusive use of Tenant’s employees and invitees, or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

23. Tenant shall keep the entrance door to the Premises closed at all times.

24. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant.

25. Smoking is prohibited at all times throughout the Building.

SCHEDULE H

CONTRACTOR’S INSURANCE REQUIREMENTS

CONTRACTOR/SUB REQUIREMENTS (Project Work) - NEW YORK ADDENDUM

Any contactors/subcontractor doing work on premises (whether hired by a Tenant or Construction Manager hiring on Owner’s behalf) are required to provide certificates of insurance showing proof of the following MINIMUM insurances. The following is agreed by all parties to be an addendum to any contract/purchase order or proposal which has been exchanged between such parties.

ADDENDUM:

Contractor/Subcontractor Indemnification: For trade contractors hired to do projects which are being bid (> 10,000 construction costs)

To the fullest extent permitted by law, Vendor/Contractor shall defend, indemnify and hold harmless Owner, Property Manager, and all additional insured parties, as outlined in below (and herein referred to as “Indemnitee”), from and against all claims, damages, liabilities, losses and expenses, including but not limited to attorneys’ fees, arising out of or in any way connected with the performance or lack of performance of the work under the agreement and/or any change orders or additions to the work included in the agreement, provided that any such claim, damage, liability, loss or expense is attributable to bodily injury, sickness, disease or death, or physical injury to tangible property including loss of use of that property, or loss of use of tangible property that is not physically injured, and caused in whole or in part by any actual or alleged:

•	Act or omission of the Contractor or anyone directly or indirectly retained or engaged by it or anyone for whose acts it may be liable; or

•

Violation of any statutory duty, regulation, ordinance, rule or obligation by an Indemnitee provided that the violation arises out of or is in any way connected with the Contractor’s performance or lack of performance of the work under the agreement.

The Contractor’s obligations under this Addendum shall apply regardless of whether or not any such claim, damage, liability, loss or expense is or may be attributable to the fault or negligence of the Contractor.

In the event that an Indemnitee is determined to be any percent negligent pursuant to any verdict or judgment, Contractor’s obligation to indemnify the Indemnitee for any amount, payment, judgment, settlement, mediation or arbitration award shall extend to the percentage of negligence of the Contractor and anyone directly or indirectly engaged or retained by it and anyone else for whose acts the Contractor is liable.

In any and all claims against an Indemnitee by any employee of the Contractor or anyone directly or indirectly retained or engaged by it or anyone for whose acts it may be liable, the obligations under this Addendum shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

The obligations under this Addendum shall not be limited in any way by the amount or type of insurance required to be provided to or for the benefit of an Indemnitee as described in Addendum of the agreement.

The obligations under this Addendum shall not be construed to negate, abridge or reduce any other right or obligation that would otherwise exist as to any person or entity described in this Addendum.

If any portion of this Addendum is declared unlawful or void by a court of competent jurisdiction, the remaining portions shall remain in full force and effect.

Contractor/Subcontractor Insurance Requirements (HAZARD LIST):

*Hazard Levels* - vary by trade – see below

Low Hazard –

•	General Liability (BI/PD/P&AI, premises, completed ops, contractual liability) $1,000,000 occurrence / $2,000,000 aggregate (PER LOCATION AGGREGATE)

•	Umbrella (follow-form GL, EL, AL) $1,000,000 per occurrence / aggregate

•	Workers Compensation $Statutory

•	Employers Liability $100,000 per accident/person / $500,000 per policy

•	Automobile Liability $1,000,000 combined single limit including hired & non-owned liability

•	Professional $1,000,000 per claim (if required for trade AND determined necessary by Owner)

•	Pollution $1,000,000 occ/agg (if required for trade)

Medium Hazard -

•	General Liability (BI/PD/P&AI, premises, completed ops, contractual liability) $1,000,000 occurrence / $2,000,000 aggregate (PER LOCATION AGGREGATE)

•	Umbrella (follow-form GL, EL, AL) $3,000,000 occurrence/aggregate

•	Workers Compensation $Statutory

•	Employers Liability $500,000 per accident/person / $500,000 per policy

•	Automobile Liability $1,000,000 combined single limit including hired & non-owned liability

•	Professional $1,000,000 per claim (if required for trade AND determined necessary by Owner)

•	Pollution $2,000,000 occ/agg (if required for trade)

High Hazard -

•	General Liability (BI/PD/P&AI, premises, completed ops, contractual liability) $1,000,000 occurrence / $2,000,000 aggregate (PER LOCATION AGGREGATE)

•	Umbrella (follow-form GL, EL, AL) $5,000,000 occurrence/aggregate

•	Workers Compensation $Statutory

•	Employers Liability $1,000,000 per accident/person / $1,000,000 per policy

•	Automobile Liability $1,000,000 combined single limit including hired & non-owned liability

•	Professional $2,000,000 per claim (if required for trade AND determined necessary by Owner)

•	Pollution $5,000,000 occ/agg (if required for trade)

All applicable liability policies shall name the following as Additional Insureds by specific endorsement for ongoing and completed operations on a primary and non-contributory basis with a waiver of subrogation in favor of such parties (this includes pollution if required).

Certificates of insurance shall reference.

Maple West 25th Owner, LLC; Maple West 25th Member, LLC; WB WEST 25TH STREET MEMBER, LLC; QUEENS TOWER LLC; Normandy Real Estate Partners, LLC; Normandy FundSub Management Co., LLC; Normandy Development and Construction Services, LLC; Natixis Real Estate Capital, ISAOA

2014 – Project	Insurance Hazard	Pollution	Professional
Contractors/Subcontractors	Levels*	Required	Required
125 W 25th Street, NY, NY

FIRE EXT/EMERGENCY LIGHTING	Medium	no	no

TRASH HAULER	Medium	yes	no

HAZARDOUS WASTE REMOVAL	Medium	yes	no

INTERIOR DEMOLITION	Discuss with Risk Mgr	no	no

SITE & EXTERIOR DEMOLITION	Discuss with Risk Mgr	yes	no

EXCAVATION & SEDIMENT

CONTROLS	Discuss with Risk Mgr	yes	no

SITE UTILITIES	High	yes	no

ASPHALT / PAVING	Low	no	no

LANDSCAPING	Low	yes	no

IRRIGATION SYSTEMS	Low	yes	yes

DECORATIVE SITE/CONST FENCING	Low	no	no

RIGGING & ERECTING	Discuss with Risk Mgr	no	no

HOISTS, CHUTES, LIFT, SCAFFOLDING	Discuss with Risk Mgr	no	no

SHEETING, SHORING, UNDER PINNING	Discuss with Risk Mgr	no	no

PILES, CAISSONS & FOUNDATION SYS	Discuss with Risk Mgr	no	no

SURVEYS & LAYOUT	Low	no	no

ASBESTOS, LEAD, HAZARDOUS MAT	High	yes	no

CONCRETE	Medium	no	no

MASONRY	Medium	no	no

STRUCTURAL STEEL	Medium	no	no

ROUGH CARPENTRY	Low	no	no

ROOFING & ROOFING REPAIRS	Medium	yes	no

WATERPROOFING	Medium	yes	no

DOORS, FRAMES & HARDWARE	Low	no	no

STOREFRONT GLASS & GLAZING	Medium	no	no

WINDOW SYSTEMS	High	yes	no

DRYWALL & ACT SYSTEMS	Low	no	no

FLOORING	Low	no	no

PAINT & WALLCOVERING	Low	no	no

TOILET PARTITIONS

& COMPARTMENT	Low	no	no

ARCHITECTURAL LOUVERS & GRILLE	Low	no	no

SIGNAGE	Low	no	no
MANUFACTURED CASEWORK	Low	no	no
WINDOW TREATMENTS	Low	no	no
AWNINGS & CANOPIES	Low	no	no
MODULAR/ OFFICE FURNITURE	Low	no	no
ELEVATOR SYSTEMS	Medium	no	yes
WHEELCHAIR/CHAIR LIFT SYSTEMS	Medium	no	no
PLUMBING SYSTEMS	Medium	yes	yes
FIRE PROTECTION SYSTEMS	Medium	no	yes
HVAC SYSTEMS	Medium	yes	yes
MECHANICAL EQUIPMENT	Medium	no	yes
ELECTRICAL & COMMNUNICATIONS SYSTEM	Medium	no	yes
HIGH VOLTAGE ELECTRICAL	High	no	no
FIRE ALARM SYSTEM	Medium	no	no

Note:

Applicable Property in the Course of Construction (Builder’s Risk) insurance must be in place if any alterations GREATER THAN 5,000,000 IN CONSTRUCTION COSTS are being made to the Property in an amount not less then the full replacement cost value of such improvements plus the existing structure. Contractors/Subcontractors are responsible for insuring their own materials, supplies, equipment and other property used on premises that will not become a permanent part of the property.

All coverage or limit exceptions should be approved in writing by External Risk Manager (Eileen Hartzell / [***] / [***].

ANY PROJECTS OVER 5,000,000 CONSTRUCTION COSTS SHOULD HAVE A GENERAL CONTRACTOR INVOLVED OR ABOVE VALUES SHOULD BE INCREASED

SCHEDULE K

FORM OF EXISTING MORTGAGEE SUBORDINATION, ATTORNMENT

AND NON-DISTURBANCE AGREEMENT

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is entered into as of ________________, 2015 (the “Effective Date”) by and between NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company (the “Mortgagee”) and PELOTON INTERACTIVE, INC., a Delaware corporation (hereinafter, collectively the “Tenant”), with reference to the following facts:

1. MAPLE WEST 25TH OWNER, LLC, a Delaware limited liability company, whose address is c/o Normandy Real Estate Partners, 53 Maple Avenue, Morristown, New Jersey 07960 (the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).

2. On or about February 6, 2015, Mortgagee made certain loans to Landlord in the aggregate maximum principal amount of Sixty-Two Million Fifty-Eight Thousand Two Hundred Fourteen and 88/100 Dollars ($62,058,214.88) (collectively, the “Loan”).

3. To secure the Loan, Landlord encumbered the Property by entering into certain mortgages.

4. Pursuant to the Lease effective ______________, 2015 (the “Lease”), Landlord demised to Tenant the following property (the “Leased Premises”): the entire 10th, 11th and Penthouse floors of the building located at 125 West 25th Street, New York, New York.

5. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

(a) Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

(b) Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

(c) Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

(d) Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

(e) Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

(f) Other Capitalized Terms. If the initial letter of any other term used in this Agreement is capitalized and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2. Subordination. The Lease shall be, and shall at all times remain, subject and subordinate to the terms of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage provided, however, that nothing contained in this Agreement shall be deemed to affect the obligations of Landlord, as landlord under the Lease.

3. Nondisturbance, Recognition and Attornment.

(a) No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

(b) Nondisturbance and Attornment. If an Event of Default by Tenant is not then continuing, then, when Successor Landlord takes title to the Property: (i) Successor Landlord shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (iii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iv) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant acknowledges notice of the Mortgage and assignment of rents, leases and profits from the Landlord to the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord and to otherwise recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee (as provided in the Mortgage), and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to the foregoing.

(c) Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

(a) Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment (except to the extent that such Offset Right is expressly set forth in the Lease and the Mortgagee or Successor Landlord has received notice of the same and an opportunity to cure the event giving rise thereto in accordance with the Lease and Article 6 below), including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment and provided that the foregoing shall not relieve Successor Landlord from and after the date of its succeeding as Landlord under such Lease of liability for any of its own acts or omissions which may also have constituted acts or omissions of the prior Landlord to the extent such act or omission is of a continuing nature relating to ongoing maintenance and repair obligations under the Lease, and Successor Landlord has received notice and a reasonable period of time to remedy the same.

(b) Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

(c) Payment; Security Deposit. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been delivered to Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon, subject to Tenant’s Offset Rights in Section 4(a) above, provided that Successor Landlord shall have no obligation to perform such construction; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation, provided that Tenant shall be entitled to its remedies under Article 13 and Article 14 of the Lease for Successor Landlord’s failure to do so, except that Successor Landlord shall not be required to make any payment to Tenant for any unused credit against Rental, which may be owed due to the Expiration Date occurring prior to the date that such credit is exhausted; or (v) to perform day-to-day maintenance and repairs; provided, however, that so long as no Event of Default is continuing, Successor Landlord will perform the day to day maintenance and repair obligations of the Landlord under, and in accordance with, the terms of the Lease to the extent such obligations arise from and after the date that Successor Landlord becomes owner of the Property and Tenant attorns to such Successor Landlord as described above.

(d) Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent, except to the extent such amendment is purely ministerial and entered into in connection with Tenant’s exercise of existing rights of renewal and expansion set forth in the Lease.

(e) Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Notice to Mortgagee and Right to Cure. Tenant shall notify Mortgagee of any default by Landlord under the Lease that would give rise to a right by Tenant to terminate the Lease or abate rent under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no such abatement shall be effective until Mortgagee has been given notice in accordance with Section 7(a) hereof, and no notice of cancellation thereof shall be effective unless Mortgagee shall have received notice of default giving rise to such cancellation and (i) in the case of any such default that can be cured by the payment of money, until forty-five (45) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period of time, not to exceed one hundred and fifty (150) days, for remedying such default shall have elapsed following the giving of such notice and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, including such time as may be necessary to acquire possession of the Property if possession is necessary to effect such cure, provided Mortgagee, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Mortgage so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied. Notwithstanding the foregoing, Mortgagee shall have no obligation to cure any such default.

7.	Miscellaneous.

(a) Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine-generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

If to the Mortgagee, at:	Natixis Real Estate Capital LLC 1251 Avenue of the Americas New York, New York 10020 Attn: Real Estate Administration Telecopy No.: [***]

If to the Tenant, prior to the date Tenant first occupies the Premises for the conduct of its business, at:

Peloton Interactive, Inc. 158 West 27th Street, 4th Floor New York, New York 10001 Attn: General Counsel Telecopy No.: [***]

If to the Tenant, after the date Tenant first occupies the Premises for the conduct of its business, at:

Peloton Interactive, Inc. 125 West 25th Street New York, New York 10001 Attn: President Telecopy No.: [***]

In all cases with a copy to:
Mintz & Gold 470 Park Avenue South 10th Floor North New York, New York 10016 Attention: Alan Katz, Esq. Telecopy No.: [***]

(b) Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate. If Tenant consists of more than one person or entity, the representations, warranties, covenants and obligations of such persons and entities hereunder shall be joint and several. A separate action may be brought or prosecuted against any such person or entity comprising Tenant, regardless of whether the action is brought or prosecuted against the other persons or entities comprising Tenant, or whether such persons or entities are joined in the action. Mortgagee may compromise or settle with any one or more of the persons or entities comprising Tenant for such sums, if any, as it may see fit and may in its discretion release any one or more of such persons or entities from any further liability to Mortgagee without impairing, affecting or releasing the right of Mortgagee to proceed against any one or more of the persons or entities not so released.

(c) Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

(d) Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

(e) Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

(f) Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

(g) Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

(h) Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

(i) Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

ATTEST:	MORTGAGEE: NATIXIS REAL ESTATE CAPITAL LLC,

a Delaware limited liability company

By:
Name:	Name:
Title:	Title:

By:
Name:		Name:
Title:		Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TENANT:

PELOTON INTERACTIVE, INC.
a Delaware corporation

By:
Name:		Name:
Title:		Title:

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

MAPLE WEST 25th OWNER, LLC

By:
Name:
Title:

Dated:

MORTGAGEE’S ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On this, the __ day of ________, 20__, before me a Notary Public in and for the State of New York, the undersigned officer, personally appeared _______________, who acknowledged himself/herself to be a Director of NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the NATIXIS REAL ESTATE CAPITAL LLC by himself/herself as such officer.

I certify that I am not an officer or director of the above-named bank, banking institution or trust company. [Strike if inapplicable]

In witness whereof, I hereunto set my hand and official seal.

[SEAL]
Notary Public
My Commission Expires: , 20__

STATE OF NEW YORK

COUNTY OF NEW YORK

On this, the __ day of ________, 20__, before me a Notary Public in and for the State of New York, the undersigned officer, personally appeared _______________, who acknowledged himself/herself to be a Director of NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the NATIXIS REAL ESTATE CAPITAL LLC by himself/herself as such officer.

I certify that I am not an officer or director of the above-named bank, banking institution or trust company. [Strike if inapplicable]

In witness whereof, I hereunto set my hand and official seal.

[SEAL]
Notary Public

My Commission Expires: , 20__

TENANT’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the __ day of _______________, _______, before me a Notary Public in and for the State of ________________, the undersigned officer, personally appeared ______________________________________ , who acknowledged that he/she is the ______________________________ of __________________________________________, a ______________________, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[SEAL]
Notary Public
My Commission Expires:
, 20

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A” - Legal Description of the Land

SCHEDULE L

INTENTIONALLY OMITTED

L-1

SCHEDULE M

WORK AGREEMENT

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE I

LANDLORD’S INITIAL ALTERATIONS

A. Landlord, at its cost and expense, shall furnish, install and perform in the Premises, all of the work (“Landlord’s Initial Alterations Work”) shown on the Final Plans (as hereinafter defined), including, without limitation, arranging for the expediter and third party inspector, except that Landlord shall not be required to expend any sums in excess of Landlord’s Maximum Contribution (as hereinafter defined) to the cost and expense of such work, it being agreed that all such costs and expenses in excess of Landlord’s Maximum Contribution shall be paid by Tenant as set forth in this Work Agreement.

B. Landlord shall engage Mancini Duffy (the “Architect”) and Edwards & Zuck (the “MEP Engineer”), to prepare the plans and specifications for Landlord’s Initial Alterations Work in accordance with the terms and conditions of Article 6 of this Lease (collectively, the “Final Plans”) at Tenant’s direction, and at Landlord’s cost and expense (subject to Landlord’s Maximum Contribution). Tenant shall cause the Architect (and the MEP Engineer, as applicable) to deliver to Landlord for review in accordance with Article 6 of this Lease, (i) preliminary architectural space plans which shall be complete on or prior to November 15, 2015 (“Preliminary Plans”) and (ii) a complete set of construction drawings (i.e., proposed Final Plans) on or prior to December 31, 2015 (it being agreed that Landlord shall use commercially reasonable efforts to assist in the coordination and planning of Landlord’s Initial Alterations Work as set forth in this Work Agreement). If Landlord shall request any revisions to the Preliminary Plans or additional information to facilitate Landlord’s review thereof, Tenant shall cooperate with Landlord and cause the Architect (and the MEP Engineer, as applicable) to reflect such revisions in the proposed Final Plans and to deliver such information. From and after December 31, 2015, if Landlord shall request any revisions to the proposed Final Plans or additional information to facilitate Landlord’s review thereof, Tenant shall cause the Architect (and the MEP Engineer, as applicable) to perform such revisions or deliver such information, as applicable, in each case, within five (5) Business Days after written request. If (w) Tenant shall fail to submit the Preliminary Plans to Landlord by November 15, 2015, or (x) Tenant shall fail to submit the proposed Final Plans to Landlord by December 31, 2015, or (y) more than one (1) set of revisions shall be required to the proposed Final Plans, or (z) or any re-submission of the proposed Final Plans or information required in connection with Landlord’s review of the proposed Final Plans shall not be submitted by Tenant within five (5) Business Days after the later of (I) December 31, 2015 and (II) the date of Landlord’s written request, then any such delay set forth in clauses (w) through (z) may in accordance with Article 1 of this Lease constitute a Tenant Delay hereunder.

C. After Landlord shall have approved the Final Plans for Landlord’s Initial Alterations Work in accordance with Article 6 of this Lease and this Schedule M, (i) Landlord shall engage Archstone Builders LLC (the “General Contractor”) as the general contractor in connection with the performance of Landlord’s Initial Alterations and (ii) Landlord shall solicit (or shall cause the General Contractor to solicit) with input from Tenant provided that Tenant shall make its representative reasonably available for such purpose, a minimum of three (3) bids for each trade estimated by Landlord to cost in excess of Twenty-five Thousand and 00/100 Dollars ($25,000.00), except that in the case of the following trades, Landlord will solicit at least five (5) bids: electrical, mechanical, dry wall and ceilings, and sprinklers. Landlord shall keep Tenant apprised regarding the status of the bid process (which shall be an open book process) and Landlord shall instruct each bidder to submit its bid by email to Landlord and Tenant simultaneously. Landlord and Tenant shall “level” the bids together, provided that Tenant shall make its representative reasonably available for such purpose. Within a reasonable period of time after the bids for Landlord’s Initial Alterations Work have been received, the Landlord shall compile and propose a lump sum fixed price (the “Lump Sum Fixed Price”) to perform Landlord’s Initial Alterations Work, guaranteeing the cost of the Landlord’s Initial Alterations Work, and Landlord shall notify Tenant thereof (the “Bid Result Notice”). In calculating the Lump Sum Fixed Price, the Landlord shall take into account (i) the lowest responsible bids received by Landlord (or its construction manager or the General Contractor) for each trade, which can meet the schedule for completion on a non-premium time basis, plus (ii) the General Contractor’s best estimate for trade items and miscellaneous items not yet bid plus reasonable allowances for work items which are required but not quantifiable, plus (iii) any other construction costs that are not included in clauses (i) and (ii) such as costs of construction material, construction equipment, construction labor, permits allowance, final cleaning, temporary protection, plus (iv) all design and construction related Soft Costs, including, without limitation, architectural and engineering fees (but excluding the review of Tenant’s drawings by Landlord’s architect and engineer), permitting and filing fees, expediter fees, code consultant fees and special inspection fees (collectively, “Design and Construction Soft Costs”), (v) a contingency in an amount equal to three percent (3%) of the aggregate costs set forth in clauses (i), (ii), (iii) and (iv) above, plus (vi) an amount equal to ten percent (10%) of the aggregate costs set forth in clauses (i) through (v) above (but excluding (iv)), which amount shall constitute the cost of the General Contractor’s overhead, including but not limited to, project executive, project manager, project engineer, field superintendent, administrative, accounting, insurance (which constitutes 2% of the 10% overhead, and is calculated on the total project cost), reproduction cost, courier expenses, safety program, cell phones, clean up labor, dumpsters, the cost of using the outside hoist during the construction of Landlord’s Initial Alterations Work and any and all customary overhead costs, plus (vii) a construction management fee in an amount equal to four percent (4%) of the aggregate of the amounts set forth in clauses (i) through (vi) herein (but excluding (iv)), plus (viii) a Landlord project management fee equal to four percent (4%) of hard costs and soft costs, provided that in no event shall such Landlord project management fee exceed a sum equal to $40,000.00. The Lump Sum Fixed Price delivered by Landlord to Tenant shall include reasonable detail of the manner in which the Landlord calculated the Fixed Lump Sum Price based on clauses (i) through (viii) above; any unused contingency fee per clause (v) above shall accrue to Tenant’s benefit. In connection with the use of contingency fee pursuant to clause (v) above, Landlord shall provide Tenant with documentation and information reasonably requested by Tenant (a) to evaluate and verify any such costs; (b) to demonstrate that such costs are reasonably necessary to complete the Landlord’s Initial Alterations Work; and (c) to demonstrate that such costs are a legitimate charge against the contingency pursuant to the requirements of Landlord’s agreement with the General Contractor.

D. Notwithstanding anything contained herein to the contrary, Landlord’s costs and expenses incurred with respect to Landlord’s Initial Alterations Work, any Additional Work (as hereinafter defined), and the payment of any Soft Costs (as hereinafter defined) (collectively, the “Sum of Landlord’s Costs”) shall not exceed the amount of Landlord’s Maximum Contribution. Tenant shall pay all costs and expenses in excess of Landlord’s Maximum Contribution in accordance with Article II of this Work Agreement.

ARTICLE II

EXCESS COSTS; ADDITIONAL WORK

A. Within three (3) Business Days after Tenant’s receipt of the Bid Result Notice, Tenant shall pay to Landlord, prior to the commencement of Landlord’s Initial Alterations Work, the amount by which the Fixed Lump Sum Price exceeds Landlord’s Maximum Contribution (the “Excess Work Cost”), it being agreed that such payment shall be reconciled by Landlord and Tenant upon the completion of Landlord’s Initial Alterations Work and any Additional Work to be performed in accordance with this Schedule M. If Tenant fails to pay the Excess Work Cost within three (3) Business Days after Tenant’s receipt of the Bid Result Notice (with time being of the essence), such delay shall constitute a Tenant Delay hereunder.

B. If, subsequent to the approval of the Final Plans, Tenant shall request Landlord to perform additional work in the Premises (exclusive of Landlord’s Base Building Work), or if Tenant shall request to substitute work or materials for those items reflected in the approved Final Plans and Fixed Lump Sum Price (any such requested additional work or changes, “Additional Work”), then Landlord shall cause the General Contractor to estimate reasonably the cost of such Additional Work (including without limitation, any architectural and engineering fees and any cost of permits, filing fees and Landlord’s expediter, plus all such fees as set forth in Section I.C of this Work Agreement in connection with such Additional Work) (collectively, “Construction Change Fees”)) and advise Tenant of such estimate (the “Post-Bid Estimate”). Tenant shall either promptly approve or withdraw its request for all or part of the Additional Work so estimated. If Tenant fails to approve or withdraw any request for Additional Work within three (3) Business Days after Tenant’s receipt of a Post-Bid Estimate, Tenant shall be deemed to have disapproved such Additional Work and the Post-Bid Estimate therefor, Landlord shall have no responsibility to cause such Additional Work to be performed. If Tenant approves any Additional Work after receipt of a Post-Bid Estimate therefor, Tenant shall pay to Landlord, prior to the commencement of the applicable Additional Work, the amount by which the Post-Bid Estimate exceeds (or further exceeds) Landlord’s Maximum Contribution (the “Excess Additional Work Cost”), it being agreed that such payment shall be reconciled by Landlord and Tenant upon the completion of Landlord’s Initial Alterations Work and all Additional Work to be performed in accordance with this Schedule M. If Tenant fails to pay the Excess Additional Work Cost simultaneously with its approval of the applicable Additional Work (i.e., within three (3) Business Days after Tenant’s receipt of the Post-Bid Estimate therefor, with time being of the essence), such delay shall constitute a Tenant Delay hereunder.

C. If, in Landlord’s commercially reasonable judgment, any items of Landlord’s Initial Alterations Work or Additional Work shall involve ordering of materials or products which must be specially fabricated to order and thus will prevent Landlord’s Substantial Completion of Landlord’s Initial Alterations Work by August 30, 2016, then Landlord may require Tenant to agree that, so long as Landlord’s Base Building Work is substantially completed by such later date as is reasonably determined by Landlord, written notice of which date is provided to Tenant within a reasonable time after such materials or products are ordered, the Commencement Date shall be August 30, 2016 as a condition to Landlord’s approval of such items of Landlord’s Initial Alterations Work or Additional Work.

D. Landlord shall, or shall cause its General Contractor to, send to Tenant for its information only a copy of all requisitions for payment submitted by the General Contractor to Landlord.

ARTICLE III

TENANT’S AUTHORIZED AGENT(S)

The Architect shall be deemed an agent of Tenant duly authorized to bind and act for Tenant in all respects.

ARTICLE IV

TENANT DELAY; ADVANCEMENT OF COMMENCEMENT DATE

To the extent there is a Tenant Delay, then the Commencement Date shall be deemed to have occurred with respect to the Premises (and Landlord’s Initial Alterations Work and Landlord’s Base Building Work shall be deemed to have been Substantially Completed therein) on the date the Premises would have been available for delivery to Tenant with such work Substantially Completed but for the duration of such Tenant Delay, even if work to be done by Landlord has not been commenced or completed.

ARTICLE V

TENANT’S INSTALLATIONS

Upon Tenant’s reasonable advance request therefor, which request may be made verbally to Landlord’s property management team, Tenant shall be permitted to enter the Premises prior to the Commencement Date from time to time solely for purposes of conducting customary pre-Commencement Date activities, such as taking or preparation of measurements, surveys, elevations, sketches and layouts; it being understood, however, that (i) Tenant shall not have the right to enter the Premises as aforesaid unless Tenant is accompanied by a designated representative of Landlord at all times during such entry (it being agreed that Landlord shall use commercially reasonable efforts to provide a designated representative to accompany Tenant as contemplated herein), and (ii) during any period in which Tenant is in the Premises, (x) Tenant shall comply with all terms and conditions of the Lease (and the same shall be deemed to apply during such period), including, without limitation, Article 12 thereof, other than the obligation to pay Fixed Rent and Escalation Rent, (y) Tenant shall not interfere with the operation of the Building or interfere with or delay Landlord’s performance of and completion of Landlord’s Work, and (z) Landlord shall have no liability to Tenant for any damage to Tenant’s materials left at the Premises during the performance of Landlord’s Work. In addition, on or prior to July 1, 2016 (such date, subject to extension by up to one week due to construction scheduling and subject to further extension on a day-for-day basis by Tenant Delay and Unavoidable Delay, the “Early Access Date”), Landlord shall provide Tenant with access to the Premises (“Early Access”) for the purposes of performing any installations or other work, including, without limitation, any installation of furniture and data and telecommunications wiring and cabling, which are not to be performed by Landlord for Tenant hereunder (collectively, “Tenant’s Installations”), provided that the following terms and conditions shall apply to such Early Access:

A. Tenant’s right to Early Access to perform Tenant’s Installations shall be subject to the conditions that (i) such Tenant’s Installations shall not require any structural changes to the Premises or the Building (or, if a structural change is required, Landlord shall have consented thereto in accordance with Article 6 of this Lease); (ii) Landlord’s Base Building Work, Landlord’s Initial Alterations Work and any Additional Work required to be made and performed by Landlord in the Premises shall have reached a point with respect to which, in Landlord’s sole judgment, the performance of Tenant’s Installations can then be performed or made safely without delaying or hampering Landlord in the completion of such work; (iii) such Early Access shall be subject to Tenant’s coordination with Landlord’s construction schedule and compliance with the terms and conditions of the Lease to which this Work Agreement is annexed, including without limitation, Articles 6, 12 and 33 thereof.

B. Prior to the Commencement Date, any Early Access by Tenant in or on the Premises shall be at Tenant’s sole risk. Tenant’s Installations shall be completed free of all liens and encumbrances. Tenant’s Installations shall include, without limitation, access by Tenant’s telephone, cable and other information technology contractors, subject to Article 12 and Article 33 of the Lease to which this Work Agreement is annexed.

C. In the event Tenant or any agent or contractor of Tenant shall enter upon the Premises or any other part of the Building, then, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees, contractors or representatives, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such contractor. Tenant’s agents, contractors and their employees shall comply with the special rules, regulations and requirements of Building management for the performance of work and coordination of said agents, contractors and their employees so as to minimize the intrusion into the operation of the Building and the business operation of other tenants.

D. For the avoidance of doubt, Landlord shall have no obligation to furnish any furniture, furnishings or other personal property or telecommunications or audiovisual equipment to the Premises.

ARTICLE VI

PAYMENT OF FFE COSTS

Provided that no Event of Default is then continuing, Landlord shall pay for “FFE” costs for Tenant’s furniture installation and voice and data cabling (collectively, “FFE Costs”), provided that Landlord shall not be obligated to fund more than twenty-five percent (25%) of Landlord’s Maximum Contribution for the sum total of the Design and Construction Soft Costs and FFE Costs (collectively, “Soft Costs”), and provided further, for the avoidance of doubt, that in no event shall Landlord be obligated to fund any payment for Soft Costs which would cause the Sum of Landlord’s Costs to exceed Landlord’s Maximum Contribution. Landlord shall pay for such FFE Costs by paying the suppliers and/or consultants designated by Tenant or by reimbursing Tenant, at Tenant’s option, for such FFE Costs, from time to time, but no more frequently than in monthly installments, within thirty (30) days after, with respect to each such installment, Landlord receives a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Soft Costs already paid by Landlord and the amount then being requested in such installment, along with a certified statement by Tenant that the amount claimed is for reimbursement to the listed parties and accompanied by proper invoices which are due and payable. Each such requisition for payment of such an installment must be made by Tenant and received by Landlord (along with all required documentation and information set forth in this Article VI) no later than two (2) years after the Commencement Date. Notwithstanding anything to the contrary contained in this Article VI, if, at the time any installment of the Soft Costs is required to be made, Tenant is in default in the payment of Fixed Rent or Additional Rent after the expiration of applicable notice and grace periods, then Landlord may offset the amount of such arrearages against the installment due from Landlord under this Article VI.

ARTICLE VII

UNUSED PORTION OF LANDLORD’S MAXIMUM CONTRIBUTION

Provided that no Event of Default is then continuing, if, after the completion of all of Landlord’s Initial Alterations Work and Additional Work and the payment of all costs of such work and the payment of all Soft Costs, the amount of the Sum of Landlord’s Costs is less than the amount of Landlord’s Maximum Contribution, Tenant shall have the right to apply the lesser of (x) the amount by which Landlord’s Maximum Contribution exceeds the Sum of Landlord’s Costs and (y) $176,857.08, as a credit against installments of Fixed Rent and/or Additional Rent, upon sixty (60) days’ prior written notice to Landlord. Except as set forth in this Article VII, Tenant shall not be entitled to any payment or credit for any amounts by which Landlord’s Maximum Contribution exceeds the Sum of Landlord’s Costs.

ARTICLE VII

DEFINED TERMS

Any capitalized term used in this Work Agreement but not defined shall have the meaning that is ascribed to such term in the Lease to which this Work Agreement is attached.

SCHEDULE N

DEPICTION OF THE TELECOMMUNICATIONS CLOSETS

(See attached)

N-1

TYPICAL FLOORS 9-11
TEC

1 TENANT - TEL CL FLOORS 9-11
1/16" = 1'-0"

DN

2 TENANT - TEL CL PENTHOUSE
1/16" = 1'-0"

MANCINI DUFFY ARCHITECTURE • PLANNING • INTERIORS Halsey McCormack & Helmer Inc. Architects 275 Seventh Avenue, New York, N.Y. 10001 Tel: 212.938.1260 Fax: 212.938.1267	CLIENT: MAPLE WEST 25TH OWNER, LLC	DRAWING SCALE: AS NOTED SHEET:
	DRAWINGS TITLE: PELOTON TEL CL	ISSUE DATE: PROJECT NUMBER: 02-2731-0200
		ISSUE/REVISION: DRAWING NUMBER: SK-012
		DRAWN BY: Author CHECK BY: Checker

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

SCHEDULE O-1

DEPICTION OF THE SOUTH TERRACE

(See attached)

O-1

DN

1 TENANT - PENTHOUSE SOUTH TERRACE
1/16" = 1'-0"

MANCINI DUFFY
ARCHITECTURE PLANNING INTERIORS

Halsey McCormack & Helmer Inc. Architects
275 Seventh Avenue, New York, N.Y. 10001
Tel: 212.938.1260 Fax: 212.938.1267

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

CLIENT:
MAPLE WEST 25TH OWNER, LLC

DRAWINGS TITLE:
PELOTON SOUTH TERRACE

DRAWING SCALE: AS NOTED
SHEET:
ISSUE DATE:
PROJECT NUMBER: 02-2731-0200
ISSUE/REVISION:
DRAWING NUMBER: SK-010
DRAWN BY: Author
CHECK BY: Checker

SCHEDULE O-2

DEPICTION OF THE NORTH TERRACE

(See attached)

O-2

DN

1 TENANT - PENTHOUSE NORTH TERRACE
1/16" = 1'-0"

MANCINI DUFFY
ARCHITECTURE PLANNING INTERIORS

Halsey McCormack & Helmer Inc. Architects
275 Seventh Avenue, New York, N.Y. 10001
Tel: 212.938.1260 Fax: 212.938.1267

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

CLIENT:
MAPLE WEST 25TH OWNER, LLC

DRAWINGS TITLE:
PELOTON NORTH TERRACE

DRAWING SCALE: AS NOTED
SHEET:
ISSUE DATE:
PROJECT NUMBER: 02-2731-0200
ISSUE/REVISION:
DRAWING NUMBER: SK-011
DRAWN BY: Author
CHECK BY: Checker

SCHEDULE P

INSTRUMENTS OF RECORD

1.	Instrument dated December 1, 1894 and recorded December 31, 1984 in Liber 321 page 227 in the official records of the County of New York, State of New York.

2.	Sidewalk Notice filed September 3, 1997 under number 66510.

3.

Consolidated, Amended and Restated Term Loan Mortgage, Assignment of Leases and Rents and Security Agreement, dated February 6, 2015, and recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062746.

4.

Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement, dated February 6, 2015, and recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062748.

5.

Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement, dated February 6, 2015, and recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062750.

6.	Assignment of Leases and Rents dated February 6, 2015, and recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062747.

7.	Assignment of Leases and Rents dated February 6, 2015, and recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062749.

8.	Assignment of Leases and Rents dated February 6, 2015, and recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062751.

9.	UCC-1 Financing Statement recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062752.

10.	UCC-1 Financing Statement recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062753.

11.	UCC-1 Financing Statement recorded February 24, 2015 in the City Register of the County of New York, State of New York at CRFN No. 2015000062754.

12.	Deed from W25 LLC to Maple West 25th Owner LLC dated July 15, 2013 and recorded August 30, 2013 in the City Register of the County of New York, State of New York at CRFN No. 2013000350345.

P-1

SCHEDULE Q

INTENTIONALLY OMITTED

Q-1

SCHEDULE R

LIST OF PLANS AND SPECIFICATIONS FOR LANDLORD’S BASE BUILDING WORK

(See attached)

R-1

125 W 25th Street Drawings List

Latest Revision: 3/30/2015

ARCHITECTURAL

COVER SHEET
A-001	DRAWING INDEX
A-002	GENERAL NOTES, LEGENDS & ABBREVIATIONS
A-003	LEGENDS & NOTES
A-004	LEGENDS & NOTES
A-005	FIRE STOPPING AND NOTES
A-006	FIRE STOPPING AND NOTES CONT
A-007	FIRE STOPPING AND NOTES CONT
A-008	FIRE STOPPING AND NOTES CONT
A-009	FIRE STOPPING AND NOTES CONT
A-010	EGRESS PLAN CELLAR
A-011	EGRESS PLAN GROUND FLOOR
A-012	EGRESS PLAN FLOORS 2-6, 8-10
A-013	EGRESS PLAN FLOOR 11
A-014	EGRESS PLAN PENTHOUSE
A-016	FEMA MAP
A-017	FEMA MAP

DM-100	CELLAR DEMOLITION PLAN
DM-101	GROUND FLOOR DEMOLITION PLAN
DM-102	2ND FLOOR DEMOLITION PLAN
DM-103	3RD FLOOR DEMOLITION PLAN
DM-104	4TH FLOOR DEMOLITION PLAN
DM-105	5TH FLOOR DEMOLITION PLAN
DM-106	6TH FLOOR DEMOLITION PLAN
DM-107	7TH FLOOR DEMOLITION PLAN
DM-108	8TH FLOOR DEMOLITION PLAN
DM-109	9TH FLOOR DEMOLITION PLAN
DM-110	10TH FLOOR DEMOLITION PLAN
DM-111	11TH FLOOR DEMOLITION PLAN
DM-112	PENTHOUSE DEMOLITION PLAN

A-114	CELLAR SLAB PENETRATION PLAN

A-115	GROUND FLOOR SLAB PENETRATION PLAN
A-116	2ND FLOOR SLAB PENETRATION PLAN
A-117	TYPICAL FLOOR SLAB PENETRATION PLAN
A-118	11TH FLOOR SLAB PENETRATION PLAN
A-119	PENTHOUSE SLAB PENETRATION PLAN
A-120	CELLAR CONSTRUCTION PLAN
A-121	GROUND FLOOR CONSTRUCTION PLAN
A-122	2ND FLOOR CONSTRUCTION PLAN
A-123	3RD FLOOR CONSTRUCTION PLAN
A-124	4TH FLOOR CONSTRUCTION PLAN
A-125	5TH FLOOR CONSTRUCTION PLAN
A-126	6TH FLOOR CONSTRUCTION PLAN
A-127	7TH FLOOR CONSTRUCTION PLAN
A-128	8TH FLOOR CONSTRUCTION PLAN
A-129	9TH FLOOR CONSTRUCTION PLAN
A-130	10TH FLOOR CONSTRUCTION PLAN
A-131	11TH FLOOR CONSTRUCTION PLAN
A-132	PENTHOUSE FLOOR CONSTRUCTION PLAN
A-132.1	ROOF CONSTRUCTION PLAN
A-133	BULKHEAD CONSTRUCTION PLAN
A-134	CELLAR REFLECTED CEILING PLAN
A-135	GROUND FLOOR REFLECTED CEILING PLAN
A-136	2ND FLOOR REFLECTED CEILING PLAN
A-137	3RD—10TH FLOOR REFLECTED CEILING PLAN
A-138	11TH FLOOR REFLECTED CEILING PLAN
A-139	PENTHOUSE REFLECTED CEILING PLAN

A-201	SOUTH FACADE DEMOLITION ELEVATION
A-202	NORTH FACADE DEMOLITION ELEVATION
A-203	EAST FACADE DEMOLITION ELEVATION
A-204	WEST FACADE DEMOLITION ELEVATION
A-205	SOUTH FACADE CONSTRUCTION ELEVATION
A-206	NORTH FACADE CONSTRUCTION ELEVATION
A-207	EAST FACADE CONSTRUCTION ELEVATION
A-208	WEST FACADE CONSTRUCTION ELEVATION

A-301	CONSTRUCTION SECTIONS N-S
A-302	CONSTRUCTION SECTIONS E-W
A-303	CELLAR SECTIONS
A-307	EAST FACADE WALL SECTIONS

A-308	EAST FACADE WALL SECTIONS II
A-309	EAST AND WEST WALL SECTIONS III
A-310	NORTH FACADE WALL SECTIONS
A-311	NORTH FACADE WALL SECTIONS II
A-312	NORTH FACADE WALL SECTIONS III
A-313	WEST FACADE WALL SECTIONS
A-315	SOUTH FACADE WALL SECTIONS
A-316	SOUTH FACADE DEMO WALL SECTIONS II
A-317	SOUTH FACADE WALL SECTIONS II
A-318	SOUTH FACADE DEMO WALL SECTIONS III
A-319	SOUTH FACADE WALL SECTIONS III
A-320	SOUTH FACADE WALL SECTIONS IV

A-401	ENLARGED RESTROOM PLAN, ELEVATIONS AND DETAILS
A-402	ENLARGED RESTROOM PLAN, ELEVATIONS AND DETAILS CONT.
A-403	ENLARGED ELEVATOR LOBBY, PLAN AND ELEVATIONS
A-404	LOBBY ENLARGED PLANS
A-405	LOBBY RCP AND ELEVATIONS
A-406	LOBBY ELEVATIONS II
A-407	ELEVATOR CAB DETAILS
A-409	ELEVATOR SHAFT SECTIONS
A-410	PASSENGERS ELEVATORS PLAN
A-411	SERVICE ELEVATORS PLAN
A-412	ENLARGED STAIR PLANS
A-413	ENLARGED STAIR PLANS
A-414	STAIR SECTIONS AND DETAILS
A-415	STAIR SECTIONS AND DETAILS
A-416	STAIR SIGNAGE NOTES AND DETAILS

A-501	ENLARGED ELEVATIONS AND DETAILS
A-502	ENLARGED ELEVATIONS AND DETAILS
A-503	ENLARGED ELEVATIONS AND DETAILS
A-504	ENLARGED ELEVATIONS AND DETAILS
A-505	LOBBY CEILING AND FLOOR TRANSITION DETAILS
A-506	LOBBY GLASS PANEL DETAILS
A-507	LOBBY GLASS PANEL DETAILS II

A-508	LOBBY RECEPTION DESK
A-509	MILLWORK DETAILS
A-510	PENTHOUSE ENLARGED ELEVATIONS N-S
A-511	PENTHOUSE ENLARGED ELEVATIONS E-W
A-513	PENTHOUSE WALL SECTIONS
A-514	PENTHOUSE WALL SECTION II
A-515	PENTHOUSE SECTION AND DETAILS III
A-516	BULKHEAD AND MECHANICAL WALL SECTIONS
A-518	ROOF DETAILS
A-519	ROOF DETAILS II
A-520	FACADE DETAILS
A-521	FACADE DETAILS II
A-522	FACADE DETAILS III
A-523	FACADE DETAILS IV
A-524	FACADE DETAILS V
A-525	FACADE DETAILS VI
A-526	DETAILS
A-530	AWNING DETAILS
A-531	AWNING DETAILS II
A-532	AWNING DETAILS III
A-533	AWNING DETAILS IV

A-601	DOOR SCHEDULE
A-602	DOOR TYPES AND DETAILS
A-603	REVOLVING DOOR DETAILS
A-604	REVOLVING DOOR DETAILS II
A-605	FINISH SCHEDULE
A-606	EQUIPMENT SCHEDULE
A-607	WINDOW SCHEDULE AND DETAILS
A-608	LIGHTING FIXTURE SCHEDULE

A-701	PARTITION TYPES
A-702	PARTITION TYPES II

A-900	SIGNAGE DETAILS
A-901	SIGNAGE PLAN CELLAR
A-902	SIGNAGE PLAN GROUND FLOOR
A-903	SIGNAGE PLAN UPPER LEVELS
A-904	SIGNAGE PLAN PENTHOUSE

Z-101	EXISTING ZONING CONDITIONS
Z-102	EXISTING ZONING CONDITIONS II
Z-103	PROPOSED ZONING CONDITIONS
Z-104	PROPOSED ZONING CONDITIONS II
Z-105	ZONING AND FACADE STUDY

ENGINEERING

STRUCTURAL

FO-100	FOUNDATION AND CELLAR PLAN AND FRAMING
PLAN @ ELEVATOR PITS
FO-200	FOUNDATION DETAILS
FO-201	FOUNDATION SECTIONS

S-100	1ST FLOOR FRAMING PLAN
S-101	2ND FLOOR FRAMING PLAN
S-102	3RD FLOOR FRAMING PLAN
S-103	PART, 4TH, 5TH-8TH & 9TH-11TH FLOOR FRAMING PLAN
S-104	EXIST ROOF FRAMING PLAN
S-105	PENTHOUSE FRAMING PLAN
S-106	ROOF AND BULKHEAD FRAMING PLAN AND DUNNAGE FRAMING PLANS

S-200	TYPICAL STEEL DETAILS
S-201	TYPICAL MASONRY DETAILS
S-202	TYPICAL CONCRETE DETAILS
S-203	SHEAR WALL PLANS
S-204	SECTIONS AND DETAILS
S-205	SECTIONS AND DETAILS
S-300	GENERAL NOTES

MECHANICAL

M-101	MECHANICAL SYMBOLS NOTES AND
ABBREVIATIONS

M-300	MECHANICAL PLAN CELLAR
M-301	MECHANICAL PLAN GROUND FLOOR
M-302	MECHANICAL PLAN FLOOR 2
M-303	MECHANICAL PLAN FLOOR 3
M-304	MECHANICAL PLAN FLOOR 4
M-305	MECHANICAL PLAN FLOOR 5
M-306	MECHANICAL PLAN FLOOR 6

M-307	MECHANICAL PLAN FLOOR 7
M-308	MECHANICAL PLAN FLOOR 8
M-309	MECHANICAL PLAN FLOOR 9
M-310	MECHANICAL PLAN FLOOR 10
M-311	MECHANICAL PLAN FLOOR 11
M-312	MECHANICAL PLAN PENTHOUSE
M-313	MECHANICAL ROOF PLAN
M-314	MECHANICAL BULKHEAD PLAN

M-401	MECHANICAL DETAILS (1 OF 4)
M-402	MECHANICAL DETAILS (2 OF 4)
M-403	MECHANICAL DETAILS (3 OF 4)
M-404	MECHANICAL DETAILS (4 OF 4)

M-501	MECHANICAL WATER RISER DIAGRAMS
M-502	MECHANICAL AIR RISER DIAGRAMS
M-503	MECHANICAL FUEL OIL RISER DIAGRAMS
M-504	MECHANICAL FLOW DIAGRAMS

M-601	MECHANICAL SCHEDULES (1 of 2)
M-602	MECHANICAL SCHEDULES (2 of 2)

M-701	MECHANICAL PARTS PLANS

M-900	MECHANICAL CELLAR DEMOLITION PLAN
M-901	MECHANICAL GROUND FLOOR DEMOLITION PLAN
M-902	MECHANICAL 2ND FLOOR DEMOLITION PLAN
M-903	MECHANICAL 3RD FLOOR DEMOLITION PLAN
M-904	MECHANICAL 4TH FLOOR DEMOLITION PLAN
M-905	MECHANICAL 5TH FLOOR DEMOLITION PLAN
M-906	MECHANICAL 6TH FLOOR DEMOLITION PLAN
M-907	MECHANICAL 7TH FLOOR DEMOLITION PLAN
M-908	MECHANICAL 8TH FLOOR DEMOLITION PLAN
M-909	MECHANICAL 9TH FLOOR DEMOLITION PLAN
M-910	MECHANICAL 10TH FLOOR DEMOLITION PLAN
M-911	MECHANICAL 11TH FLOOR DEMOLITION PLAN
M-912	MECHANICAL PENTHOUSE FLOOR DEMOLITION PLAN

ELECTRICAL

E-101	ELECTRICAL SYMBOLS, GENERAL NOTES,
ABBREVIATIONS, AND DRAWING LIST

E-300	ELECTRICAL PLAN CELLAR
E-301	ELECTRICAL PLAN GROUND FLOOR
E-302	ELECTRICAL PLAN FLOOR 2
E-303	ELECTRICAL PLAN FLOOR 3
E-304	ELECTRICAL PLAN FLOOR 4
E-305	ELECTRICAL PLAN FLOOR 5
E-306	ELECTRICAL PLAN FLOOR 6
E-307	ELECTRICAL PLAN FLOOR 7
E-308	ELECTRICAL PLAN FLOOR 8
E-309	ELECTRICAL PLAN FLOOR 9
E-310	ELECTRICAL PLAN FLOOR 10
E-311	ELECTRICAL PLAN FLOOR 11
E-312	ELECTRICAL PLAN PENTHOUSE
E-313	ELECTRICAL PLAN ROOF
E-314	ELECTRICAL PLAN BULKHEAD

E-401	ELECTRICAL DETAILS I OF V
E-402	ELECTRICAL DETAILS II OF V
E-403	ELECTRICAL DETAILS III OF V
E-404	ELECTRICAL DETAILS IV OF V
E-405	ELECTRICAL DETAILS V OF V

E-502	ELECTRICAL ONE LINE DIAGRAM

E-601	ELECTRICAL SCHEDULE I OF VII
E-602	ELECTRICAL SCHEDULE II OF VII
E-603	ELECTRICAL SCHEDULE III OF VII
E-604	ELECTRICAL SCHEDULE IV OF VII
E-605	ELECTRICAL SCHEDULE V OF VII
E-606	ELECTRICAL SCHEDULE VI OF VII
E-607	ELECTRICAL SCHEDULE VII OF VII
E-608	ELECTRICAL SCHEDULE VIII OF VIII

E-701	ELECTRICAL PARTIAL PLANS

E-900	ELECTRICAL BASEMENT REMOVAL PLAN
E-901	ELECTRICAL GROUND FLOOR REMOVAL PLAN
E-903	ELECTRICAL 3RD FLOOR REMOVAL PLAN
E-904	ELECTRICAL 4TH FLOOR REMOVAL PLAN
E-905	ELECTRICAL 5TH FLOOR REMOVAL PLAN
E-906	ELECTRICAL 6TH FLOOR REMOVAL PLAN
E-907	ELECTRICAL 7TH FLOOR REMOVAL PLAN
E-908	ELECTRICAL 8TH FLOOR REMOVAL PLAN
E-909	ELECTRICAL 9TH FLOOR REMOVAL PLAN
E-910	ELECTRICAL 10TH FLOOR REMOVAL PLAN
E-911	ELECTRICAL 11TH FLOOR REMOVAL PLAN
E-912	ELECTRICAL 12TH FLOOR REMOVAL PLAN

PLUMBING

P-101	PLUMBING SYMBOLS, ABBREVIATIONS, AND
DRAWING LIST
P-102	PLUMBING NOTES

P-300	PLUMBING PLAN CELLAR
P-301	PLUMBING PLAN GROUND FLOOR
P-302	PLUMBING PLAN FLOOR 2
P-303	PLUMBING PLAN FLOOR 3
P-304	PLUMBING PLAN FLOOR 4
P-305	PLUMBING PLAN FLOOR 5
P-306	PLUMBING PLAN FLOOR 6
P-307	PLUMBING PLAN FLOOR 7
P-308	PLUMBING PLAN FLOOR 8
P-309	PLUMBING PLAN FLOOR 9
P-310	PLUMBING PLAN FLOOR 10
P-311	PLUMBING PLAN FLOOR 11
P-312	PLUMBING PLAN FLOOR 12
P-313	PLUMBING PLAN FLOOR 13
P-314	PLUMBING ROOF PLAN

P-501	PLUMBING DOMESTIC WATER & SANITARY
RISER DIAGRAM
P-502	PLUMBING GAS RISER DIAGRAM
P-503	PLUMBING STORM RISER DIAGRAM

P-601	PLUMBING SCHEDULES

P-701	PLUMBING TYPICAL BATHROOM PART PLAN

P-900	PLUMBING CELLAR LEVEL DEMOLITION PLAN
P-901	PLUMBING GROUND FLOOR DEMOLITION PLAN
P-902	PLUMBING 2ND FLOOR DEMOLITION PLAN
P-903	PLUMBING 3RD FLOOR DEMOLITION PLAN
P-904	PLUMBING 4TH FLOOR DEMOLITION PLAN
P-905	PLUMBING 5TH FLOOR DEMOLITION PLAN
P-906	PLUMBING 6TH FLOOR DEMOLITION PLAN
P-907	PLUMBING 7TH FLOOR DEMOLITION PLAN
P-908	PLUMBING 8TH FLOOR DEMOLITION PLAN
P-909	PLUMBING 9TH FLOOR DEMOLITION PLAN
P-910	PLUMBING 10TH FLOOR DEMOLITION PLAN
P-911	PLUMBING 11TH FLOOR DEMOLITION PLAN
P-912	PLUMBING 12TH FLOOR DEMOLITION PLAN

FIRE PROTECTION

SPSD-101	SPRINKLER0STANDPIPE SYMBOLS NOTES AND
ABBREVIATIONS
SPSD-102	SPRINKLER-STANDPIPE NOTES
SPSD-103	SPRINKLER-STANDPIPE NOTES

SPSD-300	SPRINKLER-STANDPIPE PLAN CELLAR
SPSD-301	SPRINKLER-STANDPIPE PLAN GROUND FLOOR
SPSD-302	SPRINKLER-STANDPIPE PLAN FLOOR 2
SPSD-303	SPRINKLER-STANDPIPE PLAN FLOOR 3

SPSD-304	SPRINKLER-STANDPIPE PLAN FLOOR 4
SPSD-305	SPRINKLER-STANDPIPE PLAN FLOOR 5
SPSD-306	SPRINKLER-STANDPIPE PLAN FLOOR 6
SPSD-307	SPRINKLER-STANDPIPE PLAN FLOOR 7
SPSD-308	SPRINKLER-STANDPIPE PLAN FLOOR 8
SPSD-309	SPRINKLER-STANDPIPE PLAN FLOOR 9
SPSD-310	SPRINKLER-STANDPIPE PLAN FLOOR 10
SPSD-311	SPRINKLER-STANDPIPE PLAN FLOOR 11
SPSD-312	SPRINKLER-STANDPIPE PLAN PENTHOUSE
SPSD-313	SPRINKLER STANDPIPE PLAN ROOF

SPSD-401	SPRINKLER-STANDPIPE DETAILS (1OF 2)
SPSD-402	SPRINKLER-STANDPIPE DETAILS (2 OF 2)

SPSD-501	SPRINKLER-STANDPIPE RISER DIAGRAM

FIRE ALARM

FA-101	FIRE ALARM GENERAL NOTES AND SEQUENCE
OF OPERATION
FA-300	FIRE ALARM PLAN CELLAR
FA-301	FIRE ALARM PLAN GROUND FLOOR
FA-302	FIRE ALARM PLAN FLOOR 2
FA-303	FIRE ALARM PLAN FLOOR 3
FA-304	FIRE ALARM PLAN FLOOR 4
FA-305	FIRE ALARM PLAN FLOOR 5
FA-306	FIRE ALARM PLAN FLOOR 6
FA-307	FIRE ALARM PLAN FLOOR 7
FA-308	FIRE ALARM PLAN FLOOR 8
FA-309	FIRE ALARM PLAN FLOOR 9
FA-310	FIRE ALARM PLAN FLOOR 10
FA-311	FIRE ALARM PLAN FLOOR 11
FA-312	FIRE ALARM PLAN PENTHOUSE
FA-313	FIRE ALARM PLAN ROOF

TELECOMMUNICATIONS

TC-101	TELECOMMUNICATION SYMBOLS NOTES & ABBREVIATIONS
TC-102	TELECOMMUNICATION SPECIFICATIONS

TC-300	TELECOMMUNICATION PLAN BASEMENT
TC-301	TELECOMMUNICATION PLAN GROUND FLOOR
TC-302	TELECOMMUNICATION PLAN FLOOR 2
TC-303	TELECOMMUNICATION PLAN FLOOR 3
TC-304	TELECOMMUNICATION PLAN FLOOR 4
TC-305	TELECOMMUNICATION PLAN FLOOR 5
TC-306	TELECOMMUNICATION PLAN FLOOR 6
TC-307	TELECOMMUNICATION PLAN FLOOR 7
TC-308	TELECOMMUNICATION PLAN FLOOR 8
TC-309	TELECOMMUNICATION PLAN FLOOR 9
TC-310	TELECOMMUNICATION PLAN FLOOR 10
TC-311	TELECOMMUNICATION PLAN FLOOR 11
TC-312	TELECOMMUNICATION PLAN FLOOR 12
TC-501	TELECOMMUNICATION RISER DIAGRAM

TC-601	TELECOMMUNICATION PART PLANS AND ELEVATION

PROJECT MANUAL / SPECIFICATIONS

Latest Revision Date: March 5, 2014

SCHEDULE S

EXISTING RIGHTS WITH RESPECT TO THE NINTH FLOOR OF THE BUILDING

NONE.

S-1

SCHEDULE T

FLOOR PLAN OF THE INITIAL EXPANSION SPACE (NINTH FLOOR PREMISES)

(See attached)

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE

T-1

1 TENANT - 9TH FLOOR
1/16" = 1'-0"

MANCINI DUFFY
ARCHITECTURE PLANNING INTERIORS

Halsey McCormack & Helmer Inc. Architects
275 Seventh Avenue, New York, N.Y. 10001
Tel: 212.938.1260 Fax: 212.938.1267

All drawings and written material appearing herein constitute original and unpublished work of the architect and may not be duplicated, used or disclosed without written consent of the architect.

CLIENT: MAPLE WEST 25TH OWNER, LLC

DRAWINGS TITLE: PELOTON 9TH FLOOR

DRAWING SCALE: AS NOTED
SHEET:
ISSUE DATE:
PROJECT NUMBER: 02-2731-0200
ISSUE/REVISION:
DRAWING NUMBER: SK-006
DRAWN BY: Author
CHECK BY: Checker